IMPORTANT NOTICE

IMPORTANT:  You must read the following disclaimer before continuing. The following disclaimer applies to the attached Consent Solicitation Memorandum, whether received by e-mail or otherwise received as a result of electronic communication, and you are, therefore, advised to read this disclaimer page carefully before reading, accessing or making any other use of the attached document.  In accessing the attached Consent Solicitation Memorandum, you agree to be bound by the following terms and conditions, including any modification to them from time to time, each time that you receive any information from Barclays Bank PLC and Merrill Lynch International as consent solicitation agents (the “Solicitation Agents”) or Lucid Issuer Services Limited as tabulation agent (the “Tabulation Agent”).  Capitalised terms used but not otherwise defined in this disclaimer shall have the meanings given to them in the attached Consent Solicitation Memorandum.

You have been sent the attached Consent Solicitation Memorandum on the basis that you have confirmed to the Solicitation Agents or to the Tabulation Agent, being the sender of the attached Consent Solicitation Memorandum, that:

(a)                              you are a holder or a beneficial owner of at least one of the following series of notes which are presently outstanding:

(i)            the €400,000,000 6.25 per cent. Notes due 2016 issued by Portugal Telecom, SGPS, S.A. (“PT”) under its €7,500,000,000 Euro Medium Term Note Programme (the “Programme”); and/or

(ii)           the €750,000,000 4.125 per cent. Exchangeable Bonds due 2014 issued by Portugal Telecom International Finance B.V. (“PTIF”) and with the benefit of a keep well agreement by PT and a keep well agreement by PT Comunicações, S.A. (“PTC”);

(b)                              you are a person to whom it is lawful to send the attached Consent Solicitation Memorandum or to solicit your consent in the Consent Solicitation (as defined in the attached Consent Solicitation Memorandum) under applicable laws;

(c)                               you consent to the delivery of the attached Consent Solicitation Memorandum by electronic transmission; and

(d)                              you have understood and agree to the terms set forth herein.

The attached Consent Solicitation Memorandum has been sent to you in an electronic form.  The hard copy version of the Consent Solicitation Memorandum is in the same form as that sent to you in electronic form.  However, you are advised that documents transmitted in electronic form may be altered or changed during the process of transmission and consequently none of PT, PTIF, PTC, Oi, TmarPart, the Solicitation Agents, the Tabulation Agent, the Paying Agents, the Trustee, any person who controls, or is a director, officer, employee or agent of, any of PT, PTIF, PTC, Oi, TmarPart, the Solicitation Agents, the Tabulation Agent, the Paying Agents or the Trustee (each as defined in the attached Consent Solicitation Memorandum) or any affiliate of any such person accepts any liability or responsibility whatsoever in respect of any difference between the Consent Solicitation Memorandum distributed to you in electronic format and the hard copy version available to you on request from the Solicitation Agents or the Tabulation Agent.

This Consent Solicitation is made for the securities of a non-U.S. company. The Consent Solicitation is subject to disclosure requirements in Portugal and the United Kingdom that are different from those of the United States of America. Financial statements included or incorporated by reference in the Consent Solicitation Memorandum have been prepared in accordance with International Financial Reporting Standards or other non-U.S. accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since PT and PTIF are located in a foreign country, and some or all of their officers and directors are residents of foreign countries.  You may not be able to sue a foreign company or its officers and directors in a foreign court for violations of U.S. securities laws.  It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

The distribution of the attached Consent Solicitation Memorandum in certain jurisdictions may be restricted by law and persons into whose possession this Consent Solicitation Memorandum comes are requested to inform themselves about, and to observe, any such restrictions. No action has been or will be taken in any jurisdiction in relation to the Consent Solicitation that would permit a public offering of securities.

Nothing in this electronic transmission constitutes an offer to buy or the solicitation of an offer to sell securities in any jurisdiction in which such offer or solicitation would be unlawful.

The Consent Solicitation is being made by the Issuers.  Neither Oi nor TmarPart are making an offer to buy or soliciting an offer to sell securities in connection with the Consent Solicitation.

The materials relating to the attached Consent Solicitation Memorandum do not constitute, and may not be used in connection with, an offer or consent solicitation in any place where offers or consent solicitations are not permitted by law.

The attached Consent Solicitation Memorandum may only be communicated to persons in the United Kingdom in circumstances where section 21(1) of the Financial Services and Markets Act 2000 does not apply.

THE ATTACHED CONSENT SOLICITATION MEMORANDUM MAY NOT BE DOWNLOADED, FORWARDED OR DISTRIBUTED, IN WHOLE OR IN PART, TO ANY OTHER PERSON AND MAY NOT BE REPRODUCED IN ANY MANNER WHATSOEVER. ANY DOWNLOADING, FORWARDING, DISTRIBUTION OR REPRODUCTION OF THE ATTACHED CONSENT SOLICITATION MEMORANDUM, IN WHOLE OR IN PART, IS UNAUTHORISED.  FAILURE TO COMPLY WITH THIS REQUIREMENT MAY RESULT IN A VIOLATION OF THE APPLICABLE LAWS AND REGULATIONS.

CONSENT SOLICITATION MEMORANDUM

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

Solicitation of consents by

PORTUGAL TELECOM, SGPS, S.A.

(incorporated with limited liability under the laws of the Portuguese Republic)

(“PT”)

to the holders of its

€400,000,000 6.25 per cent. Notes due 2016 issued under its Euro Medium Term Note Programme

(ISIN PTPTCYOM0008) (the “PT Notes”)

and

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

(a private company with limited liability incorporated under the laws of The Netherlands, and having its corporate seat in Amsterdam, The Netherlands)

(“PTIF”) (together with PT, the “Issuers” and each an “Issuer”)

to the holders of its

€750,000,000 4.125 per cent. Exchangeable Bonds due 2014 with the benefit of the Keep Well Agreements (ISIN XS0309600848) (the “Exchangeable Bonds”)

(each a “Series” and together the “Notes”)

The Issuers are soliciting the Noteholders of each Series to consider and, if thought fit, approve the Proposals, by separate Extraordinary Resolutions pursuant to the relevant Conditions, the relevant Trust Deed and, in respect of the PT Notes, the Interbolsa Instrument (the “Consent Solicitation”). The Consent Solicitation is made on the terms and subject to the conditions contained in this consent solicitation memorandum (the “Consent Solicitation Memorandum”).

The Extraordinary Resolutions to approve the Proposals will be considered and, if thought fit, passed, at the Meetings. The Meeting in respect of the Exchangeable Bonds will start at 10:00 a.m. (London time) on 3 March 2014 at the offices of Clifford Chance LLP, 10 Upper Bank Street, London E14 5JJ, United Kingdom. The Meeting in respect of the PT Notes will start at 10:00 a.m. (Lisbon time) on 3 March 2014 at PT’s registered office, at Avenida Fontes Pereira de Melo, 40, Lisbon, Portugal. Notices convening the Meetings have been given to the Noteholders in accordance with the Conditions, and as further described herein in “The Consent Solicitation — Notices”. The form of those Notices is set out in this Consent Solicitation Memorandum in “Annex B - Form of Notices and Extraordinary Resolutions”.

The Proposals that the Issuers are inviting the Noteholders of each Series to approve will, if approved and implemented, modify the Conditions and the Trust Deed applicable to each Series as follows and as further described in the relevant Supplemental Trust Deed (and, in respect of the PT Notes, in the New Interbolsa Instrument) (items (a) and (b) together, the “Proposals”):

(a)                              in the case of the PT Notes only, (i) the substitution, in place of PT, of PT Portugal as issuer and principal obligor; (ii) the addition of an unconditional and irrevocable guarantee from Oi; and (iii) the waiver of any and all of the Events of Default and Potential Events of Default (as such terms are defined in the Programme Trust Deed) that may be triggered by the Capital Increase and/or the Business Combination or any transaction executed as part of, or pursuant to, the Capital Increase and/or the Business Combination; and

(b)                              in the case of the Exchangeable Bonds only, (i) the release and discharge of PT, as keep well provider, from all of its obligations under the PT Keep Well Agreement and the release and discharge of PTC, as keep well provider, from all of its obligations under the PTC Keep Well Agreement; (ii) the addition of an unconditional and irrevocable guarantee from Oi; (iii) the waiver of any and all of the Events of Default and Potential Events of Default (as such terms are defined in the Exchangeable Bonds Trust Deed) that may be triggered by the Capital Increase and/or the Business Combination or any transaction executed as part of, or pursuant to, the

Capital Increase and/or the Business Combination; and (iv) the amendment of the Exchange Right (as defined in the Conditions) in order to provide that any holder exercising its Exchange Right will receive (a) from (and including) the date of the completion of the Capital Increase up to (but excluding) the date of the completion of the Business Combination, a cash amount referable to ordinary shares of PT, and (b) from (and including) the date of completion of the Business Combination, a cash amount referable to ordinary shares of TmarPart (each calculated in accordance with the modified Conditions) in place of receiving ordinary shares of PT.

The Proposals also contain certain other amendments to the Trust Deeds and the Conditions (see “Consent Solicitation — Description of the Proposals”) which are set out in full in the Supplemental Trust Deeds and (in respect of the PT Notes) the New Interbolsa Instrument, copies of which may be requested from the Tabulation Agent and which are also available for inspection at the office of the Tabulation Agent at the address stated on the back page of this Consent Solicitation Memorandum.

The timing for the implementation of the Proposals, if approved, is described in “The Consent Solicitation — Description of the Proposals” and “Risk Factors and Other Considerations — Implementation of Proposals”.

Subject to the terms and conditions specified in this Consent Solicitation Memorandum including the Payment Conditions being satisfied, Noteholders who have voted in favour of the relevant Extraordinary Resolution by delivering or procuring the delivery of a Consent Instruction (which is not validly revoked) will be eligible to receive either the Early Consent Fee or the Late Consent Fee as follows:

(i)                                     if such Consent Instruction is received by the Tabulation Agent (in the case of either Series of Notes) or the Chairman of the Meeting (in the case of the PT Notes) by the Early Voting Deadline, the relevant Noteholder will be eligible to receive the Early Consent Fee of 0.40 per cent. of the aggregate principal amount of Notes which are the subject of such Consent Instruction; or

(ii)                                  if such Consent Instruction is received by the Tabulation Agent (in the case of either Series of Notes) or the Chairman of the Meeting (in the case of the PT Notes) after the Early Voting Deadline but prior to the Expiration Deadline, the relevant Noteholder will be eligible to receive the Late Consent Fee of 0.15 per cent. of the aggregate principal amount of Notes which are the subject of such Consent Instruction.

The Early Consent Fee will be paid in two instalments, on the First Payment Date and the Final Payment Date and the Late Consent Fee will be payable in one instalment, on the Final Payment Date, in each case only if the relevant Payment Conditions are satisfied as more fully described in “The Consent Solicitation — Early Consent Fee and Late Consent Fee”.

The Proposals in respect of each Series are independent and are not conditional on the approval of the Extraordinary Resolution in respect of the other Series (or on the passing of any other extraordinary resolution by the holders of any other securities of either Issuer). As such, the Proposals in respect of each Series may be implemented if the relevant Extraordinary Resolution is approved, whether or not the Extraordinary Resolution in respect of the other Series (or any other extraordinary resolution by the holders of any other securities of either Issuer) is also approved.

THE EARLY VOTING DEADLINE IS 5:00 P.M. (LONDON/LISBON TIME) ON 21 FEBRUARY 2014 AND THE EXPIRATION DEADLINE IS 5:00 P.M. (LONDON/LISBON TIME) ON 26 FEBRUARY 2014, IN EACH CASE UNLESS EXTENDED OR AMENDED AT THE SOLE DISCRETION OF THE RELEVANT ISSUER.

Custodians, Direct Participants, Affiliate Members, Registered Holders and Clearing Systems will have deadlines for receiving instructions prior to the Early Voting Deadline and Expiration Deadline and Noteholders should contact the intermediary through which they hold their Notes as soon as possible to ensure proper and timely delivery of instructions.

Before making a decision with respect to the Consent Solicitation, Noteholders should carefully consider all of the information in this Consent Solicitation Memorandum and in particular the risk factors described in “Risk Factors and Other Considerations” on page 29.

Any question or request for information in relation to the Consent Solicitation should be directed to the Solicitation Agents at the telephone numbers or email addresses provided on the last page of this Consent Solicitation Memorandum. Requests for additional copies of this Consent Solicitation Memorandum or related documents and questions relating to the procedures for voting in respect of the Consent

Solicitation should be directed to the Tabulation Agent at the relevant telephone number or email address provided on the last page of this Consent Solicitation Memorandum.

Solicitation Agents

BARCLAYS	BofA Merrill Lynch

7 February 2014

IMPORTANT NOTICES

Each Issuer accepts responsibility for the information contained in this Consent Solicitation Memorandum or incorporated by reference herein and confirms that, to the best of its knowledge (having taken all reasonable care to ensure that such is the case), the information contained in this Consent Solicitation Memorandum or incorporated by reference herein is in accordance with the facts and does not omit anything likely to affect the import of such information.

No person is authorised in connection with the Consent Solicitation to give any information or to make any representation not contained in this Consent Solicitation Memorandum and any information or representation not contained in this Consent Solicitation Memorandum must not be relied upon as having been authorised by the Issuers, PTC, Oi, TmarPart, the Solicitation Agents, the Trustee, the Paying Agents or the Tabulation Agent.

The Solicitation Agents, the Paying Agents and the Tabulation Agent are agents of the Issuers and owe no duty to any holder of the Notes. This Consent Solicitation Memorandum is only issued to and directed at Noteholders for the purposes of considering the Extraordinary Resolutions. No other person may rely upon its contents, and it should not be relied upon by Noteholders for any other purpose.

The delivery of this Consent Solicitation Memorandum shall not, under any circumstances, create any implication that there has been no change in the affairs of the Issuers, PTC, TmarPart or Oi since the date of this Consent Solicitation Memorandum or that the information in this Consent Solicitation Memorandum, or incorporated by reference herein, is correct as of any time subsequent to the date of this Consent Solicitation Memorandum.

This Consent Solicitation Memorandum contains important information which each Noteholder should read carefully before making a decision with respect to the Consent Solicitation.  If you are in any doubt as to the action you should take, you are recommended to seek your own financial advice immediately from your stockbroker, bank manager, accountant or other appropriately authorised independent financial adviser in the relevant jurisdiction.

This Consent Solicitation is made for the securities of a non-U.S. company. The Consent Solicitation is subject to disclosure requirements in Portugal and the United Kingdom that are different from those of the United States of America. Financial statements included or incorporated by reference in this Consent Solicitation Memorandum have been prepared in accordance with International Financial Reporting Standards or other non-U.S. accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the Issuers are located in a foreign country, and some or all of their officers and directors are residents of foreign countries.  You may not be able to sue a foreign company or its officers and directors in a foreign court for violations of U.S. securities laws.  It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

None of the Issuers, PTC, Oi, TmarPart, the Solicitation Agents, the Trustee, the Paying Agents or the Tabulation Agent, or any of their respective directors or employees, makes any recommendation whether Noteholders should approve the Proposals described in this Consent Solicitation Memorandum.

Each person receiving this Consent Solicitation Memorandum acknowledges that it has not relied on the Issuers, PTC, Oi, TmarPart, the Solicitation Agents, the Trustee, the Paying Agents or the Tabulation Agent in connection with its decision on how to vote in relation to any Extraordinary Resolution. Noteholders should consult with their own broker(s), financial adviser(s), legal counsel or other advisers regarding the tax, legal, financial and other implications of the Consent Solicitation.

None of Oi, TmarPart, the Solicitation Agents nor the Trustee makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained in this Consent Solicitation Memorandum or incorporated by reference herein. Nothing contained in this Consent Solicitation Memorandum is, or shall be relied upon as, a promise or representation by Oi, TmarPart, the Solicitation Agents or the Trustee as to the past, present or future. The Issuers have furnished the information contained in this Consent Solicitation Memorandum. None of Oi, TmarPart, the Solicitation

Agents nor the Trustee has independently verified the information contained herein or incorporated by reference herein (financial, legal or otherwise) on behalf of the Noteholders nor do they assume any responsibility for the accuracy or completeness of any such information.

If you have sold or otherwise transferred all of your Notes, please forward this Consent Solicitation Memorandum promptly to the purchaser or transferee, or to the broker, bank or other agent through whom the sale or transfer was effected, for transmission to the purchaser or transferee.

Capitalised terms used in this Consent Solicitation Memorandum shall have the means ascribed to them in “Definitions” below.

The distribution of this Consent Solicitation Memorandum in certain jurisdictions may be restricted by law. Persons into whose possession this Consent Solicitation Memorandum comes must inform themselves about and observe any such restrictions.

The Consent Solicitation is being made by the Issuers.  Neither Oi nor TmarPart are making an offer to buy or soliciting an offer to sell securities in connection with the Consent Solicitation.

THIS CONSENT SOLICITATION MEMORANDUM HAS NOT BEEN FILED WITH, OR REVIEWED BY, ANY NATIONAL OR LOCAL SECURITIES COMMISSION OR REGULATORY AUTHORITY OF THE UNITED STATES OF AMERICA OR ANY OTHER JURISDICTION, NOR HAS ANY SUCH COMMISSION OR AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS CONSENT SOLICITATION MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL AND MAY BE A CRIMINAL OFFENCE.

This Consent Solicitation Memorandum does not constitute an offer to buy or a solicitation of an offer to sell the Notes, and the Consent Solicitation will not apply to Noteholders in any jurisdiction in which such solicitation is unlawful.  In those jurisdictions where the securities, blue sky or other laws require the Consent Solicitation to be made by a licensed broker or dealer and the relevant Solicitation Agent is such a licensed broker or dealer in such jurisdictions, the Consent Solicitation shall be deemed to be made on behalf of the Issuers by such Solicitation Agent.

Noteholders can only participate in the Consent Solicitation in accordance with the procedures described in “The Consent Solicitation - Procedures for Voting” and the Notices in Annex B. The provisions of this Consent Solicitation Memorandum are without prejudice to the right of a Noteholder to attend and vote at the relevant Meeting, as set out in the relevant Trust Deed and (in respect of the PT Notes) the Interbolsa Instrument.

Noteholders who do not vote or whose votes are deemed to be invalid or who vote against any Proposal will, if the relevant Extraordinary Resolution is passed, become bound by such Proposal when implemented.

The Issuers may, in their sole discretion, extend, amend (other than the terms of the Extraordinary Resolutions), waive any condition of, or terminate, the Consent Solicitation at any time (subject to the terms and conditions of this Consent Solicitation Memorandum). The Issuers also reserve the right in their absolute discretion to withdraw any or all of the Proposals at any time before the relevant Meeting(s) (or any adjourned Meeting(s)) or to refrain from entering into the relevant Supplemental Trust Deed (or, in the case of the PT Notes, the New Interbolsa Instrument) or the relevant Supplemental Agency Agreement even if the relevant Extraordinary Resolution is passed. In the event that any Proposals are withdrawn the relevant Meeting will still be held, but the Issuers will be under no obligation to enter into the relevant Supplemental Trust Deed (or, in the case of the PT Notes, the New Interbolsa Instrument) or the relevant Supplemental Agency Agreement to give effect to the amendments contained in the relevant Extraordinary Resolution.

All references in this Consent Solicitation Memorandum to:

(a)                              a “Meeting” include, unless the context otherwise requires, any meeting held following any adjournment of such Meeting; and

(b)                              “Noteholder” or “holder of Notes” include:

v

(i)            each person who is shown in the records of Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg” and together with Euroclear, the “Clearing Systems” and each a “Clearing System”) as a holder of the Notes (also referred to as “Direct Participants” and each a “Direct Participant”);

(ii)           each person who is shown in the records of each Affiliate Member of Interbolsa as a holder of PT Notes (the “Registered Holder” or “Registered Holders”) at 12:00 a.m. (Lisbon time) on the Record Date; and

(iii)          each beneficial owner of Notes holding such Notes, directly or indirectly, in accounts in the name of a Direct Participant or a Registered Holder acting on the beneficial owner’s behalf,

except that for the purposes of the payment of any Early Consent Fee or Late Consent Fee (as applicable), to the extent that the beneficial owner of the relevant Notes is not a Direct Participant or Registered Holder, such Early Consent Fee or Late Consent Fee (as applicable) will only be paid to the relevant Direct Participant or Registered Holder and the payment of the Early Consent Fee or Late Consent Fee (as applicable) to such Direct Participant or Registered Holder will satisfy the obligations of the relevant Issuer in respect of the payment of the Early Consent Fee or Late Consent Fee (as applicable).

All references in this Consent Solicitation Memorandum to “€”, “Euro” and “euro” are to the currency introduced at the start of the third stage of European economic and monetary union, and as defined in Article 2 of Council Regulation (EC) No 974/98 of 3 May 1998 on the introduction of the euro, as amended and all references to “real”, “reais” or “R$” are to the Brazilian real, the official currency of Brazil.

IMPORTANT PROCEDURES FOR VOTING

Noteholders whose Notes are held on their behalf by a broker, dealer, commercial bank, custodian, trust company or accountholder must contact and request such broker, dealer, commercial bank, custodian, trust company or accountholder either to deliver or procure delivery on their behalf of the relevant Consent Instruction sufficiently in advance of the Early Voting Deadline or the Expiration Deadline in order for such Consent Instruction to be delivered in accordance with the procedures set out herein and in accordance with any deadlines they may set and in time for transmission to the Tabulation Agent (in the case of either Series of Notes) or to the Chairman of the Meeting (in the case of the PT Notes) in each case prior to the Early Voting Deadline or the Expiration Deadline, as applicable (see “The Consent Solicitation — Procedures for Voting” and the Notices in Annex B for further details).

The PT Notes are in dematerialised book-entry form and are registered in PT’s account with Interbolsa and in control accounts by Affiliate Members of Interbolsa and are held by the Registered Holders in individual securities accounts maintained by Affiliate Members of Interbolsa. Each Registered Holder, being the person shown in the records of each Affiliate Member, is entitled to exercise voting rights in respect of PT Notes for which it is the Registered Holder. Each person falling in the definition of “Noteholder” above is entitled to receive this Consent Solicitation Memorandum, however:

(i)            beneficial owners of PT Notes who are not Registered Holders can only exercise the voting rights attached to the PT Notes in which they have a beneficial interest, through the relevant Registered Holder. The Registered Holder will vote in accordance with the instructions given to it by the beneficial owners of the PT Notes; and

(ii)           beneficial owners of the Exchangeable Bonds who are not Direct Participants can only exercise the voting rights attached to the Exchangeable Bonds in which they have a beneficial interest, through the relevant Direct Participant. The Direct Participant will vote in accordance with the instructions given to it by the beneficial owners of the Exchangeable Bonds.

Holders of the Notes must contact their Registered Holder or Direct Participant (as applicable) sufficiently in advance of the Early Voting Deadline or the Expiration Deadline in order to arrange for the delivery of Consent Instructions on their behalf.

A Noteholder may:

(i)            approve the relevant Extraordinary Resolution by voting, or communicating its Consent Instruction by the Early Voting Deadline or the Expiration Deadline, in favour of such Extraordinary Resolution; or

(ii)           reject the relevant Extraordinary Resolution by voting, or communicating its Consent Instruction by the Early Voting Deadline or the Expiration Deadline, against such Extraordinary Resolution; or

(iii)          in the case of holders of the Exchangeable Bonds, request a form of proxy to attend the Meeting and vote in person or through a representative;

(iv)          in the case of holders of PT Notes, register with the Chairman of the Meeting to attend the Meeting and vote in person or through a representative; or

(v)           abstain from attending or voting.

If the Payment Conditions are satisfied, Noteholders will be eligible to receive an Early Consent Fee or a Late Consent Fee (as applicable) only if they have voted in favour of the relevant Extraordinary Resolution by delivering or procuring the delivery of a valid Consent Instruction as further described in “The Consent Solicitation — Early Consent Fee and Late Consent Fee”.

DEFINITIONS

Affiliate Member	Each affiliate member of Interbolsa.

AG Telecom	AG Telecom Participações S.A.

ANACOM	Portuguese National Communications Authority (Autoridade Nacional das Comunicações), the Portuguese telecommunications regulator.

ANATEL	Brazilian National Telecommunications Agency (Agência Nacional de Telecomunicações), the Brazilian federal telecommunications regulator.

Bratel Brasil	Bratel Brasil S.A.

Business Combination	The proposed business combination of, inter alia, PT, Oi and the Oi Holding Companies into a single Brazilian incorporated listed entity, as described in “Background to the Proposals” below.

Business Day	A day (other than a Saturday or Sunday) on which banks are open for general business in London and Lisbon and any TARGET Day.

Capital Increase

The capital increase by Oi, as described in the transaction announcement dated 2 October 2013, with a target cash capital increase of R$8 billion and a minimum cash capital increase of R$7 billion. For further information, see the “Background to the Proposals” and the Disclosure Annex.

Chairman of the Meeting	The chairman of the Meeting of holders of the PT Notes.

Clearing Systems	Clearstream, Luxembourg and Euroclear.

Clearstream, Luxembourg	Clearstream Banking, société anonyme.

CMVM	Portuguese Securities Commission (Comissão do Mercado de Valores Mobiliários).

Conditions	The terms and conditions of each Series.

Consent Instruction

In respect of the Exchangeable Bonds, the electronic voting instruction which must be delivered by each Direct Participant through the relevant Clearing System to the Tabulation Agent, instructing the Principal Paying Agent to appoint the Tabulation Agent (or its representative) as its proxy to attend the relevant Meeting on its behalf and stating that the vote(s) attributable to the Notes that are the subject of such electronic voting instruction should be cast in a particular way in relation to the relevant Extraordinary Resolution.

In respect of the PT Notes, the voting instructions submitted by the Registered Holders either to the Tabulation Agent or to the Chairman of the Meeting in accordance with the procedures described in the Notice of the Meeting of holders of the PT Notes, stating that the vote(s) attributable to the Notes that are the subject of such voting instructions should be cast in a particular way in relation to the relevant Extraordinary

Resolution.

Consent Solicitation

The solicitation by the Issuers of the Noteholders of each Series to consider and, if thought fit, approve the Proposals by separate Extraordinary Resolutions pursuant to the relevant Conditions and the relevant Trust Deed and, in respect of the PT Notes, the Interbolsa Instrument.

Declaration of Financial Intermediary	A declaration of the Financial Intermediary as defined in the Notice in respect of the Meeting of Holders of the PT Notes.

Declaration of Participation	A declaration of participation as defined in the Notice in respect of the Meeting of holders of the PT Notes.

Disclosure Annex

The Disclosure Annex contained in Portugal Telecom’s report on Form 6-K furnished by Portugal Telecom to the SEC on or about 7 February 2014 and incorporated by reference into this Consent Solicitation Memorandum.

Early Consent Fee

In relation to each Series, the fee to be paid (subject to the relevant Payment Conditions) by the relevant Issuer to Noteholders who either deliver, or procure delivery on their behalf, of a valid Consent Instruction, in the manner described in “The Consent Solicitation - Procedures for Voting” in favour of the relevant Extraordinary Resolution which is received by the Tabulation Agent (in the case of either Series of Notes) or the Chairman of the Meeting (in the case of the PT Notes) by the Early Voting Deadline (and not validly revoked), of 0.40 per cent. of the aggregate principal amount of Notes which are the subject of such Consent Instruction.

The Early Consent Fee will be paid in two instalments as described in “The Consent Solicitation — the Early Consent Fee and Late Consent Fee “.

Early Voting Deadline

5:00 p.m. (London/Lisbon time) on 21 February 2014, being the deadline for Noteholders to deliver, or procure delivery on their behalf, of a valid Consent Instruction, in the manner described in “The Consent Solicitation - Procedures for Voting” in favour of the relevant Extraordinary Resolution in order to be eligible for the Early Consent Fee.

Euroclear	Euroclear Bank SA/NV

Exchangeable Bonds	The €750,000,000 4.125 per cent. Exchangeable Bonds due 2014 issued by PTIF (ISIN XS0309600848).

Exchangeable Bonds Supplemental Agency Agreement

The supplemental agency agreement referred to in the Extraordinary Resolution in respect of the Exchangeable Bonds which will be executed in order to amend the agency agreement dated 28 August 2007 in respect of the Exchangeable Bonds, if such Extraordinary Resolution is passed.

Exchangeable Bonds Supplemental Trust Deed

The supplemental trust deed referred to in the Extraordinary Resolution in respect of the Exchangeable Bonds, which will be executed in order to implement the relevant Proposals in respect of the Exchangeable Bonds, if such Extraordinary Resolution is passed.

Exchangeable Bonds Trust Deed	The trust deed dated 28 August 2007 between PTIF, PT, PTC and the Trustee, as amended or supplemented from time to time.

Expiration Deadline	5:00 p.m. (London/Lisbon time) on 26 February 2014.

Extraordinary Resolutions

The extraordinary resolutions relating to the relevant Proposals to be proposed at the relevant Meeting in respect of each Series, as set out in the relevant Notice, and “Extraordinary Resolution” means any one of them as the context may require.

Final Payment Conditions

In respect of each Series, the payment of the second instalment of the Early Consent Fee or the payment of the Late Consent Fee, as applicable, is subject to: (a) satisfaction of the First Payment Condition; (b) the execution and delivery of the relevant Supplemental Trust Deed and, in the case of the PT Notes, the New Interbolsa Instrument; and (c) completion of the Capital Increase.

Final Payment Date	The second Business Day after the date on which the Final Payment Conditions are satisfied.

Financial Intermediary	In respect of the PT Notes, the Affiliate Member in whose individual securities account in Interbolsa a Registered Holder has Notes registered.

First Payment Condition	In respect of each Series, the payment of the first instalment of the Early Consent Fee is subject to the approval of the relevant Extraordinary Resolution by the relevant Noteholders.

First Payment Date	The second Business Day after the date on which the First Payment Condition is satisfied.

Interbolsa	Interbolsa — Sociedade Gestora de Sistemas de Liquidação e de Sistemas Centralizados de Valores Mobiliários, S.A.

Interbolsa Instrument	The deed poll given by PT in favour of the holders of the PT Notes dated 1 June 2012.

Issuers	PT (in relation to the PT Notes) and PTIF (in relation to the Exchangeable Bonds), and “Issuer” means either one of them as the context may require.

Keep Well Agreements	The PT Keep Well Agreement and the PTC Keep Well Agreement.

Late Consent Fee

In relation to each Series, the fee to be paid (subject to the Final Payment Conditions) by the relevant Issuer to Noteholders who either deliver, or procure delivery on their behalf, of a valid Consent Instruction, in the manner described in “The Consent Solicitation - Procedures for Voting” in favour of the relevant Extraordinary Resolution which is received by the Tabulation Agent (in the case of either Series of Notes) or the Chairman of the Meeting (in the case of the PT Notes) after the Early Voting Deadline but prior to the Expiration Deadline (and not validly revoked), of 0.15 per cent. of the aggregate principal amount of Notes which are the subject of such Consent Instruction.

The Late Consent Fee will be paid in one instalment as described in “The Consent Solicitation — the Early Consent Fee and Late Consent Fee”.

LF Tel	LF Tel S.A.

Meetings	In respect of each Series, the meeting of Noteholders convened by the relevant Notice, to be held at the time specified in the relevant Notice on 3 March 2014, to consider and, if thought fit,

pass the Extraordinary Resolution in respect of the relevant Proposals, and “Meeting” means any one of them as the context may require.

The Meeting in respect of the Exchangeable Bonds will be held at the offices of Clifford Chance LLP, 10 Upper Bank Street, London E14 5JJ, and the Meeting in respect of the PT Notes will be held at PT’s registered office at Avenida Fontes Pereira de Melo, 40, Lisbon, Portugal.

New Interbolsa Instrument	The new deed poll to be executed by PT Portugal as referred to in the Extraordinary Resolution in respect of the PT Notes.

Notes	The PT Notes and the Exchangeable Bonds.

Notices

In respect of each Series, the notice dated 7 February 2014 convening the relevant Meeting, in the forms set out in “Annex B — Form of Notices and Extraordinary Resolutions”, and “Notice” means any one of them as the context may require.

Oi	Oi S.A., a company organised under the laws of the Federative Republic of Brazil.

Oi Holding Companies	AG Telecom Participações S.A., Bratel Brasil S.A., Pasa Participações S.A., LF Tel S.A., EDSP 75 Participações S.A. and Telemar Participações S.A.

Paying Agents

The Principal Paying Agent, Citibank International plc, Sucursal em Portugal (in respect of the PT Notes), and Dexia Banque Internationale à Luxembourg, Société Anonyme (in respect of the Exchangeable Bonds).

Payment Conditions	The First Payment Condition and the Final Payment Conditions.

Portuguese Competition Authority	The Portuguese antitrust regulator (Autoridade da Concorrência).

Portuguese Securities Code	The Portuguese Securities Code, approved by Decree-Law no. 486/99, of 13 November 1999, as amended.

Principal Paying Agent	Citibank, N.A.

Professional Noteholder	Any Registered Holder who holds PT Notes in a professional capacity on behalf of clients.

Programme	The €7,500,000,000 Euro Medium Term Note Programme of the Issuers.

Programme Supplemental Agency Agreement

The supplemental agency agreement referred to in the Extraordinary Resolution in respect of the PT Notes, which will be executed in order to amend the agency agreement dated 17 December 1998 between, inter alios, the Issuers, PTC and the Trustee, as amended and restated from time to time and most recently on 1 June 2012 and as further supplemented or amended and restated from time to time in respect of the PT Notes, if the Extraordinary Resolution is passed.

Programme Supplemental Trust Deed

The supplemental trust deed referred to in the Extraordinary Resolution in respect of the PT Notes, which will be executed (together with the New Interbolsa Instrument) in order to implement the relevant Proposals in respect of the PT Notes, if the Extraordinary Resolution is passed.

Programme Trust Deed

The trust deed dated 17 December 1998 between the Issuers, PTC and the Trustee, as supplemented from time to time and most recently on 1 June 2012 and as further supplemented or amended from time to time.

Proposals

In respect of each Series, the modifications to the Conditions and the Trust Deeds and, in respect of the PT Notes, the execution of the New Interbolsa Instrument, as more fully set out in “The Consent Solicitation — Description of the Proposals” below.

PT or Portugal Telecom	Portugal Telecom, SGPS, S.A.

PT Keep Well Agreement	The keep well agreement dated 28 August 2007 between PTIF and PT in respect of the Exchangeable Bonds, as amended from time to time.

PT Notes	The €400,000,000 6.25 per cent. Notes due 2016 issued by PT under the Programme (ISIN PTPTCYOM0008).

PT Portugal	PT Portugal SGPS, S.A.

PTC	PT Comunicações, S.A.

PTC Keep Well Agreement	The keep well agreement dated 28 August 2007 between PTIF and PTC in respect of the Exchangeable Bonds, as amended from time to time.

PTIF	Portugal Telecom International Finance B.V.

Record Date	24 February 2014.

Registered Holder	Each person who is shown in the records of each Affiliate Member of Interbolsa as a holder of the PT Notes at 12:00 a.m. (Lisbon time) on the Record Date.

Revocation Deadline	5:00 p.m. (London/Lisbon time) on 21 February 2014.

RNS	The Regulatory News Services of the London Stock Exchange.

SEC	The United States Securities and Exchange Commission.

Series	Each of the PT Notes and the Exchangeable Bonds.

Solicitation Agents	Barclays Bank PLC and Merrill Lynch International.

Supplemental Agency Agreements	The Programme Supplemental Agency Agreement and the Exchangeable Bonds Supplemental Agency Agreement.

Supplemental Trust Deeds	The Programme Supplemental Trust Deed and the Exchangeable Bonds Supplemental Trust Deed.

Tabulation Agent	Lucid Issuer Services Limited.

TARGET Day

A day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system, which uses a single shared platform and which was launched on 19 November 2007, is open for the settlement of payments in euro.

TmarPart	Telemar Participações S.A., a company organised under the laws of the Federative Republic of Brazil.

Trust Deeds	The Programme Trust Deed and the Exchangeable Bonds Trust Deed.

Trustee	Citicorp Trustee Company Limited.

Capitalised terms used but not otherwise defined in this Consent Solicitation Memorandum shall have the meanings given to them in the applicable Conditions and/or the applicable Trust Deeds.

INDICATIVE SOLICITATION TIMETABLE

This timetable assumes that (i) the Meetings are quorate and (ii) new meetings are not convened in respect of the Notes.  This timetable is subject to change and dates and times may be extended or changed by the Issuers in accordance with the terms of the Consent Solicitation, as described in this Consent Solicitation Memorandum. Accordingly, the actual timetable may differ significantly from the timetable below.

Holders of PT Notes should note that additional deadlines apply in respect of the procedures for the submission of their Consent Instructions. These deadlines are set out in the Notice for the Meeting of the holders of the PT Notes in Part 2 of Annex B hereto.

Event	Date and Time

Announcement of Consent Solicitation and Proposals Notices published as described in “The Consent Solicitation — Notices”.	7 February 2014.

Meeting of Directors of Oi Meeting of board of directors of Oi to approve the guarantee by Oi of the Notes. The result of the meeting will be announced as soon as possible thereafter.	18 February 2014.

Financial Results of PT Released The release of the audited consolidated financial statements of PT for the year ended 31 December 2013.	19 February 2014.

Early Voting Deadline

Deadline for Noteholders to deliver or procure delivery on their behalf to the Tabulation Agent (in the case of either Series of Notes) or the Chairman of the Meeting (in the case of the PT Notes), as applicable, of a Consent Instruction in favour of the relevant Extraordinary Resolution in order to be eligible for the Early Consent Fee.

5:00 p.m. (London/Lisbon time) on 21 February 2014.

Revocation Deadline

Latest time for Noteholders to deliver to the Tabulation Agent (in the case of either Series of Notes) or the Chairman of the Meeting (in the case of the PT Notes), as applicable, a valid revocation instruction revoking previously submitted Consent Instructions.

5:00 p.m. (London/Lisbon time) on 21 February 2014.

Record Date in respect of PT Notes only

Noteholders who, at 12:00 a.m. (Lisbon time) on the Record Date, hold at least one PT Note shall be entitled to participate and vote at the Meeting including by delivering a Consent Instruction as described herein.

12:00 a.m. (Lisbon time) on 24 February 2014.

Expiration Deadline

Deadline for Noteholders to deliver or procure delivery on their behalf to the Tabulation Agent (in the case of either Series of Notes) or the Chairman of the Meeting (in the case of the PT Notes), as applicable, of a Consent Instruction in favour of the relevant Extraordinary Resolution.

In order to be eligible to receive the Late Consent Fee, a

5:00 p.m. (London/Lisbon time) on 26 February 2014.

Noteholder must deliver a Consent Instruction in favour of the relevant Extraordinary Resolution after the Early Voting Deadline but prior to the Expiration Deadline.

Deadline for appointing a proxy in respect of the Exchangeable Bonds

In relation to the first Meeting of holders of the Exchangeable Bonds, the latest time for appointing a proxy (other than the Tabulation Agent), to attend and vote at the relevant Meeting in person.

5:00 p.m. (London time) on 27 February 2014.

Meetings Time and date of the Meetings.	In the case of the PT Notes, 10:00 a.m. (Lisbon time) on 3 March 2014. In the case of the Exchangeable Bonds, 10:00 a.m. (London time) on 3 March 2014.

Announcement and publication of results of Meetings Announcement of the results of the Meetings.	As soon as reasonably practicable after the final Meeting has concluded.

First Payment Date The date on which the first instalment of the Early Consent Fee will be paid if the First Payment Condition is satisfied.	The second Business Day after the date on which the First Payment Condition is satisfied.

Capital Increase	Expected to occur at or around the end of April 2014.

Final Payment Date The date on which the second instalment of the Early Consent Fee or the Late Consent Fee, as applicable, will be paid if the Final Payment Conditions are satisfied.	The second Business Day after the date on which the Final Payment Conditions are satisfied.

Completion of the Business Combination	Expected to be at or around the end of the first half of 2014.

If any Meeting is adjourned, the relevant times and dates set out above will be modified accordingly and will be set out in the notice convening such adjourned Meeting, which shall be published using the same means of publication as used for the Notice of the initial Meeting.

Holders of PT Notes should be aware that, in order to be eligible to receive the Early Consent Fee, their Consent Instructions must be submitted through means that allow the Tabulation Agent or the Chairman of the Meeting to receive their Consent Instructions by the Early Voting Deadline, which are either: (i) voting through the Tabulation Agent; or (ii) voting by correspondence.

Noteholders are advised to check with any broker, dealer, bank, custodian, trust company or other trustee through which they hold Notes whether such broker, dealer, bank, custodian, trust company or other trustee would require receiving any notice or instructions prior to the deadlines set out above.

Unless stated otherwise, announcements will be made by the issue of a press release to a recognised financial news service or services (e.g. Reuters/Bloomberg) as elected by the relevant Issuer. Notices will be published using the methods set out in “The Consent Solicitation — Notices” below.

Copies of all such announcements, notices and press releases can also be obtained from the Tabulation Agent, the contact details for which appear on the last page of this Consent Solicitation Memorandum. Significant delays may be experienced where notices are delivered to the Clearing Systems and Noteholders are urged to contact the Tabulation Agent for the relevant announcements during the course of the Consent Solicitation. In addition, holders of the Notes may contact the Solicitation Agents for information on the telephone numbers and email addresses on the last page of this Consent Solicitation Memorandum.

BACKGROUND TO THE PROPOSALS

On 2 October 2013, PT announced the proposed Business Combination with Oi and the Oi Holding Companies, including TmarPart, to be combined into a single multinational telecommunications company based in Brazil. As a result of the Business Combination, Oi will become a wholly-owned subsidiary of TmarPart and PT will merge with and into TmarPart. PT will cease to exist and TmarPart will be the surviving company of the merger. The Consent Solicitation is seeking the consent of Noteholders to the Proposals in order to successfully reorganise the Notes ahead of the Capital Increase of Oi and the conclusion of the Business Combination.

Reasons for the Business Combination

PT believes that the Business Combination will:

•                                          permit the formation of a single large multinational telecommunications company based in Brazil with more than 100 million customers in seven countries with a total population of approximately 260 million people;

•                                          maintain the continuity of operations under the trademarks of Oi and PT in their respective regions of operation, subject to unified control and management by TmarPart;

•                                          further consolidate the operations of Oi and PT, with the goal of achieving significant economies of scale, maximizing operational synergies, reducing operational risks, optimizing efficient investments and adopting best operational practices;

•                                          strengthen the capital structure of TmarPart, facilitating its access to capital and financial resources;

•                                          consolidate the shareholder bases of TmarPart, Oi and PT as holders of a single class of common shares or ADSs traded on the Novo Mercado segment of the BM&FBOVESPA, the NYSE and NYSE Euronext Lisbon;

•                                          diffuse TmarPart’s shareholder base, as a result of which no shareholder or group of shareholders will hold a majority interest in TmarPart’s capital;

•                                          result in the adoption by TmarPart of the corporate governance practices of the Novo Mercado segment of the BM&FBOVESPA; and

•                                          promote greater liquidity of the TmarPart common shares than currently is available to holders of Oi and PT shareholders.

Business Combination Steps

The Business Combination is expected to be accomplished through a series of transactions that are expected to cumulatively result in Oi owning the assets comprising PT’s operations other than its interests in Oi and Contax Participações S.A. (“Contax Holding”), Oi being a wholly-owned subsidiary of TmarPart and the shareholders of Oi and PT becoming shareholders of TmarPart. The three primary transactions are:

•                                          the Capital Increase of Oi in which Oi is expected to issue (1) common and preferred shares for cash to investors, with a priority right of subscription for existing holders in Brazil of common and preferred shares of Oi, and (2) common shares and preferred shares to PT in exchange for the transfer by PT to Oi of all of the shares of PT Portugal, which is expected to own (a) all or substantially all of the operating assets of PT, except interests held directly or indirectly in Oi and Contax Holding and any other assets that the parties determine will not be transferred at that time to PT Portugal, and (b) all or substantially all of PT’s liabilities at the time of the transfer;

•                                          a merger of shares (incorporação de ações) under Brazilian law, a Brazilian transaction in which, subject to the approvals of the holders of voting shares of Oi and TmarPart, all of the Oi shares not owned by TmarPart will be exchanged for TmarPart common shares and Oi will become a wholly-owned subsidiary of TmarPart; and

•                                          a merger (incorporação) under Portuguese and Brazilian law, of PT with and into TmarPart, with TmarPart as the surviving company. Pursuant to the proposed merger, each issued and then outstanding PT ordinary share will be cancelled and the holder thereof will automatically receive TmarPart common shares. As a result of the merger, PT will cease to exist.

Following the consummation of the Business Combination, Oi is expected to own the assets comprising PT’s operations in Portugal, Africa and Asia, directly or indirectly through PT Portugal.

TmarPart’s common shares are expected to be listed on the Novo Mercado segment of BM&FBOVESPA and the NYSE Euronext Lisbon, and TmarPart’s ADSs are expected to be listed on the NYSE Euronext New York Stock Exchange.

Prior to the consummation of the Capital Increase, PT is expected to undertake a series of transactions with the purpose of disposing of its interests in CTX Participações S.A. (“CTX”) and Contax Holding and transferring to PT Portugal all or substantially all of its assets, other than the interests it holds directly or indirectly in TmarPart and Oi and any other assets that the parties determine will not be transferred at that time to PT Portugal, and all or substantially all of its liabilities. In connection with the Capital Increase, a financial institution is expected to prepare a valuation report (the “PT Assets Valuation Report”) to determine the value of the shares of PT Portugal (and consequently of the assets and liabilities to be transferred to PT Portugal).

In connection with the Business Combination, certain of TmarPart’s direct and indirect shareholders have agreed to enter into a series of transactions designed to recapitalise TmarPart and those direct and indirect controlling shareholders, and TmarPart and those shareholders intend to use the proceeds of the recapitalisation to repay all of their outstanding indebtedness.

In connection with the Business Combination, after the recapitalisation of TmarPart and prior to the merger of shares and the merger, some of the holding companies that will directly or indirectly hold Oi shares following the recapitalisation transactions are expected to merge with and into Oi prior to the merger of shares and the merger.

See “Part 4: Description of the Business Combination” in the Disclosure Annex included in PT’s report on Form 6-K furnished to the SEC on 7 February 2014 containing additional information in connection with the Consent Solicitation (which is incorporated herein by reference) (the “Disclosure Annex”).

Conditions to the Business Combination

The steps of the Business Combination described above are subject to certain conditions described below. The definitive documents relating to the Business Combination have not yet been finalised and are subject to change by the parties.  The descriptions below are based on the parties’ current expectations for the terms and conditions.

The Capital Increase.  As described above, PT is expected to subscribe for common shares and preferred shares of Oi in the Capital Increase in exchange for the transfer by PT to Oi of all of the shares of PT Portugal, which will hold the assets and liabilities described above under “—Business Combination Steps.”  Pursuant to the Memorandum of Understanding, dated as of 1 October 2013, executed by the parties in connection with the Business Combination, if PT Assets Valuation Report assigns values on the date of its issuance lower than €1.9 billion, considering the conversion rate of Euros to reais on the date of its issuance, PT has the right not to accept the assessed valuation and not to consummate the subscription of shares in the Capital Increase. If this occurs, the Final Payment Conditions will not be satisfied.

In addition, PT’s subscription to the Capital Increase of Oi is subject to a number of conditions, including, without limitation, the following:

•                                          the approval of the PT Assets Valuation Report by the common shareholders of Oi;

•                                          the minimum total amount to be subscribed in cash by investors must be at least equivalent to R$7.0 billion;

•                                          certain current shareholders of TmarPart, and BTG Pactual S.A., directly or through an investment vehicle managed and administered through Banco BTG Pactual S.A., must participate in the offering by placing a subscription order for approximately R$2.0 billion;

•                                          the authorisation, or a decision of non-opposition by, ANATEL; and

•                                          the receipt of prior approvals of creditors and third parties, as well as the consent and waiver of creditors of PT for the execution of the Business Combination.

Oi’s obligation to issue shares to PT in the Capital Increase is also subject to certain of the conditions set forth above and certain other conditions.  In addition, the sale by Oi of common and preferred shares for cash to investors in the Capital Increase is expected to be subject to customary conditions applicable to an offering of shares in a capital markets transaction.

The conditions to the consummation of PT’s subscription to the Capital Increase are waivable by PT or Oi, as the case may be, in their sole discretion.

The merger of shares. The boards of directors of each of TmarPart and Oi will have to approve a merger of shares in which, subject to the approvals of the holders of voting shares of TmarPart and Oi, all of the outstanding Oi shares not owned by TmarPart will be exchanged for TmarPart common shares and Oi will become a wholly-owned subsidiary of TmarPart. With the conclusion of the merger of shares, Oi will become a wholly-owned subsidiary of TmarPart.

The merger of shares must be approved at separate extraordinary general meetings of the shareholders of Oi and TmarPart. There are no conditions to the completion of the merger of shares other than:

•                                          the approval of the merger of shares by (a) the affirmative vote of holders representing a majority of the number of issued and outstanding TmarPart common shares present or represented at a duly convened extraordinary general shareholders’ meeting, and (b) the affirmative vote of holders representing a majority of the total number of issued Oi common shares;

•                                          the approval of the merger of shares by ANATEL; and

•                                          that the relevant registration statement has been declared effective by the SEC.

TmarPart will not be obliged to complete the Business Combination if the percentage of participation of PT in TmarPart exceeds 39.6% of TmarPart’s total capital stock on a fully diluted basis after giving effect to the merger of shares.

The merger. The merger will be subject to the approval of the boards of directors of each of TmarPart and PT in which, subject to the approvals of the shareholders of TmarPart and PT, PT will merge with and into TmarPart, with TmarPart as the surviving company.  As a result of the merger PT will cease to exist.

The merger must be approved at separate extraordinary general meetings of the shareholders of TmarPart and PT. There are no conditions to the completion of the merger other than:

•                                          the approval of the merger by (1) the affirmative vote of holders representing a majority of the number of issued and outstanding TmarPart common shares present or represented at a duly convened extraordinary general shareholders’ meeting, and (2) the affirmative vote of holders representing two-thirds of the total number of outstanding PT ordinary shares and A shares at a duly convened extraordinary general shareholders’ meeting on first call;

•                                          the approval of the merger of shares by the shareholders of TmarPart and Oi entitled to vote with respect to the merger of shares;

•                                         the approval of the merger of shares and the merger by ANATEL;

•                                          the approval of the merger by the Portuguese Competition Authority; and

•                                          that the relevant registration statement has been declared effective by the SEC.

PT will not be obliged to complete the Business Combination if the percentage of the participation of PT in TmarPart is equal or less than 36.6% of the total capital stock of TmarPart on a fully diluted basis after giving effect to the merger of shares.

Structural Diagrams

The diagram below sets forth the simplified ownership structure of TmarPart and Oi before giving effect to the Business Combination:

(1)                                 Jereissati Telecom S.A.

(2)                                 Andrade Gutierrez S.A.

(3)                                 Fundação Atlântico de Seguridade Social

(4)                                 BNDES Participações S.A.

(5)                                 FUNCEF — Fundação dos Economiários Federais

(6)                                 PETROS — Fundação Petrobrás de Seguridade Social

(7)                                 PREVI — Caixa de Previdência dos Funcionários do Banco do Brasil

Following the Business Combination, the composition of TmarPart’s ownership structure is expected to be as follows:

(1)                                 To be listed on the BM&FBOVESPA, NYSE Euronext New York Stock Exchange and NYSE Euronext Lisbon Stock Exchange. Upon the completion of the Business Combination, TmarPart will not have any assets or liabilities other than its holding of the Oi shares.

(2)                                 To become a guarantor of the Notes pursuant to the Consent Solicitation.

(3)                                 To hold the non-Brazilian assets currently held by PT. To become the issuer of the PT Notes pursuant to the Consent Solicitation.

(4)                                 Issuer under the PTIF Notes and the Exchangeable Bonds.

(5)                                 MEO — Serviços de Comunicações e Multimédia, S.A. (previously known as TMN—Telecomunicações Móveis Nacionais, S.A.).

Timetable for the Business Combination

The timetable for the Business Combination depends on a variety of factors, including the receipt of the approvals and the satisfaction of the other conditions described above under “Conditions to the Business Combination”. The simplified timetable set forth below is subject to change depending on these and other factors.

Event	Date
Meeting of shareholders of PT to approve the valuation report of the non-Brazilian PT assets and the transfer of the non-Brazilian PT assets to Oi in connection with the Capital Increase	Expected March 2014
Board Meeting of Oi to approve Capital Increase	Expected April 2014
Meeting of shareholders of Oi to approve the valuation report of the non-Brazilian PT assets	Expected March 2014
Board Meeting of Oi to approve pricing of Capital Increase	Expected April 2014
Meeting of shareholders of Oi to approve the merger of shares	Expected June 2014
Meeting of shareholders of PT to approve the merger	Expected June 2014
Meeting of shareholders of TmarPart to approve the merger of shares and the merger	Expected June 2014
Expected completion of the Business Combination	Expected at or about the end of the first half of 2014

Summary Historical Financial Information of Oi and PT

The following summary historical financial data has been derived from consolidated financial statements of Oi and PT.

Summary Historical Financial Data of Oi

The following summary financial data have been derived from Oi’s consolidated financial statements. The summary financial data as of 31 December 2012, 31 December 2011 and 31 December 2010 and for the years ended 31 December 2012, 31 December 2011 and 31 December 2010 have been derived from audited consolidated financial statements of Oi, which were prepared in accordance with accounting practices adopted in Brazil, or Brazilian GAAP, which include the pronouncements issued by the Brazilian Accounting Standards Committee (Comitê de Pronunciamentos Contábeis), or the CPC, applicable to dates and periods ended after 31 December 2009, for certain purposes, including for the calculation of dividends, and are incorporated herein by reference to Oi’s Annual Report on Form 20-F/A for the fiscal year ended 31 December 2012, filed with the SEC on 29 November 2013 (File No. 001-15256), which is referred to as the Oi Annual Report.

The summary financial information as of 30 September 2013 and for the nine-month periods ended 30 September 2013 and 2012 prepared in accordance with Brazilian GAAP have been derived from unaudited interim consolidated financial statements of Oi as of and for the three- and nine-month periods ended 30 September 2013 and 2012, included in the Report on Form 6-K furnished to the SEC on 16 December 2013 (the “Oi Interim Report”), which were prepared in accordance with Brazilian GAAP and are incorporated herein by reference. The selected financial information as of 30 September 2013 and for the nine-month periods ended 30 September 2013 and 2012 prepared in accordance with U.S. GAAP have been derived from unaudited interim consolidated financial information of Oi that is not included herein or incorporated herein by reference. The results of operations of Oi for the nine-month period ended 30 September 2013 are not necessarily indicative of the operating results to be expected for the entire year ending 31 December 2013.

Oi’s consolidated financial statements are prepared in accordance with Brazilian GAAP, which differs in certain important respects from accounting principles generally accepted in the United States (“U.S. GAAP”), to which Oi’s consolidated financial statements are reconciled in the Oi Annual Report. For a discussion of certain differences relating to Oi’s financial statements, see note 32 to the audited consolidated financial statements of Oi, which are incorporated herein by reference to the Oi Annual Report.

Noteholders should read this summary financial data in conjunction with (1) the audited consolidated financial statements of Oi and the related notes thereto and “Item 5: Operating and Financial Review and Prospects” both of which are incorporated herein by reference to the Oi Annual Report, and (2) the unaudited interim consolidated financial statements of Oi and the related notes thereto, which are incorporated herein by reference to the Oi Interim Report.

Statement of Operations and Cash Flow Data

	For the Nine-Month Period Ended 30 September					For the Year Ended 31 December
	2013(1)	2013		2012		2012(1)	2012		2011		2010
	(in millions of €)	(in millions of reais)				(in millions of €)	(in millions of reais)
Statement of Operations Data:
Brazilian GAAP:
Net operating revenue	6,977	R$	21,213	R$	17,774	8,278	R$	25,169	R$	9,245	R$	10,263
Cost of sales and services	(3,747)	(11,393)		(8,765)		(4,168)	(12,673)		(4,587)		(4,732)
Gross profit	3,230	9,820		9,009		4,110	12,496		4,659		5,531
Operating expenses	(2,284)	(6,944)		(5,740)		(2,544)	(7,736)		(3,091)		(3,072)
Operating income (loss) before financial income (expenses) and taxes	946	2,876		3,269		1,565	4,760		1,567		2,459
Financial income	289	880		1,960		748	2,275		1,406		979
Financial expenses	(1,095)	(3,329)		(3,442)		(1,477)	(4,491)		(1,478)		(1,060)
Financial expenses, net	(806)	(2,450)		(1,482)		(729)	(2,216)		(72)		(80)
Income (loss) before taxes	140	426		1,787		837	2,544		1,495		2,379
Income tax and social contribution	(38)	(116)		(408)		(250)	(760)		(490)		(408)
Net income (loss)	102	R$	310	R$	1,378	587	R$	1,785	R$	1,006	R$	1,971

Net income (loss) attributable to controlling shareholders	102	R$	310	R$	1,374	587	R$	1,785	R$	1,006	R$	1,971
Net income (loss) attributable to non-controlling shareholders	—	—		5		—	—		—		—

Cash Flow Data:
Brazilian GAAP
Cash flow from operating activities	1,863	5,666		4,264		1,269	3,859		1,839		3,416
Capital expenditures	(1,564)	(4,755)		(3,551)		(1,753)	(5,330)		(884)		(755)
Cash flow from investing activities (2)	(1,739)	(5,288)		(5,204)		(2,118)	(6,439)		(2,089)		(1,560)
Cash flow from financing activities	(560)	(1,703)		(471)		320	974		2,919		(356)

(1)         Translated for convenience only using the selling rate as reported by the Brazilian Central Bank on 30 September 2013 for reais into Euros of R$3.0406=€1.00.

(2)         Includes capital expenditures.

Balance Sheet Data

	As of 30 September			As of 31 December
	2013(1)	2013		2012(1)	2012		2011		2010
	(in millions of €)	(in millions of reais)		(in millions of €)	(in millions of reais)

Brazilian GAAP:
Cash and cash equivalents	1,029	R$	3,130	1,451	R$	4,413	R$	6,005	R$	3,217
Cash investments	127	386		798	2,426		1,084		832
Trade accounts receivable, net	2,297	6,984		2,308	7,019		2,010		2,070
Total current assets	5,511	16,758		6,954	21,145		12,246		8,487
Property, plant and equipment, net	7,990	24,293		7,600	23,110		5,794		5,317
Intangible assets, net	1,337	4,066		1,393	4,237		1,086		1,318
Total assets	22,598	68,711		22,718	69,077		31,664		26,886
Short-term loans and financings (including current portion of long-term debt)	1,495	4,545		1,024	3,114		1,144		1,044
Total current liabilities	5,344	16,249		5,623	17,096		8,619		6,691
Long-term loans and financings	9,928	30,186		9,943	30,232		6,962		3,321
Share capital	2,457	7,471		2,404	7,309		3,731		3,731
Total equity	3,395	10,322		3,722	11,317		10,589		11,337
Shareholders’ equity attributable to controlling shareholders	3,395	10,322		3,722	11,317		10,589		11,337
Shareholders’ equity attributable to non-controlling shareholders	—	—		—	—		—		—

(1)         Translated for convenience only using the selling rate as reported by the Brazilian Central Bank on 30 September 2013 for reais into Euros of R$3.0406 = €1.00.

Summary Historical Financial Data of PT

The following summary financial data have been derived from PT’s consolidated financial statements. The summary consolidated statement of financial position data as of 31 December 2012, 31 December 2011 and 31 December 2010 and the summary consolidated statement of income and cash flow data for each of the years ended 31 December 2012, 31 December 2011 and 31 December 2010 have been derived from audited consolidated financial statements of PT, which were prepared in accordance with IFRS, as issued by the IASB, and are incorporated by reference herein to “Part 6: Financial Statements” to the Disclosure Annex.

The summary financial information as of 30 September 2013 and for the nine-month periods ended 30 September 2013 and 2012 have been derived from unaudited interim consolidated financial statements of PT, which were prepared in accordance with IFRS and are incorporated herein by reference to “Part 6: Financial Statements” to the Disclosure Annex. The results of operations of PT for the nine-month period ended 30 September 2013 are not necessarily indicative of the operating results to be expected for the entire year ending 31 December 2013.

As a result of the sale by PT on 27 September 2010 of its interest in Vivo Participações S.A., or Vivo, to Telefónica, S.A., or Telefónica, PT’s interest in the net income of Vivo is presented under the line item “Discontinued Operations” for all periods through the completion of the sale, and the selected consolidated statement of financial position as of 31 December 2010 no longer includes the assets and liabilities related to Vivo, following the completion of the sale on 27 September 2010.

Noteholders should read this summary financial data in conjunction with (1) the audited consolidated financial statements of PT and the related notes thereto, and (2) the unaudited interim consolidated financial statements of PT and the related notes thereto, each of which are incorporated herein by reference to “Part 6: Financial Statements” to the the Disclosure Annex.

Statement of Operations and Cash Flow Data

	For the Nine-Month Period Ended 30 September		For the Year Ended 31 December
	2013	2012	2012	2011	2010
	(in millions of Euros)		(in millions of Euros)

Statement of Operations Data:
IFRS
Continuing Operations:
Revenue	€2,175	€2,321	€3,079	€3,380	€3,742
Costs, expenses and net losses and income	(1,910)	(1,922)	(2,587)	(2,873)	(3,344)
Income before financial results and taxes	265	399	492	507	398
Financial (losses) and gains, net	98	(32)	(56)	(1)	(82)
Income before taxes	363	367	436	507	316
Income taxes	(15)	(118)	(126)	(99)	(74)
Net income from continuing operations	349	248	310	408	243
Discontinued Operations:
Net income from discontinued operations	—	—	—	—	5,565
Net income	€349	€248	€310	€408	€5,808
Net income attributable to non-controlling interests	43	62	84	74	148
Net income attributable to equity holders of the parent	305	186	226	334	5,660

Cash Flow Data:
IFRS
Cash flow from operating activities	648	771	1,062	1,189	1,507
Capital expenditures	(475)	(678)	(841)	(746)	(1,155)
Cash flow from investing activities (1)	(275)	(574)	(575)	(1,929)	4,072
Cash flow from financing activities	(689)	(1,801)	(2,112)	(379)	(1,929)

(1)         Includes capital expenditures.

Balance Sheet Data

	As of 30 September	As of 31 December
	2013	2012	2011	2010
	(in millions of Euros)	(in millions of Euros)

IFRS
Cash and cash equivalents	€1,643	€1,989	€3,642	€4,765
Cash investments	898	626	463	342
Trade accounts receivable, net	773	797	889	1,054
Total current assets	4,029	4,102	5,503	8,855
Tangible assets	3,424	3,579	3,656	3,875
Intangible assets	742	758	801	695
Total assets	12,199	12,829	15,064	15,165
Short-term debt (including current portion of medium- and long-term debt)	1,397	1,396	2,691	952
Total current liabilities	2,901	2,995	4,765	2,684
Medium- and long-term debt	5,953	5,979	5,708	6,254
Share capital(1)	27	27	27	27
Total equity	2,157	2,537	3,063	4,623
Equity excluding non-controlling interests	1,924	2,305	2,841	4,406
Non-controlling interests	233	233	222	217
Number of ordinary shares	897	897	897	897

Summary Historical Financial Data of TmarPart

For summary historical financial data of TmarPart, please refer to Part 2 of the Disclosure Annex (Description of TmarPart—Summary Historical Financial Data of TmarPart).

THE CONSENT SOLICITATION

1.                                   General

On the terms and subject to the conditions contained in this Consent Solicitation Memorandum, the Issuers are soliciting the approval of the Proposals by Noteholders of each Series by way of separate Extraordinary Resolutions pursuant to the relevant Conditions and the relevant Trust Deed and, in respect of the PT Notes, the New Interbolsa Instrument.

The failure of any person to receive a copy of this Consent Solicitation Memorandum or any notice issued by an Issuer in connection with the Consent Solicitation shall not invalidate any aspect of the Consent Solicitation.

No acknowledgement of receipt of any Consent Instruction and/or other documents will be given by the Issuers, PTC, Oi, TmarPart, the Solicitation Agents or the Tabulation Agent.

2.                                   Rationale for the Proposals

The Issuers are seeking the consent of Noteholders to the Proposals in order to successfully reorganise the Issuers’ outstanding bond debt ahead of the Capital Increase and Business Combination and waive any and all of the Events of Default and Potential Events of Default that may be triggered by the Capital Increase and/or the Business Combination or any transaction executed as part of, or pursuant to, the Capital Increase and/or the Business Combination, as more fully described in “Background to the Proposals” above.

3.                                   Description of the Proposals

The Issuers are inviting the Noteholders of each Series to approve, by separate Extraordinary Resolutions pursuant to the relevant Conditions and the relevant Trust Deed (and, in respect of the PT Notes, the New Interbolsa Instrument) in respect of each Series, modifications to the Conditions and Trust Deeds as follows and as further described in the relevant Supplemental Trust Deed (and, in respect of the PT Notes, in the New Interbolsa Instrument) (items (a) and (b) together, the “Proposals”):

(a)                              in the case of the PT Notes only, (i) the substitution, in place of PT, of PT Portugal as issuer and principal obligor; (ii) the addition of an unconditional and irrevocable guarantee from Oi; and (iii) the waiver of any and all of the Events of Default and Potential Events of Default (as such terms are defined in the Programme Trust Deed) that may be triggered by the Capital Increase and/or the Business Combination or any transaction executed as part of, or pursuant to, the Capital Increase and/or the Business Combination; and

(b)                              in the case of the Exchangeable Bonds only, (i) the release and discharge of PT, as keep well provider, from all of its obligations under the PT Keep Well Agreement and the release and discharge of PTC, as keep well provider, from all of its obligations under the PTC Keep Well Agreement; (ii) the addition of an unconditional and irrevocable guarantee from Oi; (iii) the waiver of any and all of the Events of Default and Potential Events Default (as such terms are defined in the Exchangeable Bonds Trust Deed) of Default that may be triggered by the Capital Increase and/or the Business Combination or any transaction executed as part of, or pursuant to, the Capital Increase and/or the Business Combination; and (iv) the amendment of the Exchange Right (as defined in the Conditions) in order to provide that any holder exercising its Exchange Right will receive (a) from (and including) the date of the completion of the Capital Increase up to (but excluding) the date of the completion of the Business Combination, a cash amount referable to ordinary shares of PT, and (b) from (and including) the date of completion of the Business Combination, a cash amount referable to ordinary shares of TmarPart (each calculated in accordance with the modified Conditions) in place of receiving ordinary shares of PT.

The Proposals include all consequential amendments necessary to implement the above modifications, and also certain other amendments to the Conditions of the Notes including, inter alios, providing that:

•                                          in the case of the Exchangeable Bonds only, the definition of “Material Subsidiary”, which is used in the negative pledge and cross acceleration conditions, will be determined by reference to the percentage of consolidated turnover that a subsidiary of PT Portugal represents of PT Portugal and its subsidiaries on a consolidated basis;

•                                          in the case of the Exchangeable Bonds only, the cash amount payable from (and including) the date of completion of the Business Combination will be referable to the ordinary shares of TmarPart, although TmarPart will not be a party to the Exchangeable Bonds Supplemental Trust Deed or an obligor under the relevant Conditions;

•                                          in the case of the Exchangeable Bonds only, the definition of “Change of Control”, which is used in the adjustment provisions for the Exchange Rights and in provisions relating to redemption, will be amended so that it will not apply if TmarPart gains control of the Guarantor;

•                                          in the case of the Exchangeable Bonds only, the concept of “Newco Scheme”, which is used in the adjustment provisions for the Exchange Rights and the related undertakings, will be deleted;

•                                          in the case of the PT Notes only, the definition of “Relevant Subsidiary”, which is used in the cross acceleration condition, will be determined by reference to the percentage of consolidated turnover that a subsidiary of PT Portugal represents of PT Portugal and its subsidiaries on a consolidated basis;

•                                          in the case of the PT Notes only, the Change of Control Put Option will be amended so that it will not apply if TmarPart gains control of the Guarantor, and the time periods in respect of the Change of Control Put Option will be amended so that “Change of Control Period” means the period commencing on the Date of Announcement and ending on the 90th (rather than 120th) day following the Date of Announcement; and “Put Period” will mean the period from, and including, the date of a Put Event Notice to, but excluding, the 30th (rather than 45th) day following the date of the Put Event Notice or, if earlier, the eighth day immediately preceding the Maturity Date;

•                                          an Event of Default will have to be continuing to entitle the Trustee or Noteholders to exercise remedies in respect of Events of Default;

•                                          an Issuer will be entitled to exercise a call option if the principal amount of the Notes outstanding following a Change of Control Put Event is less than 10 per cent. of the original outstanding principal amount of such Notes; and

•                                          the substitution condition will be amended to allow for the substitution of the Guarantor, in addition to the substitution of the Issuer, subject to the conditions for such substitution, as set out in the relevant Trust Deed, being satisfied.

All terms defined in the paragraphs above shall have the meanings given to them in the relevant Conditions.

These amendments are set out in full in the Supplemental Trust Deeds and (in respect of PT Notes) the New Interbolsa Instrument, copies of which may be requested from the Tabulation Agent and which are also available for inspection at the office of the Tabulation Agent at the address stated on the back page of this Consent Solicitation Memorandum.

If the relevant Extraordinary Resolution is passed, the waivers of Events of Default and Potential Events of Default referred to in limbs 3(a)(iii) and 3(b)(iii) above will be effective immediately, provided that the relevant Supplemental Trust Deed is executed prior to the completion of the Capital Increase. If the relevant Supplemental Trust Deed is not executed prior to the completion of the Capital Increase, such waivers will be rescinded and will be deemed never to have been given. These Events of Default and Potential Events of Default may result from, inter alios, the cessation of business of PT; the termination of the Keep Well Agreements; and any other breach of obligations or undertakings under the Conditions, the Trust Deeds or the Interbolsa Instrument that may occur as a result of the Capital Increase and/or the Business Combination, or any transaction executed as part of, or pursuant to, the Capital Increase and/or the Business Combination, however so described.

The other Proposals in relation to the PT Notes will be implemented by the Programme Supplemental Trust Deed and the New Interbolsa Instrument, and the other Proposals in relation to the Exchangeable Bonds will be implemented by the Exchangeable Bonds Supplemental Trust Deed. The guarantee of the Notes by Oi is set out in each Supplemental Trust Deed. The execution of the Supplemental Trust Deeds (and, in the case of the PT Notes, the New Interbolsa Instrument) will take place after the relevant Extraordinary Resolutions have been passed, although the terms of the Supplemental Trust Deeds (and, in the case of the PT Notes, the New Interbolsa Instrument) remain conditional on, and will not take effect unless and until, the completion of the Capital Increase.

The Proposals in respect of each Series are independent and are not conditional on the approval of the Extraordinary Resolution in respect of the other Series (or on the passing of any other extraordinary resolution by the holders of any other securities of either Issuer). As such, the Proposals in respect of each Series may be implemented if the relevant Extraordinary Resolution is approved, whether or not the Extraordinary Resolution in respect of the other Series (or any other extraordinary resolution by the holders of any other securities of either Issuer) is also approved.

The Issuers reserve the right in their absolute discretion to withdraw any or all of the Proposals or to refrain from entering into the relevant Supplemental Trust Deed (or, in the case of the PT Notes, the New Interbolsa Instrument) even if the relevant Extraordinary Resolution is passed, as more fully described in “- Extension, Amendment and Termination” below.

4.                                   Early Consent Fee and Late Consent Fee

Subject to satisfaction of the Payment Conditions, Noteholders who either deliver, or procure delivery on their behalf, of a valid Consent Instruction, in the manner described in “The Consent Solicitation - Procedures for Voting” in favour of the relevant Extraordinary Resolution (which is not validly revoked) will be eligible to receive either the Early Consent Fee or the Late Consent Fee, as follows:

(i)                                     if such Consent Instruction is received by the Tabulation Agent (in the case of either Series of Notes) or the Chairman of the Meeting (in the case of the PT Notes) by the Early Voting Deadline, the relevant Noteholder will be eligible to receive the Early Consent Fee of 0.40 per cent. of the aggregate principal amount of Notes which are the subject of such Consent Instruction; or

(ii)                                 if such Consent Instruction is received by the Tabulation Agent (in the case of either Series of Notes) or the Chairman of the Meeting (in the case of the PT Notes) after the Early Voting Deadline but prior to the Expiration Deadline, the relevant Noteholder will be eligible to receive the Late Consent Fee of 0.15 per cent. of the aggregate principal amount of Notes which are the subject of such Consent Instruction.

Early Consent Fee

An Early Consent Fee of 0.40 per cent. of the aggregate principal amount of Notes which are the subject of a Consent Instruction in favour of the relevant Extraordinary Resolution will be paid in two instalments, on the First Payment Date and the Final Payment Date, respectively, if the relevant Payment Conditions are satisfied, as follows:

(a)                              0.15 per cent. of the aggregate principal amount of Notes which are the subject of a Consent Instruction in favour of the relevant Extraordinary Resolution will be payable on the First Payment Date, if the First Payment Condition is satisfied; and

(b)                              0.25 per cent. of the aggregate principal amount of Notes which are the subject of a Consent Instruction in favour of the relevant Extraordinary Resolution will be payable on the Final Payment Date, if the Final Payment Conditions are satisfied.

Late Consent Fee

A Late Consent Fee of 0.15 per cent. of the aggregate principal amount of Notes which are the subject of a Consent Instruction in favour of the relevant Extraordinary Resolution (which is not validly revoked) will be payable in one instalment on the Final Payment Date, if the Final Payment Conditions are satisfied.

The Issuers will at any time have the discretion to accept any Consent Instructions which would otherwise be invalid or, in the sole opinion of the relevant Issuer, may otherwise be invalid.

The relevant Issuer may reject Consent Instructions which it considers in its sole discretion not to have been validly submitted in the Consent Solicitation and the relevant Issuer is under no obligation to the Noteholders to furnish any reason or justification for refusing to accept such Consent Instructions.  For example, Consent Instructions may be rejected and not accepted if any such Consent Instructions do not comply with the requirements of a particular jurisdiction.

5.                                   Notices

Notices throughout the Consent Solicitation will be published as follows:

(a)                              in respect of the PT Notes, via RNS, on the CMVM’s website, NYSE Euronext Lisbon’s website and PT’s website (www.ir.telecom.pt), and on the official publications website maintained by the Portuguese Ministry of Justice at www.publicacoes.mj.pt; and

(b)                              in respect of the Exchangeable Bonds, on the Luxembourg Stock Exchange’s website, www.bourse.lu.

Such Notices will also be delivered to Euroclear and Clearstream, Luxembourg for communication to Direct Participants, and may also be published on a relevant Reuters/Bloomberg page or in the Financial Times, or by any other means, at the discretion of the Issuers and the Solicitation Agents.

6.                                   The Meetings

The Meeting in respect of the Exchangeable Bonds will start at 10:00 a.m. (London time) on 3 March 2014 at the offices of Clifford Chance LLP, 10 Upper Bank Street, London E14 5JJ, United Kingdom. The Meeting in respect of the PT Notes will start at 10:00 a.m. (Lisbon time) on 3 March 2014 at PT’s registered office, at Avenida Fontes Pereira de Melo, 40, Lisbon, Portugal.

The quorum required for the initial Meetings of the holders of the PT Notes is one or more persons present having procured the submission of the Declaration of Financial Intermediary or being proxies or representatives and holding or representing in the aggregate more than 50 per cent. in nominal amount of the PT Notes for the time being outstanding (as defined in the Programme Trust Deed).  In the event that such quorum is not obtained at any such initial Meeting, the Meeting will be adjourned to the date and place indicated in the Notice of the initial Meeting of the holders of the PT Notes. At any adjourned Meeting one or more persons present having procured the submission of the Declaration of Financial Intermediary or being proxies or representatives (whatever the nominal amount of the outstanding Notes held or represented by them) shall form a quorum. In the event that the required quorum is not obtained at such adjourned Meeting, the chairman may either (with the approval of the Trustee) dissolve such meeting or adjourn the same for such period, being not less than 14 clear days, and to such place as may be appointed by the chairman either at or subsequent to such adjourned meeting and approved by the Trustee.

The quorum required for the initial Meeting of the holders of the Exchangeable Bonds is one or more Noteholders or agents present in person and representing three-quarters in principal amount of the Exchangeable Bonds outstanding (as defined in the Exchangeable Bonds Trust Deed).  In the event that such quorum is not obtained at such initial Meeting, the Meeting will be adjourned for not less than 13 days nor more than 42 days, and to such time and place as the chairman may decide. At any adjourned Meeting one or more Noteholders or agents present in person and representing one-half of the principal amount of the Exchangeable Bonds outstanding shall form a quorum. In the event that the required quorum is not obtained at such adjourned Meeting, the Meeting shall be dissolved.

The holding of any adjourned Meeting will be subject to the relevant Issuer giving notice, in accordance with the relevant Conditions and the provisions for meetings of Noteholders set out in the relevant Trust Deed or, in the case of the PT Notes, the Interbolsa Instrument, that such adjourned Meeting is to be held.

To be passed at the relevant Meeting, any Extraordinary Resolution requires a majority of not less than three-fourths of the persons voting at the Meeting upon a show of hands, or if by poll, then by a majority consisting of not less than three-fourths of the votes cast on such poll. If passed, the Extraordinary Resolution shall be binding on all Noteholders of the relevant Series, whether present or not at the relevant Meeting at which it is passed and whether or not voting.

Noteholders should refer to the relevant Notice for full details of the procedures in relation to the relevant Meeting.

7.                                   Procedures for Voting

On or after the date of this Consent Solicitation Memorandum, a Noteholder may vote in relation to the Consent Solicitation by submitting a Consent Instruction in accordance with this section “- Procedures for Voting”:

(a)                              Exchangeable Bonds

In respect of the Exchangeable Bonds, Consent Instructions must be delivered to the Tabulation Agent via the relevant Clearing System by Direct Participants in accordance with the requirements of such Clearing System. Noteholders who wish to attend and vote, or otherwise be represented, at the relevant Meeting (or any such adjourned Meeting) in person should provide the Tabulation Agent via the relevant Clearing System with instructions to be issued a form of proxy.

(b)                              PT Notes

In respect of the PT Notes, Consent Instructions must be delivered by the Registered Holder either (a) to the Tabulation Agent in electronic form through the website http://www.e-forms.lucid-is.com/portugaltelecom as described below or (b) to the Chairman of the meeting by correspondence or electronic means in accordance with the requirements, procedures and deadlines set out in the Notice of the Meeting of holders of PT Notes.

Registered Holders submitting Consent Instructions via the website referred to above:

(i)           accept that the Chairman of the Meeting will act on their behalf for the exclusive purpose of casting votes on their behalf in favour of, or against, the Extraordinary Resolution at the Meeting and, by submitting their Consent Instructions, the Registered Holders acknowledge that the Chairman of the Meeting will act as their representatives as so described and accordingly approve such action;

(ii)          can instruct the Chairman of the Meeting to abstain from voting;

(iii)         are not required to complete any hard-copy paperwork; and

(iv)         (other than Professional Noteholders) must use the platform to submit Consent Instructions in relation to their entire position and cannot send additional instructions by any other means.

Consent Instructions must be received by the Tabulation Agent or the Chairman of the Meeting, as applicable, by the Early Voting Deadline or the Expiration Deadline (see “Indicative Solicitation Timetable”), taking into account the deadlines set by Clearing Systems and any intermediary or Registered Holder through which a Noteholder may hold Notes.

Noteholders may contact the Tabulation Agent via email or at its telephone number provided on the last page of this Consent Solicitation Memorandum if they require assistance or information in relation to the procedures for submitting Consent Instructions or Declarations of Participation (in respect of PT Notes) or requesting forms of proxy.

Only Direct Participants or Registered Holders may submit a Consent Instruction. If you are not a Direct Participant or a Registered Holder, you must arrange for the Direct Participant or Registered Holder (as applicable) through which you hold the relevant Notes to submit a Consent Instruction on your behalf to the Tabulation Agent or the Chairman of the Meeting (as applicable).

Holders of Notes that are held in the name of a broker, dealer, bank, trust company or other nominee or custodian should contact such entity sufficiently in advance of the Early Voting Deadline or the Expiration Deadline if they wish to vote and, in the case of the Exchangeable Bonds, procure that the relevant Notes are blocked in accordance with the standard procedures of the relevant Clearing System and the deadlines imposed by such Clearing System.

Noteholders are advised to check with any broker, dealer, bank, custodian, trust company or other trustee through which they hold Notes whether such broker, dealer, bank, custodian, trust company or other trustee would require receiving any notice or instructions prior to the deadlines set out in “Indicative Solicitation Timetable”.

All questions as to the form of documents and validity, eligibility (including time of receipt) and acceptance of Consent Instructions will be determined by the relevant Issuer in its sole discretion, and such determination will be final and binding. Each Issuer reserves the absolute right to reject any or all Consent Instructions which it determines are not in proper form or which may, upon the advice of the relevant Issuer’s legal counsel, be unlawful. Each Issuer also reserves the absolute right to waive any defect, irregularity or delay with regard to any of the Consent Instructions. Each Issuer also reserves the absolute right to waive any such defect, irregularity or delay as to particular Consent Instructions, whether or not such Issuer elects to waive similar defects, irregularities or any delay in the case of other Consent Instructions. Any defect, irregularity or delay must be cured within such time as the relevant Issuer determines, unless waived by it.  Consent Instructions in the Consent Solicitation will be deemed not to have been made until such defects, irregularities or delays have been cured or waived. None of the Issuers, PTC, Oi, TmarPart, the Solicitation Agents, the Trustee, the Paying Agents and the Tabulation Agent shall be under any duty to give notice to Noteholders of any defects, irregularities or delays in any Consent Instructions, nor shall any of them incur any liability for failure to give such notice.

Restrictions on Transfer and Revocation

In respect of the Exchangeable Bonds, the receipt of a Consent Instruction by the relevant Clearing System will be acknowledged in accordance with the standard practices of such Clearing System and will result in the blocking of the relevant Notes in the relevant Clearing System so that no transfer may be effected in relation to such Notes. Holders of the Exchangeable Bonds must take the appropriate steps through the relevant Clearing System so that no transfers or other action may be effected in relation to such blocked Notes at any time after the date of submission of such Consent Instruction, in accordance with the requirements of the relevant Clearing System and the deadlines required by such Clearing System. By blocking the Notes in the relevant Clearing System, each holder of such Notes will be deemed to consent to have the relevant Clearing System provide details concerning such holder’s identity to the Tabulation Agent.

The PT Notes will not be subject to blocking, and accordingly may be transferred even after a Consent Instruction has been submitted. However, only the Registered Holders, being those persons shown in the records of each Affiliate Member at 12:00 a.m. (Lisbon time) on the Record Date, shall be entitled to participate and vote at the Meeting. The right to participate and to vote at the relevant Meeting is not affected by any transfer of Notes after the Record Date, nor depends on such Notes being blocked between the Record Date and the date of the Meeting. Registered Holders, who have procured the submission of a Declaration of Financial Intermediary, undertake to give notice immediately to the Chairman of the Meeting and the CMVM if they transfer any of the Notes which are the subject of such Declaration of Financial Intermediary between the Record Date and the conclusion of the Meeting (including any such adjourned Meeting).

Voting in the Consent Solicitation by a Noteholder, or the relevant Direct Participant or Registered Holder on its behalf, may be revoked by that Noteholder, or the relevant Direct Participant or Registered Holder on its behalf, before the Revocation Deadline by submitting valid revocation instructions to the Tabulation Agent (in the case of either Series of Notes) or to the Chairman of the Meeting (in the case of the PT Notes). To be valid, such revocation instruction must specify the Notes to which the original Consent Instruction related, the securities account in which such Notes are credited and any other information required by the Tabulation Agent (in the case of either Series of Notes) or the Chairman of the Meeting (in the case of the PT Notes).

Acknowledgements, Agreements, Representations, Warranties and Undertakings

By submitting a valid Consent Instruction to the Tabulation Agent (in the case of either Series of Notes) or the Chairman of the Meeting (in the case of the PT Notes), the holder of the relevant Notes and any Direct Participant or Registered Holder submitting such Consent Instruction on such Noteholder’s behalf shall be deemed to agree, acknowledge, represent, warrant and undertake to the Issuers, PTC, Oi, TmarPart, the Solicitation Agents, the Trustee, the Paying Agents and the Tabulation Agent the following on each of the Early Voting Deadline or the Expiration Deadline, the date of the relevant Meeting, the First Payment Date and the Final Payment Date (if the holder of such Notes, the Direct Participant or the Registered Holder is unable to give these acknowledgements, agreements, representations, warranties and undertakings, such holder, Direct Participant or Registered Holder should contact the Solicitation Agents immediately):

(a)                              it has received and reviewed and accepts the terms, conditions, risk factors and other considerations of the Consent Solicitation and the relevant Extraordinary Resolution, all as described in this Consent Solicitation Memorandum, including all the information incorporated by reference herein;

(b)                              in the case of holders of the Exchangeable Bonds, by blocking the relevant Notes in the relevant Clearing System, it will be deemed to consent to have such Clearing System provide details concerning the Direct Participant’s identity to the Tabulation Agent;

(c)                               in the case of holders of the Exchangeable Bonds, it instructs the Principal Paying Agent to appoint one or more representatives of the Tabulation Agent as its proxy to vote in favour of or against the relevant Extraordinary Resolution in accordance with its directions in respect of all of the Notes in its account blocked in the relevant Clearing System;

(d)                              in the case of the PT Notes, it accepts that the Chairman of the Meeting will act on its behalf for the exclusive purpose of casting votes on its behalf in favour of, or against, the Extraordinary Resolution at the Meeting and, by submitting its Consent Instruction, it acknowledges that the Chairman of the Meeting will act as its representative as so described and accordingly approves such action;

(e)                               all authority conferred or agreed to be conferred pursuant to these acknowledgements, agreements, representations, warranties and undertakings, and all of its obligations thereunder, shall be binding upon its successors, assigns, heirs, executors, trustees in bankruptcy and legal representatives, and shall not be affected by, and shall survive, its death or incapacity;

(f)                                no information has been provided to it by the Issuers, PTC, Oi, TmarPart, the Solicitation Agents, the Trustee, the Paying Agents or the Tabulation Agent, or any of their respective directors or employees, with regard to the financial, legal or tax consequences for holders of Notes arising from the Consent Solicitation and the receipt of the Early Consent Fee or the Late Consent Fee (as applicable), and it acknowledges that it is solely liable for any taxes and similar or related payments imposed on it under the laws of any applicable jurisdiction as a result of the Consent Solicitation and agrees that it will not and does not have any right of recourse (whether by way of reimbursement, indemnity or otherwise) against the Issuers, PTC, Oi, TmarPart, the Solicitation Agents, the Trustee, the Paying Agents, the Tabulation Agent or any of their respective directors or employees, or any other person in respect of such taxes and payments;

(g)                               it is not a person to whom it is unlawful to make the Proposals pursuant to the Consent Solicitation under applicable securities laws; and

(h)

(i)           in the case of holders of the Exchangeable Bonds, it holds and will hold, until the earliest of (i) the date on which the relevant Consent Instruction is validly revoked in accordance with the terms of this Consent Solicitation Memorandum; (ii) the conclusion of the relevant Meeting (or, if applicable, any adjournment of such Meeting); and (iii) the date on which the Consent Solicitation is terminated by the relevant Issuer (provided that such termination is more than 48 hours before the time set for the relevant Meeting), the relevant Notes blocked in the relevant Clearing System and, in accordance with the requirements of such Clearing System and by the deadline required by such Clearing System, it has submitted, or has caused to be submitted, an instruction to such Clearing System to authorise the blocking of the Notes and with effect on and from the date thereof no transfers of such Notes may be effected; or

(ii)          in the case of holders of the PT Notes, as of the Record Date, it holds the Notes in respect of which (i) the relevant Declaration of Financial Intermediary has been submitted, and (ii) the relevant Consent Instruction has been delivered to the Tabulation Agent or the Chairman of the Meeting, as applicable, and undertakes to immediately give notice to the Chairman of the Meeting and the CMVM if it transfers any such Notes between the Record Date and the conclusion of the relevant Meeting (or, if applicable, any such adjourned Meeting).

Validity of Consent Instructions for adjourned meetings

In the case of the Exchangeable Bonds, any Consent Instruction received by the Tabulation Agent before the Expiration Deadline (and which has not been revoked) will remain valid for the purposes of any adjourned meeting.

In the case of the PT Notes, any Consent Instruction received by the Tabulation Agent or the Chairman of the Meeting before the Expiration Deadline (and which has not been revoked) will not remain valid for any adjourned meeting and Noteholders will be required to deliver, or procure delivery on their behalf, of another valid Consent Instruction for the purposes of any adjourned meeting.

Irrevocability

For the avoidance of doubt, the submission of a valid Consent Instruction in accordance with the procedures described above will be irrevocable unless validly revoked before the Revocation Deadline.

8.                                   Extension, Amendment and Termination

Notwithstanding any other provision of the Consent Solicitation, the Issuers may, subject to applicable laws, at their option:

(a)                              amend the Consent Solicitation (other than the terms of the relevant Extraordinary Resolution) in any respect; or

(b)                              amend or modify drafts of the Programme Supplemental Trust Deed, the Exchangeable Bonds Supplemental Trust Deed, the New Interbolsa Instrument, the Programme Supplemental Agency Agreement or the Exchangeable Bonds Supplemental Agency Agreement.

No material amendment may be made later than 10:00 a.m. (London/Lisbon time) on the second Business Day before the Revocation Deadline.

If any such amendment as is referred to in (a) above is made which, in the relevant Issuer’s opinion (in consultation with the Solicitation Agents and the Trustee), is materially prejudicial to the interests of the relevant Noteholders, the relevant Extraordinary Resolution will not be presented to the Meeting and a new meeting may be convened by such Issuer to consider a new extraordinary resolution which incorporates those amendments.

Each Issuer will ensure that Noteholders are notified of any such amendment or extension as soon as is reasonably practicable thereafter (and in any event not later than 10:00 a.m. (London/Lisbon time) on the second Business Day before the Revocation Deadline) by giving notice using the methods set out in “The Consent Solicitation — Notices” above.

Each Issuer also reserves the right to waive any or all of the conditions of the Consent Solicitation as set out in this Consent Solicitation Memorandum subject as set out above.

The Issuers reserve the right, at their sole discretion, to withdraw any or all of the Proposals at any time before the relevant Meeting(s) (or any adjourned Meeting(s)) or to refrain from entering into the relevant Supplemental Trust Deed (or, in the case of the PT Notes, the New Interbolsa Instrument) or the relevant Supplemental Agency Agreement even if the relevant Extraordinary Resolution is passed. In the event that any Proposals are withdrawn, the relevant Meeting will still be held, but the Issuers will be under no obligation to enter into the relevant Supplemental Trust Deed (or, in the case of the PT Notes, the New Interbolsa Instrument) or the relevant Supplemental Agency Agreement to give effect to the amendments contained in the relevant Extraordinary Resolution.

The Issuers also reserve the right, at their sole discretion at any time prior to the Expiration Deadline, to terminate the Consent Solicitation.

9.                                   Governing Law and Forum

The Consent Solicitation, this Consent Solicitation Memorandum, any Consent Instruction, any form of proxy and all contracts resulting therefrom and any non-contractual obligation arising out of or in connection with any of them, in each case in respect of the Exchangeable Bonds, shall be governed by, and construed in accordance with, the laws of England. Any Declaration of Participation, Declaration of Financial Intermediary, any Consent Instruction, any form of proxy issued, in each case in respect of the PT Notes, and all contracts resulting therefrom and any non-contractual obligation arising out of or in connection with any of them, shall be governed by, and construed in accordance with, the laws of Portugal. Submission by, or on behalf of, a Noteholder of a Consent Instruction constitutes his or her submission, in relation to all matters arising out of or in connection with the Consent Solicitation, this Consent Solicitation Memorandum, any Consent Instruction and all contracts resulting therefrom and any non-contractual obligation arising out of or in connection with any of them, to the exclusive jurisdiction of the courts of England.

RISK FACTORS AND OTHER CONSIDERATIONS

Before making a decision with respect to the Consent Solicitation, Noteholders should carefully consider, in addition to the other information contained in this Consent Solicitation Memorandum, the following matters.

Risks and other Considerations Related to the Proposals

All Noteholders of a Series of Notes are bound by the relevant Extraordinary Resolution.

If the Extraordinary Resolution relating to a Series is passed and if the Proposals are implemented, all Noteholders of such Series will be bound by the Proposals, including those that voted against or abstained from voting on the Proposals.

Implementation of Proposals.

The waivers of Events of Default and Potential Events of Default referred to in each Extraordinary Resolution will be effective immediately if such Extraordinary Resolution is passed provided that the relevant Supplemental Trust Deed is executed prior to the completion of the Capital Increase. If the relevant Supplemental Trust Deed is not executed prior to the completion of the Capital Increase, such waivers will be rescinded and will be deemed never to have been given.

The other Proposals in relation to the PT Notes will be implemented by the Programme Supplemental Trust Deed and the New Interbolsa Instrument, and the other Proposals in relation to the Exchangeable Bonds will be implemented by the Exchangeable Bonds Supplemental Trust Deed. The guarantee of the Notes by Oi is set out in each of the Supplemental Trust Deeds. The execution of the Supplemental Trust Deeds (and, in the case of the PT Notes, the New Interbolsa Instrument) will take place after the relevant Extraordinary Resolutions have been passed, although the terms of the Supplemental Trust Deeds (and, in the case of the PT Notes, the New Interbolsa Instrument) remain conditional on, and will not take effect unless and until, the completion of the Capital Increase.

The Proposals in respect of each Series are not conditional on the approval of the Extraordinary Resolution in respect of the other Series.

The Proposals in respect of each Series are independent and are not conditional on the approval of the Extraordinary Resolution in respect of the other Series (or on the passing of any other extraordinary resolution by the holders of any other securities of either Issuer). As such, the Proposals in respect of each Series may be implemented if the relevant Extraordinary Resolution is approved, whether or not the Extraordinary Resolution in respect of the other Series (or any other extraordinary resolution by the holders of any other securities of either Issuer) is also approved.

No assurance that the Proposals will be implemented.

The implementation of the Proposals is conditional on not only the passing of the Extraordinary Resolution in respect of the relevant Series and completion of the Capital Increase (including the conditions thereto - see “Background to the Proposals — Conditions to Business Combination”) but it is also dependent on the directors of Oi approving the giving of the guarantee by Oi in respect of the Notes. Accordingly no assurance is given that the Proposals in respect of any Series will be implemented.

Furthermore, the Issuers reserve the right in their absolute discretion to withdraw any or all of the Proposals or to refrain from entering into the relevant Supplemental Trust Deed (and, in the case of the PT Notes, the New Interbolsa Instrument) or the relevant Supplemental Agency Agreement, even if the relevant Extraordinary Resolution is passed.

The implementation of the Proposals may be subject to significant delay.

The timing for the implementation of the Proposals will be delayed if there is any delay in the completion of the Capital Increase and/or the Business Combination. Accordingly, the implementation of the Proposals may be delayed significantly beyond the date set out in the Indicative Solicitation Timetable. Any such delay shall not invalidate any approved Extraordinary Resolution or impair the Issuers’ ability to implement the Proposals once the relevant conditions have been satisfied.

Notes held through the Clearing Systems.

In relation to the delivery or revocation of electronic voting instructions or obtaining forms of proxy or otherwise making arrangements for the giving of voting instructions, in each case through the Clearing Systems, Noteholders holding Notes in Euroclear or Clearstream, Luxembourg should note the particular practice and policy of the relevant Clearing System, including any earlier deadlines set by such Clearing System.

Voting in respect of the Consent Solicitation.

A Noteholder should either deliver or procure delivery on its behalf of a valid Consent Instruction in respect of the relevant Extraordinary Resolution to the Tabulation Agent (in the case of either Series of Notes) or to the Chairman of the Meeting (in the case of the PT Notes) before the Early Voting Deadline or the Expiration Deadline in accordance with the terms of this Consent Solicitation Memorandum and not validly revoke its Consent Instruction. Only Direct Participants or Registered Holders may validly deliver Consent Instructions. Noteholders who are not Direct Participants or Registered Holders should arrange for the Direct Participant or Registered Holder (as applicable) through which they hold their Notes to deliver a Consent Instruction on their behalf to the Tabulation Agent or to the Chairman of the Meeting (as applicable), as more particularly described below under “The Consent Solicitation — Procedures for Voting”.

Noteholders who have not delivered or arranged for the delivery of a Consent Instruction as provided above but who wish to attend and vote at the relevant Meeting or otherwise give voting instructions may do so by appointing a proxy or otherwise in accordance with the voting procedures set out in the relevant Notice and the relevant Trust Deed.

Early Consent Fee and Late Consent Fee.

Noteholders should note that the Early Consent Fee or the Late Consent Fee (as applicable) is only payable to a Noteholder who has either delivered or procured delivery on its behalf of a valid Consent Instruction in favour of the relevant Extraordinary Resolution in respect of the Consent Solicitation in accordance with the terms of this Consent Solicitation Memorandum and not validly revoked its Consent Instruction. In order to be eligible for the Early Consent Fee, the Consent Instruction must be received by the Tabulation Agent (in the case of either Series of Notes) or by the Chairman of the Meeting (in the case of the PT Notes) by the Early Voting Deadline, or, in order to be eligible for the Late Consent Fee, such Consent Instruction must be received after the Early Voting Deadline but prior to the Expiration Deadline.

Noteholders should note that the Early Consent Fee is payable in two instalments and that the Late Consent Fee is payable in one instalment, and only in the event that the Payment Conditions are satisfied.  See “The Consent Solicitation — Early Consent Fee and Late Consent Fee” for further details.

Only Direct Participants may deliver a valid Consent Instruction to the Tabulation Agent and only Registered Holders may deliver a valid Consent Instruction to the Tabulation Agent or the Chairman of the Meeting (as applicable). To the extent that the beneficial owner of the relevant Notes is not a Direct Participant or a Registered Holder, the Early Consent Fee or Late Consent Fee (as applicable) will only be paid to the relevant Direct Participant or Registered Holder and such payment to the Direct Participant or Registered Holder will satisfy the obligations of the relevant Issuer in respect of the payment of the Early Consent Fee or the Late Consent Fee (as applicable).

Exchangeable Bonds — Restrictions on the transfer of Notes.

In the case of the Exchangeable Bonds, when considering whether to submit a Consent Instruction or appoint a proxy in order to attend and vote at the relevant Meeting in person, Noteholders should take into account that restrictions on the transfer of the Notes by Noteholders will apply from the time of such submission or request. Noteholders will, on submitting a Consent Instruction or appointing a proxy, agree that the relevant Notes will be blocked in the relevant Clearing System with effect from the date on which the Consent Instruction is submitted or the proxy is appointed until, in the case of a Consent Instruction, the earlier of (i) the date on which the Consent Solicitation is terminated by the Issuer (provided that such termination is more than 48 hours before the time set for the relevant Meeting) and (ii) the conclusion of the relevant Meeting (or, if applicable, any adjournment of the relevant Meeting), subject to valid revocation, or in the case of an appointment of proxy, the earlier of (i) the conclusion of the relevant

Meeting (or, if applicable, the relevant adjourned Meeting) and (ii) the surrender of the proxy form to the Paying Agent who issued the same and the notification by such Paying Agent to the relevant Clearing System of such surrender or the compliance in such other manner with the rules of the relevant Clearing System.

PT Notes — Obligation to give notice of transfer of Notes.

The PT Notes will not be subject to blocking, and accordingly may be transferred even after a Consent Instruction has been submitted. However, only Noteholders who, at 12:00 a.m. (Lisbon time) on the Record Date, hold at least one Note shall be entitled to participate and vote at the Meeting. The right to participate and to vote at the Meeting is not affected by any transfer of Notes after the Record Date, nor does it depend on such Notes being blocked between the Record Date and the date of the Meeting. Noteholders will, on requesting the submission of a Declaration of Financial Intermediary, or upon delivering a Consent Instruction undertake to give notice immediately to the Chairman of the Meeting and the CMVM if they transfer any of the Notes which are the subject of such Declaration of Financial Intermediary or such Consent Instruction between the Record Date and the conclusion of the relevant Meeting (or, if applicable, any adjournment of such Meeting).

Responsibility for Complying with the Procedures of the Consent Solicitation.

Noteholders are responsible for complying with all of the procedures for voting. None of the Issuers, PTC, Oi, TmarPart, the Solicitation Agents, the Trustee, the Paying Agents and the Tabulation Agent assume any responsibility for informing Noteholders of defects, irregularities or delays with respect to Consent Instructions or the appointment of a proxy.

Irrevocability of Consent Instructions.

Notwithstanding the right of Noteholders to revoke Consent Instructions or forms of proxy, such revocation will only be accepted if validly submitted before the Revocation Deadline.

Subsequent Offers.

Whether or not the Proposals are implemented for any of the Notes, Oi or the Issuers may at any time make or procure the making of a new proposal to the Noteholders (or any of them) on such terms as they or it may determine. Any such new proposal may be materially less or more favourable to Noteholders.

Risks Related to the Business Combination.

The terms and conditions of the Business Combination remain subject to negotiation and modification, and those terms and conditions could be modified following the Early Voting Deadline or the Expiration Deadline in a manner that Noteholders may deem to be important.

The Consent Solicitation has been commenced prior to the implementation of the steps of the Business Combination described in “Background to the Proposals” and in the Disclosure Annex incorporated by reference herein. The description of the terms and conditions of the Business Combination, the description of the risks relating to the Business Combination and the other information regarding the Business Combination, PT, Oi and TmarPart is based on the parties’ current expectations of the terms and conditions and information currently available.  The terms and conditions of the Business Combination could be modified following the Early Voting Deadline or the Expiration Deadline, as the case may be, as a result of negotiations among the parties, requirements of regulatory authorities or other factors, including in a manner that Noteholders may deem to be important.

The implementation of the Business Combination may face significant challenges, and the ultimate advantages expected to be derived from this transaction will continue to be subject to a number of factors that are beyond the Issuers’ control.

The implementation of the Business Combination may present significant challenges, including unanticipated costs and delays, shareholder or creditor opposition, regulatory interference and excessive diversion of the attention of the management of Portugal Telecom, Oi and TmarPart from the day-to-day management of their respective operating activities. If the senior management of Portugal Telecom, Oi and TmarPart are unable to efficiently implement the Business Combination, the businesses of Portugal Telecom, Oi and TmarPart could suffer. It cannot be guaranteed that the management of Portugal Telecom, Oi and TmarPart will successfully or cost-effectively implement the Business Combination.

The Business Combination may not result in the benefits that Portugal Telecom, Oi and TmarPart seek to achieve.

The ultimate advantages which are expected to derive from the Business Combination, such as the achievement of economies of scale, the maximisation of operational synergies, the reduction of operational risks, the optimisation of efficient investments, the adoption of best operational practices, the increased liquidity for the shareholders of Oi and Portugal Telecom and the diversification of the shareholder bases of Portugal Telecom, Oi and TmarPart, will depend upon, among other factors, TmarPart’s future performance, market conditions, investor interest in TmarPart’s securities, the retention of key employees, the successful integration of the companies and general economic, political and business conditions in Brazil, Portugal and other countries in which TmarPart operates. The integration of Portugal Telecom, Oi and TmarPart will be a complex, costly and time-consuming process. There is no guarantee that the benefits that Portugal Telecom, Oi and TmarPart seek to achieve through the Business Combination will be realised. Any failure to integrate the companies or achieve the synergies and other benefits of the Business Combination could cause significant operating inefficiencies and affect the profitability of TmarPart and its consolidated subsidiaries, including Oi.

TmarPart may have actual or potential conflicts of interest with the Noteholders relating to the Business Combination, and TmarPart’s significant shareholders who negotiated the terms of the Business Combination may have different interests from Noteholders’ interests.

TmarPart may have actual or potential conflicts of interest with the Noteholders because Portugal Telecom, Andrade Gutierrez S.A. and Jereissati Telecom S.A., the controlling shareholders of TmarPart and thus, of Oi, exercise voting control over the boards of directors of TmarPart and Oi. While the exchange ratios for the merger of shares will be determined in accordance with all applicable laws and regulations in Brazil and the exchange ratio for the merger will be determined in accordance with all applicable laws and regulations in Portugal, these ratios may be higher or lower than those that could be achieved through negotiations between parties without cross-shareholding relationships.  Other terms and conditions of the Business Combination may also differ from those that could have been achieved through negotiations between parties without cross-shareholder relationships, and the Noteholders might have preferred such other terms, including any terms that might have enhanced the financial condition, liquidity or results of operations of Oi or PT Portugal.

In addition, the terms of the Business Combination include the use of funds of Portugal Telecom to subscribe for convertible debentures, the proceeds of which will ultimately be used to repay substantially all of the indebtedness of AG Telecom, LF Tel and TmarPart. This use of funds to subscribe for convertible debentures and to repay substantially all of the indebtedness of these shareholders of Oi might be different than the terms of a transaction that could have been achieved in negotiations between parties without cross-shareholding relationships. Noteholders might have preferred different terms or a different use for Portugal Telecom’s funds.

After the completion of the Business Combination, TmarPart and Oi will have a substantial amount of existing debt, which could restrict their financing and operating flexibility and have other adverse consequences.

As of 30 September 2013, (1) Oi had aggregate outstanding indebtedness in the amount of R$34,731 million, (2) Portugal Telecom had aggregate outstanding indebtedness in the amount of €7,350 million (R$22,349 million) and (3) TmarPart had aggregate outstanding indebtedness in the amount of R$3,329 million, excluding the debt of its consolidated subsidiaries. Although TmarPart expects that all of its outstanding debt (other than debt of its consolidated subsidiaries) will be repaid prior to the completion of the Business Combination, Oi and Portugal Telecom will remain subject to certain financial covenants that will limit their ability to incur additional debt. The level of TmarPart consolidated indebtedness after the completion of the Business Combination and the requirements and limitations imposed by these debt instruments could adversely affect TmarPart financial condition or results of operations. In particular, the terms of some of these debt instruments will restrict the ability of TmarPart’s subsidiaries, to:

•                                          incur additional debt;

•                                          grant liens;

•                                          pledge assets;

•                                          sell or dispose of assets; and

•                                          make certain acquisitions, mergers and consolidations.

Furthermore, some of these debt instruments include financial covenants that will require Oi to maintain certain specified financial ratios. Additionally, the instruments governing a substantial portion of these debt instruments contain cross-default or cross-acceleration clauses and the occurrence of an event of default under one of these instruments could trigger an event of default under other indebtedness or enable the creditors under other indebtedness to accelerate that indebtedness.

If TmarPart or its subsidiaries are unable to incur additional debt after the completion of the Business Combination, TmarPart may be unable to invest in its businesses and make necessary or advisable capital expenditures, which could reduce future net operating revenue and adversely affect TmarPart profitability. In addition, cash required to service the indebtedness of TmarPart after the completion of the Business Combination will reduce the amount available to TmarPart to make capital expenditures.

If the growth in net operating revenue of the constituent companies in the Business Combination slows or declines in a significant manner, for any reason, TmarPart may not be able to continue servicing its debt. If TmarPart is unable to meet these debt service obligations or comply with these debt covenants, it could be forced to renegotiate or refinance this indebtedness, seek additional equity capital or sell assets. In this circumstance, TmarPart may be unable to obtain financing or sell assets on satisfactory terms, or at all.

The recapitalisation of TmarPart will increase its net indebtedness after the completion of the Business Combination as compared to the sum of the net indebtedness of Portugal Telecom and Oi.

As part of the Business Combination, Portugal Telecom is expected to purchase debentures from newly created subsidiaries of certain affiliates of AG Telecom and LF Tel (“NewCo1” and “NewCo2”) for R$4,648 million, the proceeds of which will ultimately be used to repay substantially all of the indebtedness of AG Telecom, LF Tel and TmarPart (excluding indebtedness of TmarPart’s consolidated subsidiaries). AG Telecom and LF Tel are shareholders of TmarPart and Oi and are parties to certain shareholders’ agreements with Portugal Telecom described in “Item Four: Information on the Company—Our Businesses—Brazilian Operations (Oi)—Strategic Partnership with Oi” of Portugal Telecom’s Annual Report on Form 20-F for the year ended 31 December 2012, filed with the SEC on 30 April 2013. As of 30 September 2013, AG Telecom had aggregate outstanding indebtedness in the amount of R$660 million, LF Tel had aggregate outstanding indebtedness in the amount of R$659 million, and TmarPart had aggregate outstanding indebtedness in the amount of R$3,329 million aggregate principal of outstanding debt.

As of 30 September 2013, Oi had aggregate outstanding indebtedness in the amount of R$34,731 million and R$3,130 million of cash and cash equivalents, and Portugal Telecom had aggregate outstanding indebtedness in the amount of €7,350 million aggregate principal of outstanding debt and €2,541 million of cash and cash equivalents. Although Oi is expected to receive proceeds in the cash portion of the Capital Increase that should reduce Oi’s net debt (which is defined as total indebtedness less cash and cash equivalents), the use of the proceeds of the NewCo 1 and NewCo 2 debentures to repay the indebtedness of AG Telecom, LF Tel and TmarPart is expected to increase TmarPart’s net debt as compared to the sum of the net debt of Portugal Telecom and Oi if Portugal Telecom were not to invest in the NewCo 1 and NewCo 2 debentures.

As a result of these factors, the risks normally associated with significant amounts of debt, which could have important consequences to Noteholders, will be increased. The indebtedness of TmarPart and its consolidated subsidiaries, including Oi, could, among other things:

•                                          require TmarPart and its consolidated subsidiaries, including Oi, to use a substantial portion of their cash flow from operations to pay their obligations, thereby reducing the availability of their cash flow to fund working capital, operations, capital expenditures, dividend payments, strategic acquisitions, expansion of their operations and other business activities;

•                                          increase their vulnerability to general adverse economic and industry conditions;

•                                          limit, along with financial and other restrictive covenants in the debt instruments of TmarPart and its consolidated subsidiaries, including Oi, their ability to borrow additional funds or dispose of assets; and

•                                          place TmarPart and its consolidated subsidiaries, including Oi, at a competitive disadvantage compared to their competitors that have less debt.

TmarPart and its consolidated subsidiaries may also need to refinance all or a portion of this debt on or before maturity, and they may not be able to do this on commercially reasonable terms or at all.

The merger of shares has not been approved by the boards of directors or shareholders of Oi or TmarPart.

Under Brazilian law, prior to the submission of the merger of shares to the shareholders of Oi and TmarPart, the boards of directors of Oi and TmarPart must approve the merger of shares and the Protocol of Merger of Shares and Instrument of Justification (Protocolo e Justificação de Incorporação de Ações) between TmarPart and Oi, which is referred to as the Oi merger agreement.

Following the approval of the merger of shares and the Oi merger agreement by the boards of directors of Oi and TmarPart, the merger of shares and the Oi merger agreement will be submitted to an extraordinary general shareholders meetings of Oi and TmarPart. Approval of the merger of shares will require (1) the affirmative vote of holders representing a majority of the number of issued and outstanding TmarPart common shares present or represented at a duly convened extraordinary general shareholders’ meeting, and (2) the affirmative vote of holders representing a majority of the total number of issued Oi common shares.

Oi’s board of directors is expected to approve the merger of shares and the Oi merger agreement at a meeting to be convened shortly after the completion of the Capital Increase, and TmarPart’s board of directors is expected to approve the merger of shares and the Oi merger agreement at a meeting to be convened on the same date. However, no assurances can be offered that these approvals will be obtained. In addition, Portugal Telecom has been advised that holders of a sufficient number of shares of Oi and TmarPart intend to vote in favour of the merger of shares at the extraordinary general shareholders meetings of Oi to approve the merger of shares. However, there is no assurance that these approvals will be obtained.

The merger has not been approved by the boards of directors or shareholders of TmarPart or Portugal Telecom.

Under Brazilian and Portuguese law, prior to the submission of the merger to the shareholders of TmarPart and Portugal Telecom, the boards of directors of TmarPart and Portugal Telecom must approve the merger and the Protocol of Merger and Instrument of Justification (Protocolo e Justificação de Incorporação) between TmarPart and Portugal Telecom, which is referred to as the PT merger agreement.

Following the approval of the merger and the PT merger agreement by the boards of directors of TmarPart and Portugal Telecom, the merger and the PT merger agreement will be submitted to extraordinary general shareholders meetings of TmarPart and Portugal Telecom. Approval of the merger will require (1) the affirmative vote of holders representing a majority of the number of issued and outstanding TmarPart common shares present or represented at a duly convened extraordinary general shareholders’ meeting, and (2) the affirmative vote of holders representing two-thirds of the total number of outstanding Portugal Telecom ordinary shares and A shares at an extraordinary general shareholders’ meeting duly convened on first call. The boards of directors of TmarPart and Portugal Telecom are expected to approve the merger and the PT merger agreement at a meeting to be convened shortly after the completion of the Capital Increase. However, there is no assurance that these approvals will be obtained. In addition, Portugal Telecom has been advised that holders of a sufficient number of shares of TmarPart intend to vote in favour of the merger at the extraordinary general shareholders meeting of TmarPart to approve the merger. However, there is no assurance that this approval will be obtained. Finally, there is no assurance that the shareholders of Portugal Telecom will approve the merger.

ANATEL may impose significant obligations on TmarPart as conditions to its approval of the merger, and compliance with these obligations could materially and adversely affect TmarPart’s business, financial condition and results of operations.

Under Brazilian regulations, the merger must be submitted to ANATEL to assess its effects on the Brazilian telecommunications services market and to confirm whether the applicable requirements will be met. TmarPart submitted the merger to ANATEL on 12 December 2013. If ANATEL takes any action to impose conditions or performance commitments on TmarPart as part of the approval process for the merger, including conditions that would require TmarPart to undertake significant capital expenditures or would require Oi to divest any significant part of its assets, that action could materially and adversely affect TmarPart’s business, financial condition and results of operations and prevent TmarPart from achieving the anticipated benefits of the merger.

The Portuguese Competition Authority may prohibit the merger if it determines that the merger is capable of significantly impeding effective competition in the Portuguese market.

The merger is subject to clearance by the Portuguese Competition Authority and may only be completed after such clearance is obtained following a non-opposition decision (express or tacit). PT submitted a draft notification to the Portuguese Competition Authority on 20 January 2014. Subsequently, the Portuguese Competition Authority may request additional information prior to making a formal filing. The Portuguese Competition Authority may prohibit the merger if it determines that the merger is capable of significantly impeding effective competition in the Portuguese market.

In connection with the Portuguese antitrust review, the Portuguese Competition Authority may ask ANACOM to issue a non-binding opinion on the possible impact of the merger on the Portuguese electronic communications markets in which Portugal Telecom operates. In response to this request, ANACOM may suggest remedies to be adopted by the Portuguese Competition Authority to address effects that ANACOM considers may adversely affect consumers or competition in the Portuguese electronic communications markets.

Additionally, as PT is an active participant in the Portuguese television distribution market, the Portuguese Competition Authority may request an opinion from the Portuguese Media Regulation Authority (Entidade Reguladora para a Comunicação Social), or ERC, in connection with the Portuguese antitrust review. There is no assurance that the Portuguese Competition Authority will not prohibit the merger or will not impose additional conditions to the approval of the merger.

Portugal Telecom and Oi will be subject to business uncertainties and contractual restrictions while the Business Combination is pending.

Uncertainty about the effect of the Business Combination on employees, suppliers, partners, regulators and customers may have an adverse effect on TmarPart, Oi and Portugal Telecom. These uncertainties could cause suppliers, customers, business partners and others that deal with Oi or Portugal Telecom to defer purchases, the consummation of other transactions or other decisions concerning their respective businesses, or to seek to change existing business relationships with them. In addition, employee retention may be particularly challenging until the business combination is consummated, as employees may experience uncertainty about their future roles in TmarPart and its consolidated subsidiaries. If key employees depart because of issues relating to the uncertainty and difficulty of integration, TmarPart’s business could be harmed. In addition, the merger plan restricts Oi and Portugal Telecom from undertaking major investments and taking other specified actions until the Business Combination occurs unless otherwise agreed. These restrictions may prevent Oi and Portugal Telecom from pursuing attractive business opportunities that may arise prior to the completion of the Business Combination.

If Portugal Telecom fails to obtain all required consents, approvals and waivers, third parties may terminate or alter existing contracts.

Third parties hold pre-emption rights in certain licenses and assets of Portugal Telecom and such rights may be exercisable in connection with the Business Combination. Portugal Telecom is also a party to joint ventures, license agreements and other agreements and instruments, some of which contain change of control provisions that may be triggered by the Business Combination. In addition, other agreements of Portugal Telecom may require the payment of fees in connection with a change of control transaction. If Portugal Telecom is unable to obtain any necessary waiver or consent, the operation of change of control provisions or the exercise of pre-emption rights may cause the loss of significant contractual rights and benefits, the termination of joint venture agreements and licensing agreements or may require the renegotiation of financing agreements and/or the payment of significant fees. We cannot assure investors that TmarPart will be able to negotiate new agreements on terms as favorable to it as those that Portugal Telecom had, or at all.

PT Ventures, an indirect subsidiary of Portugal Telecom, may continue to experience difficulties in receiving dividend payments from Unitel and otherwise exercising and enforcing its rights as a shareholder and under the shareholders’ agreement of Unitel.

Portugal Telecom has an indirect 18.75% economic interest in Unitel S.A.R.L., or Unitel, an Angolan mobile telecommunications services provider, through Portugal Telecom’s 75%-owned subsidiary Africatel Holdings B.V., or Africatel. PT Ventures, a subsidiary of Africatel, holds a 25% interest in Unitel and is party to a shareholders’ agreement with the other three shareholders of Unitel that is governed by Angolan law, which we refer to as the Unitel shareholders’ agreement.  Among other things, the agreement provides a right of first refusal to the other shareholders if any shareholder desires to transfer any or all of its shares of Unitel, other than transfers to certain affiliated companies.  The agreement also provides that a breach of a material obligation by any shareholder permits the other shareholders to purchase that shareholder’s stake at net asset value. Disputes under the shareholders’ agreement are decided by arbitration.

PT Ventures has not received dividends since November 2012, and it has not received dividends with respect to Unitel’s 2011 and 2012 fiscal years. As of 30 September 2013, 31 December 2012 and 31 December 2011, PT Ventures had €243.5 million, €245.7 million and €134.7 million of accounts receivable, respectively, from Unitel (including €210.2 million, €215.1 million and €121.7 million of dividends receivable, respectively). For certain dividend payments, Unitel is awaiting the authorisation from the Central Bank of Angola to remit the dividends to PT Ventures outside Angola, and for other dividend payments, Unitel has received Central Bank authorisation but PT Ventures has not yet received them.

As a result of disputes between PT Ventures and the other shareholders of Unitel over Portugal Telecom’s sale of a minority interest in Africatel during 2007, PT Ventures faces challenges in exercising its rights under, and receiving the benefits of, the Unitel shareholders’ agreement and the shares it holds. In addition, PT Ventures has not always been able to appoint all the members to the board of directors to which it is entitled under the Unitel shareholders’ agreement, and PT Venture’s interpretation of the shareholders’ agreement has not always agreed with that of the other Unitel shareholders.

The challenges faced by PT Ventures may be exacerbated by the Business Combination, particularly if the other shareholders of Unitel allege that the Business Combination triggers a right of first refusal to purchase PT Ventures’s interest in Unitel under the shareholders’ agreement.  If this right of first refusal were to be proven to be triggered, PT Ventures might be forced to sell its stake in Unitel under the same terms and conditions as those of the Business Combination. Even if a right of first refusal pursuant to the Unitel shareholders’ agreement is not triggered by the Business Combination, Portugal Telecom could find it necessary to dedicate significant time and resources to achieving an acceptable resolution to disagreements between PT Ventures and the other Unitel shareholders, and PT Ventures’s efforts may prove unsuccessful.  Any failure to achieve an appropriate solution to these disagreements could have a material adverse effect on PT Ventures’s ability to receive past and future dividends, to exercise its rights under the Unitel shareholders’ agreement and to preserve the value of its investment.

The minority shareholder of Africatel has asserted that the Business Combination triggers certain of its rights under the Africatel’ shareholders agreement and has expressed its interest in achieving liquidity in the Business Combination. If Portugal Telecom is required to purchase this interest in Africatel, it will divert resources that could have otherwise been deployed to reduce indebtedness or make investments under Portugal Telecom’s business plan. If any such purchase is funded through the incurrence of additional debt of Portugal Telecom, there would be an adverse effect on the consolidated leverage of the combined company following the Business Combination.

Portugal Telecom indirectly owns 75% of the share capital of Africatel and Samba Luxco S.à.r.l., an affiliate of Helios Investors LP, owns the remaining 25%.  Africatel holds all of Portugal Telecom’s interests in telecommunications companies in sub-Saharan Africa, including Unitel in Angola, Cabo Verde Telecom in Cape Verde, Mobile Telecommunications Limited, or MTC, in Namibia and CST Companhia Santomense de Telecomunicações S.A.R.L. in São Tomé and Príncipe. Portugal Telecom, PT Ventures and Samba Luxco S.à.r.l. are parties to a shareholders’ agreement under which Portugal Telecom has ownership and management control of Africatel, which we refer to as the Africatel shareholders’ agreement.

In January 2014, Portugal Telecom received a letter from Samba Luxco S.à.r.l., asserting that the business combination triggers certain of its rights under the Africatel shareholders’ agreement, without specifying those rights, and has expressed its interest in achieving liquidity in the Business Combination. While reserving its rights, Portugal Telecom has indicated its willingness to enter into discussions with Samba Luxco S.à.r.l.

If Portugal Telecom acquires the interest of Samba Luxco S.à.r.l. in Africatel, whether voluntarily or as a result of the exercise of any rights under the Africatel shareholders’ agreement, the acquisition of this interest would reduce the resources that would be available to Portugal Telecom and Oi to reduce their outstanding indebtedness or pursue other investment opportunities. In addition, if Portugal Telecom or Oi incurred additional indebtedness to fund the acquisition of this interest from Samba Luxco S.à.r.l., the consolidated leverage of the combined company would increase from the levels initially expected as a result of the Business Combination.

The business combination may trigger rights of Portugal Telecom’s other joint venture partners or may otherwise lead to an unwinding of those joint ventures.

The agreements governing Portugal Telecom’s other joint ventures in Africa and Asia may contain provisions that confer certain rights, including call and put rights, on its joint venture parties in the event of a change of control or merger of Portugal Telecom.  If these rights are triggered, we could be forced to exit one or more profitable joint ventures and sell our shares to our joint venture partners at a price significantly lower than the fair market value of our interests in those joint ventures. Alternatively, we could be required to use cash to purchase the joint venture interests of our partners in one or more joint ventures. Any such event could have a material adverse effect on our investment strategy for Africa and Asia, our growth prospects and/or our liquidity and cash flow.

Even if no contractual provision is triggered by any step in the business combination, our relationship with these joint venture partners could change or worsen as a result of the business combination for political, commercial or other reasons.  Portugal Telecom does not own a controlling stake in most of its joint ventures, and any challenges that arise with its joint venture partners as a result of the business combination or otherwise could lead to costly and time-consuming negotiations, arbitration or litigation or potentially to the unwinding of our investment in those ventures at a price significantly lower that the fair market value of our investment.

Oi’s ordinary shareholders may have withdrawal rights in connection with the Business Combination.

Brazilian legislation grants the right to withdraw from a company (against reimbursement of shares held) to dissenting shareholders, i.e., shareholders who do not agree with a general shareholders’ meeting resolution that approves the merger of a company’s shares into another company. For this purpose, dissenting shareholders include those that have voted against the resolution, shareholders that did not vote and those who were not present at the relevant meeting. In the case of Oi shares, whenever withdrawal rights are granted, the reimbursement price is based on Oi’s net asset value per share.

The Brazilian legislation also sets forth that the right to withdraw does not apply to holder of a class or type of shares that has market liquidity and dispersion. Liquidity is evidenced when the type or class of share, or the certificate that represents it, is part of a general index representing a portfolio of securities in Brazil or abroad, as defined by the Brazilian Securities and Exchange Commission (CVM). Dispersion is evidenced when the majority shareholder, the controlling corporation or other corporations under their control hold less than half of the issued shares of the applicable type or class.

Oi understands that holders of Oi’s ordinary shares do not have withdrawal rights in case of approval of the merger of Oi’s shares into TmarPart. However, the Brazilian Securities and Exchange Commission (CVM) technical body (the Superintendência de Relações com Empresas) issued an official opinion on the matter stating that it understands that Oi’s ordinary shares do have withdrawal rights in this case. Oi has filed with the CVM a challenge to this opinion, but no final decision has been rendered yet by the CVM. In addition, such decision by the CVM may be challenged by either Oi or its minority shareholders in courts.

In the event Oi ultimately grants withdrawal rights to holders of Oi’s ordinary shares, Oi may be required to make large cash payments, and such payments could decrease Oi’s cash balances and limit its ability to borrow funds or fund capital expenditures, which may adversely affect Oi.

The Memorandum of Understanding with respect to the Business Combination contains exclusivity provisions which prohibit PT, Oi and certain of their affiliates from soliciting or considering alternative proposals from any third party.

The Memorandum of Understanding, dated 1 October 2013, with respect to the Business Combination contains exclusivity provisions which prohibit PT, Oi and certain of their affiliates from soliciting or considering alternative proposals from any third party. As a result, these provisions may prevent Oi or PT from receiving or accepting an alternative proposal that could result in greater value to the shareholders of such entity.

Unaudited pro forma consolidated condensed financial information.

The unaudited pro forma consolidated condensed financial information for Oi, TmarPart and PT Portugal included herein and in the Disclosure Annex may not accurately reflect the financial condition and results of operations of Oi, TmarPart and PT Portugal had the proposed Capital Increase and Business Combination actually been completed as assumed in the unaudited consolidated condensed pro forma financial information. The preparation of the unaudited pro forma consolidated condensed financial information requires certain adjustments and assumptions to be made to the historical financial information. Such assumptions and adjustments are based upon Portugal Telecom’s preliminary analysis and based upon currently available information. Accordingly, Noteholders are cautioned that the unaudited pro forma consolidated condensed financial information included herein and in the Disclosure Annex is inherently unreliable and that it does not necessarily reflect the financial condition and results of operations that Oi, TmarPart and PT Portugal would have achieved, or will achieve in the future.

Noteholders should be aware that the unaudited pro forma consolidated condensed financial information included in the Consent Solicitation Memorandum and in the Disclosure Annex has not been audited or reviewed by the auditors of Oi, TmarPart and PT Portugal, and that accordingly the auditors have not issued any audit report or review report on the contents of such unaudited pro forma consolidated condensed financial information, or the basis upon which it has been prepared. The unaudited pro forma financial information included in the Consent Solicitation Memorandum and in the Disclosure Annex is solely based on assumptions and estimations made by the Issuers, and neither the Solicitation Agents nor the Tabulation Agent takes any responsibility or liability for the contents of such unaudited pro forma consolidated condensed financial information or the basis of preparation.

Risks Related to the Business of Portugal Telecom and Oi.

Noteholders should read and consider the risks associated with the business of Portugal Telecom and Oi because these risks will relate to TmarPart.

For risks relating to Portugal Telecom, see “Disclosure Annex—Part 5—Additional Information About Portugal Telecom” and “Item 3—Key Information—Risk Factors” in the Portugal Telecom Form 20-F, which is incorporated herein by reference (see “Documents Incorporated by Reference”).

For risks relating to Oi, see “Disclosure Annex —Part 1—Description of Oi” and “Item 3—Key Information—Risk Factors” in the Oi Form 20-F, which is incorporated herein by reference.

TAX CONSEQUENCES

In view of the number of different jurisdictions where tax laws may apply to a Noteholder, this Consent Solicitation Memorandum does not discuss the tax consequences to Noteholders of the Consent Solicitation or their receipt of the Early Consent Fee or the Late Consent Fee, if applicable. Noteholders are urged to consult their own professional advisers regarding these possible tax consequences under the laws of the jurisdictions that apply to them.  Noteholders are liable for their own taxes and have no recourse to the Issuers, PTC, Oi, TmarPart, the Solicitation Agents, the Trustee, Paying Agents or the Tabulation Agent with respect to taxes arising in connection with the Consent Solicitation.

SOLICITATION AGENTS

The Issuers have retained Barclays Bank PLC and Merrill Lynch International to act as Solicitation Agents for the Consent Solicitation. The Solicitation Agents and its affiliates may contact Noteholders regarding the Consent Solicitation and may request brokerage houses, custodians, nominees, fiduciaries and others to forward this Consent Solicitation Memorandum and related materials to Noteholders. The Issuers have entered into a solicitation agency agreement with the Solicitation Agents which contains certain provisions regarding payment for fees, expense reimbursement and indemnity arrangements. The Solicitation Agents and its affiliates have provided and continue to provide certain investment banking services to the Issuers and their respective affiliates for which they have received and will receive compensation that is customary for services of such nature.

None of the Solicitation Agents, the Trustee, the Tabulation Agent and the Clearing Systems nor any of their respective directors, employees or affiliates assumes any responsibility for the accuracy or completeness of the information concerning the Consent Solicitation, the Issuers, PTC, Oi or any of their affiliates contained in this Consent Solicitation Memorandum or incorporated by reference herein or for any failure by the Issuers to disclose events that may have occurred and may affect the significance or accuracy of such information.

The Solicitation Agents may, to the extent permitted by applicable law, have or hold a position in the Notes and make, or continue to make, a market in, or vote in respect of, or act as principal in any transactions in, or relating to, or otherwise act in relation to, the Notes. The Solicitation Agents may also (i) deliver Consent Instructions or attend and vote at a Meeting or otherwise make arrangements to be represented at a Meeting for their own account and (ii) deliver Consent Instructions or attend and vote at a Meeting or otherwise make arrangements to be represented at a Meeting on behalf of other Noteholders.

None of the Solicitation Agents, the Tabulation Agent and any of their respective directors, employees or affiliates is acting for any Noteholder, or will be responsible to any Noteholder for providing any protections which would be afforded to its clients or for providing advice in relation to the Consent Solicitation or the Proposals, and accordingly none of the Solicitation Agents, the Tabulation Agent and any of their respective directors, employees or affiliates makes any representation or recommendation whatsoever regarding the Consent Solicitation or the Proposals, or any recommendation as to whether Noteholders should approve the Proposals.

DOCUMENTS INCORPORATED BY REFERENCE

This Consent Solicitation Memorandum contains important information which Noteholders should read carefully before making any decision with respect to giving Consent Instructions or otherwise participating in the Consent Solicitation.

The following documents shall be incorporated in, and form part of, this Consent Solicitation Memorandum, except for any information superseded by information contained directly in this Consent Solicitation Memorandum:

(a)                              Portugal Telecom’s report on Form 6-K furnished by Portugal Telecom to the SEC on or about 7 February 2014 containing, among other things, the Disclosure Annex;

(b)                              Portugal Telecom’s Annual Report on Form 20-F for the year ended 31 December 2012, filed with the SEC on 30 April 2013;

(c)                               Oi’s Annual Report on Form 20-F/A for the year ended 31 December 2012, filed with the SEC on 29 November 2013;

(d)                              Oi’s unaudited consolidated financial statements as of and for the three- and nine-month periods ended 30 September 2013 and 2012 included in its Report on Form 6-K furnished to the SEC on 16 December 2013;

(e)                               any future Annual Reports on Form 20-F filed by Portugal Telecom with the SEC after the date of this Consent Solicitation Memorandum and prior to completion of the Consent Solicitation;

(f)                                any future Annual Reports on Form 20-F filed by Oi with the SEC after the date of this Consent Solicitation Memorandum and prior to completion of the Consent Solicitation;

(g)                               any future reports on Form 6-K that Portugal Telecom furnishes to the SEC after the date of this Consent Solicitation Memorandum and prior to completion of the Consent Solicitation that state in such reports that they are “incorporated herein by reference in the Consent Solicitation Memorandum” (notwithstanding that such reports may not define such term and that such reports may thereby also be incorporated by reference into documentation relating to other securities of Portugal Telecom or its affiliates); and

(h)                              any future reports on Form 6-K that Oi furnishes to the SEC after the date of this Consent Solicitation Memorandum and prior to completion of the Consent Solicitation that state in such reports that they are “incorporated herein by reference in the Consent Solicitation Memorandum” (notwithstanding that such reports may not define such term and that such reports may thereby also be incorporated by reference into documentation relating to other securities of Portugal Telecom or its affiliates).

These documents contain important information about the Issuers, Oi and TmarPart, and their financial condition, business and results.  The Tabulation Agent will provide without charge to each Noteholder upon written or oral request of any such Noteholder, a copy of any and all of the documents referred to above that have been or may be incorporated herein by reference, other than exhibits to such documents. To request this information, Noteholders should contact the Tabulation Agent at the telephone number or e-mail address on the back page of this Consent Solicitation Memorandum.

In addition, copies of the following documents are available from the date of this Consent Solicitation Memorandum to the date the last Meeting is concluded (i) on request from the Tabulation Agent and (ii) for collection or inspection during normal business hours at the office of the Tabulation Agent:

•                                          this Consent Solicitation Memorandum;

•                                          the draft Supplemental Trust Deeds;

•                                          the draft New Interbolsa Instrument;

•                                          the draft Supplemental Agency Agreements; and

•                                          the Notices.

ANNEX A

PROFORMA FINANCIAL STATEMENTS OF OI, TMARPART AND PT PORTUGAL

Unaudited Pro Forma Consolidated Condensed Financial Information

The unaudited pro forma consolidated condensed financial information of Oi and TmarPart presented below has been derived from:

•                  the historical unaudited interim consolidated financial statements of Oi as of 30 September 2013 and for the nine-month periods then ended, prepared in accordance with Brazilian GAAP, which are incorporated by reference in the Disclosure Annex from the Oi Interim Report;

•                  the historical unaudited interim consolidated financial statements of TmarPart as of 30 September 2013 and for the nine-month period then ended, prepared in accordance with IFRS, which are not included in the Disclosure Annex; and

•                  the historical unaudited interim consolidated financial statements of Portugal Telecom as of 30 September 2013 and for the nine-month period then ended, prepared in accordance with IFRS, which are included in the Disclosure Annex.

The unaudited pro forma consolidated condensed financial information of PT Portugal presented below has been derived from the historical unaudited interim stand-alone consolidated financial statements of PT Portugal as of 30 September 2013 and for the nine-month period then ended, prepared in accordance with accounting principles generally accepted in Portugal (“Portuguese GAAP”), which are not included in the Disclosure Annex.  Portuguese GAAP is substantially consistent with IFRS, except, insofar as it relates to PT Portugal, in respect of the accounting for investments in subsidiaries and associated companies using the equity method and accounting for subsidies for investments.

As described in “Part 4: Description of the Business Combination” of the Disclosure Annex, TmarPart will undertake an issuance and sale of convertible debt to recapitalize the company and permit TmarPart to pay all of its outstanding indebtedness prior to the merger of shares and the merger. As described under the caption “Part 4: Description of the Business Combination” of the Disclosure Annex, the Capital Increase, the merger of shares and the merger are steps in the business combination of TmarPart, Oi and Portugal Telecom. The business combination is expected to result in (1) Oi owning the assets comprising Portugal Telecom’s operations in Portugal and Africa, (2) Oi being a wholly-owned subsidiary of TmarPart, and (3) the shareholders of Oi and Portugal Telecom becoming shareholders of TmarPart.

The unaudited pro forma consolidated condensed financial information of Oi and TmarPart were prepared as if:

•                  the issuance of the TmarPart debentures described in the notes to the unaudited pro forma financial statements included below and the use of the proceeds thereof this issuance;

•                  the Capital Increase, including the transfer of all of the shares of PT Portugal to Oi in exchange for Oi common shares and Oi preferred shares to be issued in the Capital Increase;

•                  the merger of shares;

•                  the merger of TmarPart and Oi with the Oi Holding Companies that hold their shares; and

•                  the merger,

had been completed on 30 September 2013 for purposes of the unaudited pro forma balance sheet as of 30 September 2013, and on 1 January 2013 for purposes of the unaudited pro forma statements of operations for the nine-month period ended 30 September 2013. The pro forma assumptions and adjustments are described in the accompanying notes presented below.

The unaudited pro forma consolidated condensed financial information of PT Portugal was prepared to give effect to (1) the transfer of all of Portugal Telecom’s operating assets, except interests held directly or indirectly in TmarPart, Oi and Contax Holding, to PT Portugal, and (2) the assumption by PT Portugal of all of Portugal Telecom’s liabilities, as if such transactions had been completed on 30 September 2013 for purposes of the unaudited pro forma balance sheet as of 30 September 2013, and on 1 January 2013 for purposes of the unaudited pro forma statements of operations for the nine-month period ended 30 September 2013. The pro forma assumptions and adjustments are described in the accompanying notes presented below.

The unaudited pro forma consolidated condensed financial information should be read in conjunction with the accompanying notes presented below, the historical unaudited interim consolidated financial statements of Portugal Telecom as of and for the nine-month period ended 30 September 2013 and notes thereto, which are included in the Disclosure Annex, the historical unaudited interim consolidated financial statements of Oi as of and for the nine-month period ended 30 September 2013 and notes thereto, which are incorporated by reference from the Oi Interim Report, and the other information included in, or incorporated by reference into, the Disclosure Annex.

The unaudited pro forma consolidated condensed financial information of Oi and TmarPart is provided for illustrative purposes only and does not purport to represent, and the Noteholders should not rely on the unaudited pro forma consolidated condensed financial information as an indication of (1) what the actual consolidated results of operations or the consolidated financial position of Oi would have been had the Oi Capital Increase occurred on the dates assumed, (2) what the actual consolidated results of operations or the consolidated financial position of TmarPart would have been had the issuance of the TmarPart debentures and the use of the proceeds of this issuance, the Oi Capital Increase, the merger of shares, the Oi Holding Companies’ mergers and the merger occurred on the dates assumed, or (3) Oi’s or TmarPart’s future consolidated results of operations or financial position.

Similarly, the unaudited pro forma consolidated condensed financial information of PT Portugal is provided for illustrative purposes only and does not purport to represent, and the Noteholders should not rely on the unaudited pro forma financial information as an indication of (1) what the actual consolidated results of operations or the consolidated financial position of PT Portugal would have been had the expected restructuring of PT Portugal’s assets and liabilities in preparation for the Capital Increase or the Capital Increase itself had occurred on the dates assumed or (3) PT Portugal’s future consolidated results of operations or financial position.

The unaudited pro forma consolidated condensed financial information does not reflect, for example, (1) any integration costs that may be incurred as a result of the transfer of all of the shares of PT Portugal to Oi, the merger of shares and the merger, (2) any synergies, operating efficiencies and cost savings that may result from this transaction, (3) any effects of the merger of shares described under “Part 4: Description of the Business Combination—Reasons for the Business Combination” of the Disclosure Annex, (4) any benefits that may be derived from the combined company’s growth prospects, or (5) changes in rates for services or exchange rates subsequent to the dates of this unaudited pro forma financial information. The parties to the Business Combination have not completed the transactions described above. Accordingly, additional liabilities may be incurred in connection with these transactions. Any additional liabilities and costs have not been reflected in the unaudited pro forma financial information because information necessary to reasonably estimate such costs is not yet available.

Noteholders should be aware that the unaudited pro forma financial information included in the Consent Solicitation Memorandum and in the Disclosure Annex has not been audited by the auditors of Oi, TmarPart and PT Portugal and that, accordingly, the auditors have not issued any audit report on the contents of such unaudited pro forma consolidated condensed financial information, or the basis upon which it has been prepared. The unaudited pro forma financial consolidated condensed information included in the Consent Solicitation Memorandum and in the Disclosure Annex is solely based on assumptions and estimates made by Portugal Telecom or Oi and TmarPart, as the case may be, and neither the Solicitation Agents nor the Tabulation Agent takes any responsibility or liability for the contents of such unaudited pro forma financial information or the basis of preparation. Please refer to “Risk Factors—Risks Related to the Business Combination—Unaudited Pro Forma Consolidated Condensed Financial Information”.

Unaudited Pro Forma Consolidated Condensed Financial Information of TmarPart Under IFRS

As of and for the Nine Months Ended 30 September 2013

(in millions of euros)

PRO FORMA INFORMATION	TmarPart prior to the Business Combination	TmarPart after the Business Combination

ASSETS
Cash, cash equivalentes and cash investments	1,225	2,243
Derivatives financial instruments	522	522
Accounts receivable	2,297	3,504
Taxes receivable	1,064	1,158
Judicial deposits	4,012	4,012
Financial investments	59	1,452
Goodwill	24	2,063
Intangible assets	4,965	8,530
Property plant and equipment	8,402	11,827
Deferred taxes	1,567	1,713
Other non-current assets	1,296	1,200
Total Assets	25,433	38,224

LIABILITIES
Gross debt	12,517	16,429
Derivatives financial instruments	299	299
Payables and accrued expenses	2,002	2,926
Taxes payable	1,990	2,087
Provisions	1,991	2,115
Deferred taxes	—	260
Other non-current liabilities	1,474	2,574
Total liabilities	20,274	26,691

EQUITY
Attributable to controlling shareholders	332	11,082
Attributable to non-controlling shareholders	4,827	451
Total equity	5,159	11,532
Total liabilities and equity	25,433	38,224

Unaudited Pro Forma Consolidated Condensed Financial Information of TmarPart Under IFRS

As of and for the Nine Months Ended 30 September 2013

(in millions of euros)

PRO FORMA INFORMATION	TmarPart prior to the Business Combination	TmarPart after the Business Combination

Net operating revenues	7,594	9,741
Cost of sales and services	(4,431)	(5,853)
Gross profit	3,163	3,887
Operating income (expenses):
Selling expenses	(1,540)	(1,678)
General and administrative expenses	(1,038)	(1,551)
Other operating income	512	892
Other operating expenses	(475)	(516)
	(2,542)	(2,853)
Profit before financial income (expenses) and taxes	621	1,035
Financial income (expenses):
Financial income	321	421
Financial expenses	(1,275)	(1,622)
Pre-tax profit	(333)	(167)

Current	(127)	(165)
Deferred	218	296
Profit for the year	(242)	(36)
Profit attributable to controlling shareholders	(121)	(63)
Profit attributable to non-controlling shareholders	(121)	27

EBITDA (1)	2,168	3,322
CAPEX	1,695	2,105
EBITDA - CAPEX	473	1,217

(1)                                 See Note 3.C. below for the definition of EBITDA.

Notes to the Unaudited Pro Forma Consolidated Condensed Financial Information of TmarPart

1.                                      TmarPart prior to the completion of the Business Combination corresponds to the financial statements reported by TmarPart for the nine months ended 30 September 2013, prior to the Capital Increase and any restructuring or other transactions in connection with this Capital Increase.

2.                                      TmarPart after the completion of the Business Combination corresponds to the financial statements of TmarPart, which controls and fully consolidates Oi, adjusted for the following:

A.                                       The issuance of TmarPart debentures in an aggregate principal amount of R$3,332 million, subscribed by AG Telecom and LF Tel, the proceeds of which TmarPart will use to redeem its outstanding net debt, but maintaining a certain level of cash balances to pay accrued interest in connection with this debt.

B.                                       The same effects mentioned above relating to the Capital Increase, except that instead of resulting in an increase of share capital, the Capital Increase would result in an increase of non-controlling interests, as the Capital Increase is expected to be subscribed for by investors other than TmarPart.

C.                                       The merger of Oi, which for accounting purposes would consist only of eliminating the equity and earnings attributable to non-controlling interests of TmarPart relating to the shares of Oi held by investors other than TmarPart as these shares of Oi are expected to be exchanged for shares of TmarPart in the merger of shares.

D.                                       The mergers of AG, LF and Bratel Brasil, the controlling shareholders of TmarPart, consisting primarily of (1) the recognition on the balance sheet of TmarPart of a tax benefit amounting to R$1,800 million on the goodwill generated by those companies in acquisitions of investments in Oi undertaken in prior years, and (2) the recognition in the income statement of TmarPart of certain general and administrative expenses of R$5 million that AG, LF and Bratel Brasil incurred during the nine months ended 30 September 2013.

E.                                        The merger of Portugal Telecom, the effects of which reflect only the recognition in the income statement of TmarPart of certain general and administrative expenses of R$31 million incurred by this company in the period, as immediately prior to the merger, Portugal Telecom will have no assets or liabilities other than its investment in TmarPart at the moment of the merger.

3.                                      Other notes:

A.                                       All information is presented in Euros and translated to Brazilian Reais in accordance with IAS 21 The Effects of Changes in Foreign Exchange Rates, based on the exchange rate as of 30 September 2013 for balance sheet purposes (R$3.04 = €1.00) and on the average exchange rate for the nine months ended 30 September 2013 (R$2.79 = €1.00).

B.                                       Both balance sheet and income statement (including EBITDA figure) are presented based on the formats used in Brazil to report financial information.

C.                                       EBITDA is defined as Profit before financial income (expenses) and taxes plus depreciation and amortisation expenses.  EBITDA is not presented as, and should not be considered as, an alternative measure of operating results or cash flows from operations (as determined by Brazilian GAAP or IFRS), but is a widely used financial indicator of a company’s ability to incur and service debt. While commonly used, however, EBITDA is not identically calculated by companies presenting EBITDA and is, therefore, not necessarily comparable to similarly titled measures disclosed by PT or by other companies in the industry.  The amounts of the depreciation and amortisation expenses correspond to Euro 1,547 million and Euro 2,288 million in relation to TmarPart prior and after the Business Combination, respectively.

Unaudited Pro Forma Consolidated Condensed Financial Information of Oi Under Brazilian GAAP

As of and for the Nine Months Ended 30 September 2013

(in millions of euros)

PRO FORMA INFORMATION	Oi prior to the Capital Increase	Oi after the Capital Increase

ASSETS
Cash and cash equivalents	1,179	2,190
Derivatives financial instruments	522	522
Accounts receivable	2,297	3,504
Taxes receivable	1,060	1,147
Judicial deposits	4,011	4,011
Financial investments	58	1,452
Goodwill	51	2,090
Intangible assets	1,287	4,852
Property plant and equipment	7,989	11,414
Deferred taxes	2,853	2,440
Other non-current assets	1,290	1,193
Total Assets	22,598	34,815

LIABILITIES
Gross debt	11,422	16,430
Derivatives financial instruments	299	299
Payables and accrued expenses	2,001	2,925
Taxes payable	1,990	2,084
Provisions	1,986	2,109
Deferred taxes	—	260
Other non-current liabilities	1,505	2,642
Total liabilities	19,203	26,750

EQUITY
Attributable to controlling shareholders	3,395	7,614
Attributable to non-controlling shareholders	—	451
Total equity	3,395	8,065
Total liabilities and equity	22,598	34,815

Unaudited Pro Forma Consolidated Condensed Financial Information of Oi Under Brazilian GAAP

As of and for the Nine Months Ended 30 September 2013

(in millions of euros)

PRO FORMA INFORMATION	Oi prior to the Capital Increase	Oi after the Capital Increase

Net operating revenues	7,594	9,741
Cost of sales and services	(4,079)	(5,501)
Gross profit	3,515	4,240
Operating income (expenses):
Selling expenses	(1,540)	(1,678)
General and administrative expenses	(984)	(1,483)
Other operating income	511	892
Other operating expenses	(474)	(515)
	(2,486)	(2,784)
Profit before financial income (expenses) and taxes	1,030	1,456
Financial income (expenses):
Financial income	315	415
Financial expenses	(1,192)	(1,539)
Pre-tax profit	153	332
Income tax and social contribution
Current	(127)	(165)
Deferred	85	163
Profit for the year	111	330
Profit attributable to controlling shareholders	111	303
Profit attributable to non-controlling shareholders	—	27

OTHER FINANCIAL INFORMATION:
EBITDA (1)	2,173	3,340
CAPEX	1,695	2,105
EBITDA - CAPEX	478	1,235

(1)                                 See Note 3.C. below for the definition of EBITDA.

Notes to the Unaudited Pro Forma Consolidated Condensed Financial Information of Oi

1.                                      Oi prior to its Capital Increase corresponds to the financial statements reported by Oi for the nine months ended 30 September 2013, prior to any restructuring or other transactions in connection with the Capital Increase.

2.                                      Oi after its Capital Increase reflects the share capital increase to be undertaken by Oi as follows:

A.                                       The capital increase through PT assets, the fair value of which amounts to R$6.1 billion, equivalent to an estimated valuation of the Euro 2.0 billion of the PT assets to be transferred in the Capital Increase, representing the midpoint of the estimated range of valuations set forth in the Memorandum of Understanding, dated 1 October 2013 (“MOU”), relating to the Business Combination, translated to Reais based on the exchange rate as of 30 September 2013 (R$3.04 = €1.00). In connection with the Capital Increase, Oi performed an estimated preliminary purchase price allocation in relation to the acquisition of PT assets, which would result in the recognition of fair value adjustments in relation to the concession and licenses held by the Portuguese wireline and mobile businesses, respectively, the customer lists of both these businesses and the equity investment in Unitel, S.A.R.L., or Unitel. In the pro forma income statement information, these fair value adjustments would be amortised based on concession/licenses periods and, in the case of customer lists, for a 5-year period.

B.                                       The cash capital increase of an estimated R$8,000 million, the estimated amount set forth in the MOU, the proceeds of which are expected to be used to repay short-term debt, net of estimated capital increase costs amounting to R$350 million.

3.                                      Other notes:

A.                                       All information is presented in Euros and translated to Brazilian Reais in accordance with CPC 02 The Effects of Changes in Foreign Exchange Rates, based on the exchange rate as of 30 September 2013 for balance sheet purposes (R$3.04 = €1.00) and on the average exchange rate for the nine months ended 30 September 2013 (R$2.79 = €1.00).

B.                                       Both balance sheet and income statement (including EBITDA figure) are presented based on the formats used in Brazil to report financial information.

C.                                       EBITDA is defined as Profit before financial income (expenses) and taxes plus depreciation and amortisation expenses.  EBITDA is not presented as, and should not be considered as, an alternative measure of operating results or cash flows from operations (as determined by Brazilian GAAP or IFRS), but is a widely used financial indicator of a company’s ability to incur and service debt. While commonly used, however, EBITDA is not identically calculated by companies presenting EBITDA and is, therefore, not necessarily comparable to similarly titled measures disclosed by PT or by other companies in the industry.  The amounts of the depreciation and amortisation expenses correspond to Euro 1,144 million and Euro 1,884 million in relation to Oi prior and after its Capital Increase.

Unaudited Pro Forma Consolidated Condensed Financial Information of PT Portugal

As of and for the Nine Months Ended 30 September 2013

(in millions of euros)

PRO FORMA INFORMATION	PT Portugal prior to the Capital Increase (standalone)	PT Portugal after the Capital Increase (consolidated)

ASSETS
Cash and cash equivalents	0	1,011
Accounts receivable	65	1,207
Taxes receivable	—	87
Financial investments	5,086	1,393
Goodwill	1,963	2,709
Intangible assets	—	2,653
Property plant and equipment	—	3,424
Deferred taxes	—	363
Other non-current assets	3,937	200
Total Assets	11,051	13,047

LIABILITIES
Gross debt	3,679	7,350
Payables and accrued expenses	70	1,098
Taxes payable	—	94
Provisions	9	103
Deferred taxes	—	814
Other non-current liabilities	1,750	1,137
Total liabilities	5,509	10,597

EQUITY
Attributable to controlling shareholders	5,542	2,000
Attributable to non-controlling shareholders	—	451
Total equity	5,542	2,451
Total liabilities and equity	11,051	13,047

Unaudited Pro Forma Consolidated Condensed Financial Information of PT Portugal

As of and for the Nine Months Ended 30 September 2013

(in millions of euros)

PRO FORMA INFORMATION	PT Portugal prior to the Capital Increase (standalone)	PT Portugal after the Capital Increase (consolidated)

Revenues	—	2,175

Opex
Wages and salaries	3	293
Direct costs	—	339
Commercial costs	—	220
Supplies, external services and other expenses	0	383
Indirect taxes	0	33
Provisions and adjustments	—	17
	3	1,285
EBITDA(1)	(3)	890
Other costs, net
Depreciation and amortisation	—	687
Post retirement costs	—	32
Curtailment costs	—	128
Other costs, net	—	(88)
Profit before financial income (expenses) and taxes	(3)	131

Financial income (expenses):
Net interest expenses	(10)	194
Equity in affiliated companies	101	(348)
Other financial expenses	—	54
	91	(101)
Pre-tax profit	(93)	232
Income tax	(2)	(27)
Profit for the year	(96)	259
Profit attributable to controlling shareholders	(96)	232
Profit attributable to non-controlling shareholders	—	27

OTHER FINANCIAL INFORMATION:
EBITDA(1)		890
CAPEX		410
EBITDA - CAPEX		480

(1)                                 See Note 3.A. for the definition of EBITDA.

Notes to the Unaudited Pro Forma Consolidated Condensed Financial Information of PT Portugal

1.                                      PT Portugal prior to the Capital Increase reflects the unaudited standalone balance sheet and income statements of PT Portugal as of and for the nine month period ended on 30 September 2013, and prior to any restructuring or other transactions in connection with the Capital Increase. As long as Portugal Telecom is not merged into TmarPart, PT Portugal is not required to present consolidated financial statements as Portugal Telecom already presents those, including PT Portugal and all its subsidiaries. The standalone financial statements are prepared in accordance with accounting principles generally accepted in Portugal (“Portuguese GAAP”), which are substantially consistent with IFRS, except, insofar as it relates to PT Portugal, in respect of the accounting for investments in subsidiaries and associated companies using the equity method and the accounting for subsidies for investments.

2.                                      PT Portugal after the Capital Increase reflects the unaudited standalone financial statements of PT Portugal as of 30 September 2013, adjusted for (on an IFRS basis) the expected restructuring of PT Portugal in preparation for the Capital Increase:

A.                                       The elimination of the investments in Oi, Contax and its controlling shareholders, which are held by PT Portugal indirectly through Bratel Brasil, an indirect subsidiary of PT Portugal.

B.                                       The consolidation of all subsidiaries of the Portugal Telecom group, except for PT’s interests in Oi, Contax and its controlling shareholders, as mentioned above. For subsidiaries and associated companies that will be acquired by PT Portugal in the restructuring, a preliminary unaudited purchase price allocation has been made, including the accounting for the investments in certain equity investments based on its carrying value on the books of Africatel GmbH (a wholly owned subsidiary of Portugal Telecom) as of 31 December 2013, following a sale of these investments between group companies.

C.                                       The use of cash equivalents amounting to Euro 1,530 million to capitalize Oi’s controlling shareholders, namely TmarPart, AG and LF, thus reducing the value of the net assets of PT Portugal and its consolidated subsidiaries. These cash equivalents are expected to be used to purchase debentures of PASA Participações S.A. and of EDSP 75 Participações S.A. for a total amount of Euro 1,530 million (R$4,648 million), which debentures are then expected to be converted into shares.

D.                                       The write-off of deferred tax assets, amounting to Euro 212 million, which relate to tax loss carryforwards that will no longer be realized following the merger of Portugal Telecom into Oi and thus cannot be transferred to PT Portugal.

3.                                      Other notes:

A.                                    EBITDA is defined as Profit before financial income (expenses) and taxes plus Depreciation and amortisation expenses plus Post retirement costs plus Curtailment costs plus Losses (gains) on disposal of fixed assets, net plus Other costs, net, in each case as set forth in the pro forma income statement information table above.  EBITDA is not presented as, and should not be considered as, an alternative measure of operating results or cash flows from operations (as determined by Brazilian GAAP or IFRS), but is a widely used financial indicator of a company’s ability to incur and service debt. While commonly used, however, EBITDA is not identically calculated by companies presenting EBITDA and is, therefore, not necessarily comparable to similarly titled measures disclosed by Portugal Telecom or by other companies in the industry.

ANNEX B

FORM OF NOTICES AND EXTRAORDINARY RESOLUTIONS

PART 1
FORM OF NOTICE AND EXTRAORDINARY RESOLUTION IN RESPECT OF THE EXCHANGEABLE BONDS

THIS NOTICE IS IMPORTANT AND REQUIRES THE IMMEDIATE ATTENTION OF NOTEHOLDERS. IF NOTEHOLDERS ARE IN ANY DOUBT AS TO THE ACTION THEY SHOULD TAKE, THEY SHOULD CONSULT THEIR OWN INDEPENDENT PROFESSIONAL ADVISERS AUTHORISED UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 (IF THEY ARE IN THE UNITED KINGDOM), OR FROM ANOTHER APPROPRIATELY AUTHORISED INDEPENDENT FINANCIAL ADVISER (IF THEY ARE NOT).

THIS CONSENT SOLICITATION IS MADE FOR THE SECURITIES OF A NON-U.S. COMPANY. THE CONSENT SOLICITATION IS SUBJECT TO DISCLOSURE REQUIREMENTS IN PORTUGAL AND THE UNITED KINGDOM THAT ARE DIFFERENT FROM THOSE OF THE UNITED STATES OF AMERICA. FINANCIAL STATEMENTS INCLUDED OR INCORPORATED BY REFERENCE IN THE CONSENT SOLICITATION MEMORANDUM HAVE BEEN PREPARED IN ACCORDANCE WITH INTERNATIONAL FINANCIAL REPORTING STANDARDS OR OTHER NON-U.S. ACCOUNTING STANDARDS THAT MAY NOT BE COMPARABLE TO THE FINANCIAL STATEMENTS OF UNITED STATES COMPANIES.

IT MAY BE DIFFICULT FOR YOU TO ENFORCE YOUR RIGHTS AND ANY CLAIM YOU MAY HAVE ARISING UNDER THE U.S. FEDERAL SECURITIES LAWS, SINCE PT AND PTIF ARE LOCATED IN A FOREIGN COUNTRY, AND SOME OR ALL OF THEIR OFFICERS AND DIRECTORS ARE RESIDENTS OF FOREIGN COUNTRIES. YOU MAY NOT BE ABLE TO SUE A FOREIGN COMPANY OR ITS OFFICERS AND DIRECTORS IN A FOREIGN COURT FOR VIOLATIONS OF U.S. SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A FOREIGN COMPANY AND ITS AFFILIATES TO SUBJECT THEMSELVES TO A U.S. COURT’S JUDGMENT.

Portugal Telecom International Finance B.V.
(the “Issuer”)

NOTICE OF A MEETING

of the holders (the “Noteholders”) of those of the
€750,000,000 4.125 per cent. Exchangeable Bonds due 2014 (ISIN XS0309600848)

of the Issuer presently outstanding

(the “Notes”)

NOTICE IS HEREBY GIVEN that a Meeting of the Noteholders convened by the Issuer will be held at the offices of Clifford Chance LLP, 10 Upper Bank Street, London E14 5JJ, United Kingdom at 10:00 a.m. (London time) on 3 March 2014, for the purpose of considering and, if thought fit, passing the following resolution which will be proposed at the Meeting as an Extraordinary Resolution in accordance with the provisions of the trust deed dated 28 August 2007 as amended or supplemented from time to time (the “Trust Deed”) made between the Issuer, Portugal Telecom, SGPS, S.A, PT Comunicações, S.A. and Citicorp Trustee Company Limited as trustee for the Noteholders and constituting the Notes. Unless the context otherwise requires, capitalised terms used but not defined in this Notice shall have the meaning given in the Trust Deed, the terms and conditions of the Notes (the “Conditions”) or the Consent Solicitation Memorandum (as defined below), as applicable.

The Extraordinary Resolution set out below is not conditional upon the passing of any other extraordinary resolution by the holders of any other securities of the Issuer.

EXTRAORDINARY RESOLUTION IN RESPECT OF THE EXCHANGEABLE BONDS

“THAT this Meeting of the holders (the “Noteholders”) of those of the €750,000,000 4.125 per cent. Exchangeable Bonds due 2014 of Portugal Telecom International Finance B.V. presently outstanding (the “Notes” and the “Issuer” respectively) constituted by the Trust Deed dated 28 August 2007 as amended or supplemented from time to time (the “Trust Deed”) made between the Issuer, Portugal Telecom, SGPS, S.A (“PT”), PT Comunicações, S.A. and Citicorp Trustee Company Limited (the “Trustee”) as trustee for the holders of the Notes hereby:

(a)                              approves and assents to the modification of the terms and conditions of the Notes (as set out in the Trust Deed) by (i) the release and discharge of PT as keep well provider from all of its obligations in respect of the Notes and the release and discharge of PTC as keep well provider from all of its obligations in respect of the Notes; (ii) the addition of an unconditional and irrevocable guarantee from Oi S.A., which is set out in the Supplemental Trust Deed (as defined below); (iii) the waiver of any and all of the Events of Default and Potential Events of Default (as such terms are defined in the Trust Deed) that may be triggered by the Capital Increase and/or the Business Combination described in the Consent Solicitation Memorandum (as defined below) or any transaction executed as part of, or pursuant to, the Capital Increase and/or the Business Combination; and (iv) the amendment of the Exchange Right (as defined in the Conditions) in order to provide that any holder exercising its Exchange Right will receive (a) from (and including) the date of the completion of the Capital Increase up to (but excluding) the date of the completion of the Business Combination, a cash amount referable to ordinary shares of PT, and (b) from (and including) the date of completion of the Business Combination, a cash amount referable to ordinary shares of TmarPart (each calculated in accordance with the modified Conditions) in place of receiving ordinary shares of PT; (v) the making of certain amendments consequential to, and in addition to, the modifications referred to in (i) to (iv) above (such modification, release, discharge, addition, amendments and waiver, together the “Proposals”), as set out in the supplemental trust deed supplementing the Trust Deed (the “Supplemental Trust Deed”) and the supplemental agency agreement supplementing the agency agreement dated 28 August 2007 as supplemented or amended from time to time (the “Supplemental Agency Agreement”) in or substantially in the form of the drafts made available for inspection at the specified offices of the Tabulation Agent on and from 7 February 2014); and (vi) the implementation of the Proposals on, and subject to, the conditions set out in the consent solicitation memorandum dated 7 February 2014 from the Issuer addressed to the Noteholders (the “Consent Solicitation Memorandum”);

(b)                              agrees that the waiver referred to in paragraph (a)(iii) above shall be effective from the date of the approval of this Extraordinary Resolution, provided that the Supplemental Trust Deed is executed prior to the completion of the Capital Increase. If the Supplemental Trust Deed is not executed prior to the completion of the Capital Increase, such waiver will be rescinded and will be deemed never to have been given;

(c)                               authorises, directs, requests and empowers the Trustee (i) to concur in and to execute the Supplemental Trust Deed and the Supplemental Agency Agreement and (ii) to concur in, and to execute and do, all such other deeds, instruments, acts and things as may be necessary or appropriate to carry out and give effect to this Extraordinary Resolution and the implementation of the Proposals;

(d)                              discharges and exonerates the Trustee from all liability for which it may have become or may become responsible under the Trust Deed or the Notes in respect of any act or omission in connection with the implementation of the Proposals or this Extraordinary Resolution;

(e)                               sanctions and assents to every abrogation, amendment, modification, compromise or arrangement in respect of the rights of the Noteholders against the Issuer or any other person whether such rights shall arise under the Trust Deed or otherwise involved in or resulting from or to be effected by, the Proposals and their implementation;

(f)                                acknowledges that the Issuer may choose not to implement the Proposals and not to execute the Supplemental Trust Deed or the Supplemental Agency Agreement notwithstanding the fact that this Extraordinary Resolution is passed; and

(g)                               acknowledges that capitalised terms used but not otherwise defined in this Extraordinary Resolution have the meanings given to them in the Consent Solicitation Memorandum.”

Full details of the background to, and the reasons for, the Proposals and the Extraordinary Resolution are contained in the Consent Solicitation Memorandum, copies of which are available upon request from the Tabulation Agent.

The attention of Noteholders is particularly drawn to the quorum required for the Meeting and for an adjourned Meeting which is set out in paragraph 7 of “Voting and Quorum” below.

Copies of the Trust Deed (including the Conditions) and the draft Supplemental Trust Deed and Supplemental Agency Agreement referred to in the Extraordinary Resolution set out above and of certain other relevant documents will be available for inspection at the specified offices of the Tabulation Agent set out below.

In accordance with normal practice, the Trustee expresses no opinion as to the merits of the Consent Solicitation or the Proposals (which it was not involved in negotiating). It has, however, authorised it to be stated that, on the basis of the information set out in the Consent Solicitation Memorandum (which it recommends Noteholders to read carefully) and in this Notice, it has no objection to the Extraordinary Resolution referred to above being submitted to the Noteholders for their consideration.  The Trustee has, however, not been involved in formulating the Consent Solicitation, the Extraordinary Resolution or the Proposals and makes no representation that all relevant information has been disclosed to Noteholders in the Consent Solicitation Memorandum and this Notice.  Accordingly, the Trustee urges Noteholders who are in any doubt as to the impact of the implementation of the Extraordinary Resolution or the Proposals to seek their own independent financial advice.

The terms and conditions of the Consent Solicitation Memorandum are without prejudice to the right of a Noteholder to attend and vote at the Meeting as set out in this Notice and in the Trust Deed.

IMPLEMENTATION

If the Extraordinary Resolution is passed, the waivers of Events of Default and Potential Events of Default referred to in limb (iii) of paragraph (a) above will be effective immediately, provided that the Supplemental Trust Deed is executed prior to the completion of the Capital Increase. If the Supplemental Trust Deed is not executed prior to the completion of the Capital Increase, such waivers will be rescinded and will be deemed never to have been given.

The other Proposals in relation to the Notes will be implemented by the Supplemental Trust Deed. The guarantee of the Notes by Oi is set out in the Supplemental Trust Deed. The execution of the Supplemental Trust Deed will take place after the Extraordinary Resolution has been passed, although the terms of the Supplemental Trust Deed remain conditional on, and will not take effect unless and until, the completion of the Capital Increase.

CONSENT INSTRUCTION, EARLY CONSENT FEE AND LATE CONSENT FEE

Subject to the terms and conditions specified in the Consent Solicitation Memorandum including the Payment Conditions being satisfied, Noteholders who have voted in favour of the Extraordinary Resolution by delivering or procuring the delivery of a Consent Instruction (which is not validly revoked) will be eligible to receive either the Early Consent Fee or the Late Consent Fee as follows:

(i)                                     if such Consent Instruction is received by the Tabulation Agent by the Early Voting Deadline, the relevant Noteholder will be eligible to receive the Early Consent Fee of 0.40 per cent. of the aggregate principal amount of Notes which are the subject of such Consent Instruction; or

(ii)                                  if such Consent Instruction is received by the Tabulation Agent after the Early Voting Deadline but prior to the Expiration Deadline, the relevant Noteholder will be eligible to receive the Late Consent Fee of 0.15 per cent. of the aggregate principal amount of Notes which are the subject of such Consent Instruction.

The Early Consent Fee of 0.40 per cent. of the aggregate principal amount of Notes which are the subject of a Consent Instruction in favour of the Extraordinary Resolution (which is not validly revoked) will be paid in two instalments, on the First Payment Date and the Final Payment Date, respectively, if the relevant Payment Conditions are satisfied, as follows:

(a)                              0.15 per cent. of the aggregate principal amount of Notes which are the subject of a Consent Instruction in favour of the Extraordinary Resolution will be payable on the First Payment Date, if the First Payment Condition is satisfied; and

(b)                              0.25 per cent. of the aggregate principal amount of Notes which are the subject of a Consent Instruction in favour of the Extraordinary Resolution will be payable on the Final Payment Date, if the Final Payment Conditions are satisfied.

The Late Consent Fee of 0.15 per cent. of the aggregate principal amount of Notes which are the subject of a Consent Instruction in favour of the Extraordinary Resolution (which is not validly revoked) will be payable in one instalment on the Final Payment Date, if the Final Payment Conditions are satisfied.

VOTING AND QUORUM

1.                                  The provisions governing the convening and holding of the Meeting are set out in Schedule 3 to the Trust Deed, a copy of which is available for inspection by the Noteholders during normal business hours at the respective specified offices of the Tabulation Agent set out below.

2.                                   All of the Notes are represented by a global note held by a common depositary for Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) and/or Euroclear Bank S.A./N.V. (“Euroclear”). For the purposes of the Meeting, a “Noteholder” shall mean each person who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg as the holder of a particular principal amount outstanding of the Notes.

3.                                   A Noteholder wishing to attend the Meeting in person must produce at the Meeting a valid form of proxy issued by a Paying Agent relating to the Note in respect of which he wishes to vote.

4.                                   A Noteholder not wishing to attend and vote at the Meeting in person may either deliver his valid form of proxy to the person whom he wishes to attend on his behalf or give a voting instruction by submitting a Consent Instruction through Clearstream, Luxembourg and/or Euroclear to the Tabulation Agent (contact details set out below) instructing the Principal Paying Agent to appoint a proxy to attend and vote at the Meeting in accordance with its instructions.

5.                                   A Noteholder may appoint a proxy by executing and delivering a form of proxy in English to the specified office of the Principal Paying Agent or the other Paying Agents not later than 24 hours before the time fixed for the Meeting or, in the case of corporations, may appoint representatives by resolution in English of their Directors or governing bodies and by delivering an executed copy of such resolution to the Principal Paying Agent not later than 24 hours before the time fixed for the Meeting.

6.                                   Only Direct Participants may submit a Consent Instruction. If you are not a Direct Participant, you must arrange for the Direct Participant through which you hold the relevant Notes to submit a Consent Instruction on your behalf to the Tabulation Agent through the relevant Clearing System.

7.                                   A Noteholder must request the relevant clearing system to block the Notes in his own account and to hold the same to the order or under the control of a Paying Agent not later than 24 hours before the time appointed for holding the Meeting in order to obtain forms of proxy and not later than 48 hours before the time appointed for holding the Meeting to give Consent Instructions in respect of the Meeting. Notes so blocked will not be released until the earlier of:

(i)                                  in respect of form(s) of proxy:

(A)                            the conclusion of the Meeting (or, if applicable, any adjournment of the Meeting); and

(B)                            the surrender of the form(s) of proxy (as applicable) to the Paying Agent who issued the same and the notification by such Paying Agent to the relevant clearing system of such surrender or the compliance in such other manner with the rules of the relevant clearing system; and

(ii)                               in respect of Consent Instructions:

(A)                            the date on which the Consent Solicitation is terminated by the Issuer (provided that such termination is more than 48 hours before the time set for the Meeting);

(B)                            the date on which the relevant Consent Instruction is validly revoked in accordance with the terms of the Consent Solicitation Memorandum; and

(C)                            the conclusion of the Meeting (or, if applicable, any adjournment of the Meeting).

For the above purposes, instructions given by a Direct Participant to the Tabulation Agent through Euroclear or Clearstream, Luxembourg will be deemed to be instructions to the Principal Paying Agent.

8.                                   The quorum required at the Meeting is one or more Noteholders or agents present in person and representing three-quarters in principal amount of the Notes for the time being outstanding. In the event that such quorum is not obtained at the Meeting, the Meeting will be adjourned for not less than 13 days nor more than 42 days, and to such place as the chairman may decide. At any adjourned Meeting one or more Noteholders or agents present in person and representing one-half of the principal amount outstanding of the Notes shall form a quorum.

9.                                   Forms of proxy and Consent Instructions given in respect of the Meeting (unless surrendered or, as the case may be, revoked not less than 48 hours prior to any adjourned Meeting) shall remain valid for such adjourned Meeting.

10.                            Every question submitted to the Meeting will be decided on a show of hands unless a poll is duly demanded by the chairman of the meeting, the Issuer, the Trustee or one or more persons representing 2 per cent. of the principal amount of the Notes outstanding. On a show of hands every person who is present in person and who produces a Note of which he is the registered holder or is a proxy or representative has one vote. On a poll every such person has one vote for each €10,000 principal amount of Notes so produced and represented by the voting certificate so produced or for which he is a proxy or representative.

11.                            To be passed, the Extraordinary Resolution requires a majority in favour consisting of not less than three-fourths of the persons voting at the Meeting upon a show of hands or, if a poll is duly demanded, by a majority consisting of not less than three-fourths of the votes cast on such poll.  If passed, the Extraordinary Resolution will be binding upon all the Noteholders, whether or not present at such Meeting and whether or not voting.

12.                            Notice of the result of the voting on any resolution duly considered by the Noteholders shall be published in accordance with Condition 17 by the Issuer within 14 days of such result being known PROVIDED THAT the non-publication of such notice shall not invalidate such result.

This Notice is given by Portugal Telecom International Finance B.V.

Noteholders should contact the following for further information:

SOLICITATION AGENTS

Barclays Bank PLC
5 The North Colonnade
Canary Wharf
London E14 4BB
United Kingdom

Email:	eu.lm@barclays.com
Telephone:	+44 (0)20 3134 8515
Attention:	Liability Management Group

BofA Merrill Lynch
Merrill Lynch International
2 King Edward Street
London EC1A 1HQ
United Kingdom

Email:	john.m.cavanagh@baml.com
Telephone:	+44 (0)20 7995 3715
Attention:	John Cavanagh

Email:	karl.bystedtwikblom@baml.com
Telephone:	+44 (0)20 7996 0867
Attention:	Karl Bystedt Wikblom

TABULATION AGENT

Lucid Issuer Services Limited
Leroy House
436 Essex Road
London N1 3QP
United Kingdom

Email:	pt@lucid-is.com
Telephone:	+44 (0)20 7704 0880
Attention:	Yves Theis / Thomas Choquet

PRINCIPAL PAYING AGENT

Citibank, N.A.
13th Floor Citigroup Centre
Canada Square
London E14 5LB
United Kingdom

Email:	ppapayments@citi.com
Telephone:	+3531622 2210
Attention:	Principal Paying Agent

The Solicitation Agents, the Paying Agents and the Tabulation Agent are agents of the Issuer and owe no duty to any holder of the Notes.

Dated: 7 February 2014

PART 2

FORM OF NOTICE AND EXTRAORDINARY RESOLUTION IN RESPECT OF THE PT NOTES

FORM OF NOTICE

THIS NOTICE IS IMPORTANT AND REQUIRES THE IMMEDIATE ATTENTION OF NOTEHOLDERS. IF NOTEHOLDERS ARE IN ANY DOUBT AS TO THE ACTION THEY SHOULD TAKE, THEY SHOULD CONSULT THEIR OWN INDEPENDENT PROFESSIONAL ADVISERS AUTHORISED UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 (IF THEY ARE IN THE UNITED KINGDOM), OR FROM ANOTHER APPROPRIATELY AUTHORISED INDEPENDENT FINANCIAL ADVISER (IF THEY ARE NOT).

THIS CONSENT SOLICITATION IS MADE FOR THE SECURITIES OF A NON-U.S. COMPANY. THE CONSENT SOLICITATION IS SUBJECT TO DISCLOSURE REQUIREMENTS IN PORTUGAL AND THE UNITED KINGDOM THAT ARE DIFFERENT FROM THOSE OF THE UNITED STATES OF AMERICA. FINANCIAL STATEMENTS INCLUDED OR INCORPORATED BY REFERENCE IN THE CONSENT SOLICITATION MEMORANDUM HAVE BEEN PREPARED IN ACCORDANCE WITH INTERNATIONAL FINANCIAL REPORTING STANDARDS OR OTHER NON-U.S. ACCOUNTING STANDARDS THAT MAY NOT BE COMPARABLE TO THE FINANCIAL STATEMENTS OF UNITED STATES COMPANIES.

IT MAY BE DIFFICULT FOR YOU TO ENFORCE YOUR RIGHTS AND ANY CLAIM YOU MAY HAVE ARISING UNDER THE U.S. FEDERAL SECURITIES LAWS, SINCE PT IS LOCATED IN A FOREIGN COUNTRY, AND SOME OR ALL OF ITS OFFICERS AND DIRECTORS ARE RESIDENTS OF FOREIGN COUNTRIES. YOU MAY NOT BE ABLE TO SUE A FOREIGN COMPANY OR ITS OFFICERS AND DIRECTORS IN A FOREIGN COURT FOR VIOLATIONS OF U.S. SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A FOREIGN COMPANY AND ITS AFFILIATES TO SUBJECT THEMSELVES TO A U.S. COURT’S JUDGMENT.

PORTUGAL TELECOM, SGPS S.A.
(the “Company”)

Sociedade Aberta

Registered Office: Avenida Fontes Pereira de Melo, 40, Lisboa

Share Capital: Euro 26,895,375

Registration with the Commercial Registry of Lisbon and

Corporation no. 503 215 058

NOTICE

A Meeting of the holders (the “Noteholders”) of the €400,000,000 6.25 per cent. Notes due 2016 issued by the Company under its €7,500,000,000 Euro Medium Term Note Programme (hereinafter referred to as the “Notes”) is hereby convened to be held at the Company’s registered office, located at Avenida Fontes Pereira de Melo, 40, in Lisbon, on 3 March 2014, at 10:00 a.m. (Lisbon time).

Unless the context otherwise requires, capitalised terms used but not defined in this Notice shall have the meaning given in the Trust Deed, the Conditions or the Consent Solicitation Memorandum (each as defined below), as applicable.

The agenda will be as follows:

AGENDA

Sole Item:                                       To approve an Extraordinary Resolution (the “Extraordinary Resolution”) in accordance with the provisions of the terms and conditions of the Notes (the “Conditions”) and the Trust Deed dated 17 December 1998 as supplemented on 19 September 2000, 20 December 2000, 4 February 2002, 29 April 2003, 7 November 2006, 23 April 2010 and 1 June 2012 and as further supplemented or amended from time to time (the “Trust Deed”), made between the Company, Portugal Telecom

International Finance B.V., PT Comunicações, S.A. and Citicorp Trustee Company Limited (the “Trustee”), and the Interbolsa Instrument dated 1 June 2012 (the “Interbolsa Instrument”).

Preparatory Information to the Meeting

As from the publication of this Notice, the proposal for approval of the Extraordinary Resolution and the document containing the terms and conditions under which the Extraordinary Resolution is to be approved (the “Consent Solicitation Memorandum”) are made available to the Noteholders at the Company’s registered office and on its website www.ir.telecom.pt, as well as on the website of the CMVM www.cmvm.pt.

Participation in the Meeting

Noteholders who, at 12:00 a.m. (Lisbon time) on 24 February 2014 (the “Record Date”), hold at least one Note shall be entitled to participate and vote at the Meeting.

The right to participate and to vote at the Meeting is not affected by any transfer of Notes after the Record Date, nor depends on such Notes being blocked between the Record Date and the date of the Meeting.

Noteholders intending to take part in the Meeting shall declare such intent to the Chairman of the Meeting (*) and to the financial intermediary(ies) with whom they have opened an individual securities account (each, a “Financial Intermediary”), being an affiliate member of Interbolsa, by no later than 11:59 p.m. (Lisbon time) on 21 February 2014 (“Declaration of Participation”). For such purpose, the Noteholders may (and are urged to) use the Declaration of Participation forms made available to them at the Company’s registered office and on its website www.ir.telecom.pt as from the publication of this Notice.

The Declaration of Participation may be transmitted by e-mail to the following address: assembleia-ptsgps@telecom.pt.

Financial intermediaries who are informed of the intent of their clients to take part in the Meeting shall send to the Chairman of the Meeting (*), by 11:59 p.m. (Lisbon time) on 24 February 2014, i.e. by the end of the day of the Record Date, the information on the number of Notes registered in the name of each client in accordance with article 74 of the Portuguese Securities Code as of the Record Date (“Declaration of the Financial Intermediary”), and for such purpose they may use the e-mail address assembleia-ptsgps@telecom.pt.

Noteholders will only be able to vote if the Declaration of Participation in respect of their Notes has been received by the Chairman of the Meeting by 11:59 p.m. (Lisbon time) on 21 February 2014 and the Declaration of the Financial Intermediary in respect of their Notes has been received by the Chairman of the Meeting by 11:59 p.m. (Lisbon time) on 24 February 2014.

Only Registered Holders, being the person shown in the records of each Financial Intermediary, are entitled to exercise voting rights in respect of the Notes for which it is the Registered Holder. Accordingly beneficial owners that wish to vote in respect of the Extraordinary Resolution or participate at the Meeting must contact the Registered Holder through which they hold their Notes to arrange such voting or participation.

Any Noteholder who, as a professional, holds Notes in its own name but on behalf of clients (“Professional Noteholder”) may vote in different directions in respect of the Notes it holds, provided that, in addition to the submission of a Declaration of Participation and sending all the information referred to above to his Financial Intermediary, such Professional Noteholder submits to the Chairman of the Meeting, by 11:59 p.m. (Lisbon time) on 21 February 2014, by using any sufficient and proportional means of proof: (i) the identification of each client and the number of Notes entitled to vote on such client’s behalf, and (ii) the voting instructions given by each relevant client specifically for the item on the agenda. For these purposes, it is considered a “sufficient and proportional mean of proof” a statement of responsibility sent by the Professional Noteholder confirming that he has received from his clients voting instructions to the item on the agenda and indicating the other information referred to in (i) and (ii) above.

Professional Noteholders are admitted to participate and vote only if: (i) the information mentioned in the preceding paragraph has been received by the Chairman of the Meeting by 11:59 p.m. (Lisbon time) on 21 February 2014, (ii) the respective Declaration of Participation has been received by the Chairman of the Meeting by 11:59 p.m. (Lisbon time) on 21 February 2014, and (iii) the respective Declaration of the Financial Intermediary has been received by the Chairman of the Meeting by 11:59 p.m. (Lisbon time) on 24 February 2014.

Except as provided above for Professional Noteholders, a person entitled to more than one vote must cast all the votes to which it is entitled in the same way.

Noteholders having declared their intent to take part in the Meeting as abovementioned, or having submitted votes or voting instructions as described below, who transfer any Notes between the Record Date and the closure of the Meeting shall immediately give notice thereof to the Chairman of the Meeting and the CMVM.

Noteholders’ Rights

(i)                                Right to information at the Meeting

Noteholders may, in the course of the Meeting, request true, detailed and clear information so as to permit them to form a grounded opinion on the matters submitted to resolution.

Any information requested is given by the corporate body qualified therefor, but shall be withheld in the event its disclosure might cause serious harm to the Company, or to a related company, or a violation of secrecy as imposed by law.

(ii)                             Right to request the insertion of new items on the agenda

Noteholders who, individually or jointly with other Noteholders, hold Notes corresponding to at least 2 per cent. in nominal amount of the Notes for the time being outstanding (as defined in the Trust Deed), are entitled to request the insertion of new items on the agenda, by means of written application addressed to the Chairman of the Meeting (*).

Such application shall be duly justified and submitted in the 5 days following the date of the publication of this Notice and accompanied by a resolution proposal for each requested item, as well as by proof of ownership of the required 2 per cent. in nominal amount of the Notes for the time being outstanding (as defined in the Trust Deed).

(iii)                          Right to submit resolution proposals

Noteholders who, individually or jointly with other Noteholders, hold Notes corresponding to at least 2 per cent. in nominal amount of the Notes for the time being outstanding (as defined in the Trust Deed), are entitled to request the insertion of resolution proposals on the items mentioned on or added to the agenda.

For such purpose, the Noteholders shall address a duly justified written application to the Chairman of the Meeting, together with any information accompanying such proposal and proof of ownership of the required 2 per cent. in nominal amount of the Notes for the time being outstanding (as defined in the Trust Deed), in the 5 days following the date of the publication of this Notice.

Quorum and Exercise of Voting Rights

The quorum required at the Meeting is one or more Noteholders present or being proxies or representatives and holding or representing in the aggregate more than 50 per cent. in nominal amount of the Notes for the time being outstanding (as defined in the Trust Deed).  In the event that such quorum is not obtained at the Meeting, the Meeting will be deemed adjourned for 18 March 2014, at 10:00 a.m. (Lisbon time), at the Company’s registered office, with the same agenda. At any adjourned Meeting one or more persons present being proxies or representatives (whatever the nominal amount of the outstanding Notes held or represented by them) shall form a quorum.

Every Noteholder shall have one vote in respect of each Note.

To be passed, the Extraordinary Resolution requires a majority consisting of not less than three-fourths of the votes cast in favour. If passed, the Extraordinary Resolution will be binding upon all the Noteholders, whether or not present at the Meeting and whether or not voting.

Representation of Noteholders

The Noteholders may arrange to be represented at the Meeting. A signed letter addressed to the Chairman of the Meeting (*) is sufficient as instrument of representation.

For such purpose, the Noteholders may use the form available as from the publication of this Notice at the Company’s registered office and on the website www.ir.telecom.pt.

Any Noteholder may appoint different representatives as to Notes held in different securities accounts.

The Noteholders’ letters of representation referred to in the foregoing paragraphs, as well as the letters of Noteholders who are corporations conveying the name of the person who represents them, shall be addressed to the Chairman of the Meeting (*) so that they are received no later than 11:59 p.m. (Lisbon time) on 21 February 2014.

Representatives of Noteholders are admitted to participate and vote only if: (i) the information mentioned in the preceding paragraphs has been received by the Chairman of the Meeting by 11:59 p.m. (Lisbon time) on 21 February 2014, (ii) the respective Declaration of Participation has been received by the Chairman of the Meeting by 11:59 p.m. (Lisbon time) on 21 February 2014, and (iii) the respective Declaration of the Financial Intermediary has been received by the Chairman of the Meeting by 11:59 p.m. (Lisbon time) on 24 February 2014.

Voting by correspondence

Noteholders may download the voting papers from the website www.ir.telecom.pt (such papers being available thereon as from the publication of this Notice), and send the same to the Company, addressed to the Chairman of the Meeting (*), duly completed and in a closed envelope, so that they are received, together with an envelope containing the declaration with a signature certified so as to confirm that the signing person has powers to bind the relevant company or, in the case of individuals, with a simple signature accompanied by a photocopy of the relevant identity card, no later than 5:00 p.m. (Lisbon time) on 21 February 2014.

The votes of Noteholders cast by correspondence are only considered if: (i) the information mentioned in the preceding paragraph has been received by the Chairman of the Meeting by 5:00 p.m. (Lisbon time) on 21 February 2014, (ii) the respective Declaration of Participation has been received by the Chairman of the Meeting by 11:59 p.m. (Lisbon time) on 21 February 2014, and (iii) the respective Declaration of the Financial Intermediary is received by the Chairman of the Meeting by 11:59 p.m. (Lisbon time) on 24 February 2014.

Voting by electronic means

Noteholders may also vote through the website www.ir.telecom.pt, in accordance with the requirements established thereon, provided that, no later than 5:00 p.m. (Lisbon time) on 14 February 2014, the Chairman of the Meeting (*) receives a communication, prepared in accordance with the form made available on that same website, with a certified signature so as to confirm that the signing person has powers to bind the relevant company or, in the case of individuals, with a simple signature accompanied by a photocopy of the relevant identity card. This communication shall include the mailing address to which the Noteholder intends that the password provided by the Company for this purpose is sent.

Such Noteholders may cast their votes between 12:00 a.m. (Lisbon time) on 24 February 2014 and 5:00 p.m. (Lisbon time) on 26 February 2014.

The votes of Noteholders cast by electronic means, as described above, will only be considered if: (i) the documentation required above in order to request the voting by electronic means has been received by the Chairman of the Meeting by 5:00 p.m. (Lisbon time) on 14 February 2014, (ii) the respective Declaration of Participation has been received by the Chairman of the Meeting by 11:59 p.m. (Lisbon time) on 21 February 2014, and (iii) the respective Declaration of the Financial Intermediary has been received by the Chairman of the Meeting by 11:59 p.m. (Lisbon time) on 24 February 2014.

Voting through the Tabulation Agent

The Tabulation Agent appointed by the Company for the Consent Solicitation has set up a website where Registered Holders may register and submit votes in favour of or against the Extraordinary Resolution or abstain from voting.

Registered Holders can vote via the electronic platform located at www.e-forms.lucid-is.com/portugaltelecom. Registered Holders will be required to register providing certain details to verify their identity and holding of Notes against the list of Registered Holders established by Interbolsa at 12:00 a.m. (Lisbon time) on the 24 February 2014.

Registered Holders providing instructions via the above electronic platform:

(i)

accept that the Chairman of the Meeting will act on their behalf for the exclusive purpose of casting votes on their behalf in favour of, or against, the Extraordinary Resolution at the Meeting and, by submitting their Consent Instructions, the Registered Holders acknowledge that the Chairman of the Meeting will act as their representatives as so described and accordingly approve such action;

(ii)	can instruct the Chairman of the Meeting to abstain from voting;

(iii)	are not required to complete any hard-copy paperwork; and

(iv)	(other than Professional Noteholders) must use the platform to submit votes in relation to their entire position and cannot send additional instructions by any other means.

Noteholders wishing to vote through the Tabulation Agent should contact the Tabulation Agent or the financial intermediaries with whom they have opened the individual securities accounts where their Notes are registered. Deadlines and procedures that should be followed for the voting through the Tabulation Agent are detailed in the Consent Solicitation Memorandum.

The votes cast through the Tabulation Agent are only considered if submitted by a person who is a Registered Holder on the Record Date (24 February 2014, at 12:00 a.m. (Lisbon time)).

Counting of votes

Votes cast either by correspondence, by electronic means or through the Tabulation Agent are considered at the time of the counting of votes, by adding the same to those cast in the course of the Meeting.

Notice of the result of the voting on any resolution duly considered by the Noteholders shall be published by the Company on its website www.ir.telecom.pt, as well as on the website of the CMVM www.cmvm.pt, within 14 days of such result being known PROVIDED THAT the non-publication of such notice shall not invalidate such result.

(*)	Chairman of the Meeting:

Mailing Address:	Avenida Fontes Pereira de Melo, nº 40-10º piso, 1069-300 Lisboa, Portugal

Telephone:	+ 351 800 207 369

Fax:	+ 351 215 001 890

E-mail:	assembleia-ptsgps@telecom.pt

Lisbon, 7 February 2014

The Chairman of the Meeting of Noteholders,

António Manuel da Rocha e Menezes Cordeiro

This Notice is given by Portugal Telecom, SGPS, S.A.

Noteholders should contact the following for further information:

SOLICITATION AGENTS

Barclays Bank PLC
5 The North Colonnade
Canary Wharf
London E14 4BB
United Kingdom

Email:	eu.lm@barclays.com
Telephone:	+44 (0)20 3134 8515
Attention:	Liability Management Group

BofA Merrill Lynch
Merrill Lynch International
2 King Edward Street
London EC1A 1HQ
United Kingdom

Email:	john.m.cavanagh@baml.com
Telephone:	+44 (0)20 7995 3715
Attention:	John Cavanagh

Email:	karl.bystedtwikblom@baml.com
Telephone:	+44 (0)20 7996 0867
Attention:	Karl Bystedt Wikblom

TABULATION AGENT

Lucid Issuer Services Limited
Leroy House
436 Essex Road
London
N1 3QP
United Kingdom

Email:	pt@lucid-is.com
Telephone:	+44 (0)20 7704 0880
Attention:	Yves Theis / Thomas Choquet

PRINCIPAL PAYING AGENT

Citibank, N.A.
13th Floor Citigroup Centre
Canada Square
London E14 5LB
United Kingdom

Email:	ppapayments@citi.com
Telephone:	+3531622 2210
Attention:	Principal Paying Agent

The Solicitation Agents, the Paying Agents and the Tabulation Agent are agents of the Issuer and owe no duty to any holder of the Notes.

Dated: 7 February 2014

FORM OF EXTRAORDINARY RESOLUTION

MEETING OF NOTEHOLDERS

PORTUGAL TELECOM, SGPS S.A.

3 March 2014

EXTRAORDINARY RESOLUTION

SOLE ITEM ON THE AGENDA:

(To approve an Extraordinary Resolution (the “Extraordinary Resolution”) in accordance with the provisions of the terms and conditions of the Notes (the “Conditions”) and the Trust Deed dated 17 December 1998 as supplemented on 19 September 2000, 20 December 2000, 4 February 2002, 29 April 2003, 7 November 2006, 23 April 2010 and 1 June 2012 and as further supplemented or amended from time to time (the “Trust Deed”), made between the Company, Portugal Telecom International Finance B.V., PT Comunicações, S.A. and Citicorp Trustee Company Limited (the “Trustee”), and the Interbolsa Instrument dated 1 June 2012 (the “Interbolsa Instrument”).

Whereas:

A.                                 As is publicly known, the Portugal Telecom Group currently has several debt securities outstanding, including the €400,000,000 6.25 per cent. Notes due 2016 issued by Portugal Telecom, SGPS, S.A. (“PT”) under its €7,500,000,000 Euro Medium Term Note Programme (hereinafter identified as the “Notes”). Portugal Telecom International Finance B.V. (“PTIF”) has also issued debt securities under the same €7,500,000,000 Euro Medium Term Note Programme, as well as the €750,000,000 4.125 per cent. Exchangeable Bonds due 2014, which are exchangeable for shares of PT.

B.                                 Following the memorandum of understanding signed on 1 October 2013, PT, Oi, S.A. (“Oi”) and other entities related to them wish to execute a combination of PT’s and Oi’s businesses (the “Business Combination”), combining them into a single entity incorporated under the laws of Brazil (“TmarPart”).

C.                                 As part of the Business Combination process, the parties wish to execute an increase of Oi’s share capital (“Capital Increase”), under which a part of the new shares to be issued will be subscribed through contribution in kind corresponding to PT’s shareholdings in the companies that hold its operating assets, with limited exceptions.

D.                                 In order to ensure proper conditions for the contribution in kind mentioned above, before the Capital Increase PT will implement a reorganisation of its assets, which, among other transactions, will determine that all shares representing PTIF’s share capital (currently directly held by PT) will be transferred to the direct holding of PT Portugal, SGPS, S.A. (“PT Portugal”). In turn, the shares representing PT Portugal’s share capital will correspond to the contribution in kind to be made within the Capital Increase.

E.                                  Thus, and as a consequence of the Capital Increase, PT Portugal and PTIF (currently subsidiaries of the PT Group) will become subsidiary companies of the Oi group.

F.                                   Additionally, as part of the Business Combination, PT is expected to be incorporated through merger into TmarPart, with the extinction of the former.

G.                                  Given that after the Capital Increase has been implemented (i) the assets corresponding to PT’s business will be integrated in the Oi group, (ii) PT will cease to exist as an entity, and (iii) all securities currently representing PT’s debt will have the same guarantee from Oi; PT and PTIF (the issuers of the securities representing PT Group’s debt securities mentioned above — the “Issuers”) request that the holders of those securities consent to the requested waivers and amendments in respect of such securities, so that PT group is able to execute the Capital Increase and the Business Combination without creating potential events of default and/or events of default under those debt securities.

The Extraordinary Resolution set out below is not conditional upon the passing of any other extraordinary resolution by the holders of any other securities of the Issuer or any other company in the PT group.

It is proposed that the holders (the “Noteholders”) of the €400,000,000 6.25 per cent. Notes due 2016 issued by Portugal Telecom, SGPS, S.A. (the “Issuer”) under its €7,500,000,000 Euro Medium Term Note Programme (hereinafter referred to as the “Notes”) resolve:1.

1.                                   To approve and assent to the modification of the terms and conditions of the Notes (as set out in the Trust Deed, and completed by the Final Terms dated 13 July 2012) by (i) the substitution, in place of the Issuer, of PT Portugal SGPS, S.A., as issuer and principal obligor; (ii) the addition of an unconditional and irrevocable guarantee from Oi S.A., which is set out in the Supplemental Trust Deed (as defined below); (iii) the waiver of any and all of the Events of Default and Potential Events of Default (as such terms are defined in the Trust Deed) that may be triggered by the Capital Increase and/or the Business Combination described in the Consent Solicitation Memorandum (as defined below) or any transaction executed as part of, or pursuant to, the Capital Increase and/or the Business Combination; and (iv) the making of certain amendments consequential to, and in addition to, the modifications referred to in (i) to (iii) above (such modification, release, discharge, addition, amendments, substitution and waiver (together the “Proposals”) set out in the supplemental trust deed supplementing the Trust Deed (the “Supplemental Trust Deed”), the new Interbolsa instrument (the “New Interbolsa Instrument”) and the supplemental agency agreement supplementing the agency agreement dated 17 December 1998 as supplemented or amended from time to time (the “Supplemental Agency Agreement”) in or substantially in the form of the drafts made available for inspection at the specified offices of the Tabulation Agent and at the Company’s registered office on and from 7 February 2014); and (v) the implementation of the Proposals on, and subject to, the conditions set out in the consent solicitation memorandum dated 7 February 2014 from the Issuer addressed to the Noteholders (the “Consent Solicitation Memorandum”);

2.                                   To agree that the waiver referred to in paragraph 1(iii) above shall be effective from the date of the approval of this Extraordinary Resolution, provided that the Supplemental Trust Deed is executed prior to the completion of the Capital Increase. If the Supplemental Trust Deed is not executed prior to the completion of the Capital Increase, such waiver will be rescinded and will be deemed never to have been given;

3.                                   To authorise, direct, request and empower the Trustee (i) to concur in and to execute the Supplemental Trust Deed, the New Interbolsa Instrument and the Supplemental Agency Agreement and (ii) to concur in, and to execute and do, all such other deeds, instruments, acts and things as may be necessary or appropriate to carry out and give effect to this Extraordinary Resolution and the implementation of the Proposals;

4.                                   To discharge and exonerate the Trustee from all liability for which it may have become or may become responsible under the Trust Deed, the Interbolsa Instrument or the Notes in respect of any act or omission in connection with the implementation of the Proposals or this Extraordinary Resolution;

5.                                   To sanction and assent to every abrogation, amendment, modification, compromise or arrangement in respect of the rights of the Noteholders against the Issuer or any other person whether such rights shall arise under the Trust Deed, the Interbolsa Instrument or otherwise involved in or resulting from or to be effected by, the Proposals and their implementation;

6.                                   To acknowledges that the Issuer may choose not to implement the Proposals and not to execute the Supplemental Trust Deed, the New Interbolsa Instrument or the Supplemental Agency Agreement notwithstanding the fact that this Extraordinary Resolution is passed; and

7.                                   To acknowledge that capitalised terms used but not otherwise defined in this Extraordinary Resolution have the meanings given to them in the Consent Solicitation Memorandum.

The Extraordinary Resolution set out above is not conditional upon the passing of any other extraordinary resolution by the holders of any other securities of PT or PTIF.

Rationale for the Proposals

PT is seeking the consent of Noteholders to the Proposals in order to successfully reorganise its outstanding bond debt ahead of the Business Combination and waive any and all of the Events of Default and Potential Events of Default that may be triggered by the Capital Increase and/or the Business Combination or any transaction executed as part of, or pursuant to, the Capital Increase and/or the Business Combination.

Early Consent Fee and Late Consent Fee

Subject to satisfaction of the Payment Conditions, Noteholders who either deliver or procure delivery of a valid Consent Instruction in favour of the Extraordinary Resolution (which is not validly revoked) will be eligible to receive either the Early Consent Fee or the Late Consent Fee, as follows:

(i)

if such Consent Instruction is received by the Tabulation Agent or the Chairman of the Meeting by the Early Voting Deadline, the relevant Noteholder will be eligible to receive the Early Consent Fee of 0.40 per cent. of the aggregate principal amount of Notes which are the subject of such Consent Instruction; or

(ii)

if such Consent Instruction is received by the Tabulation Agent or the Chairman of the Meeting after the Early Voting Deadline but prior to the Expiration Deadline, the relevant Noteholder will be eligible to receive the Late Consent Fee of 0.15 per cent. of the aggregate principal amount of Notes which are the subject of such Consent Instruction.

Early Consent Fee

An Early Consent Fee of 0.40 per cent. of the aggregate principal amount of Notes which are the subject of a Consent Instruction in favour of the Extraordinary Resolution will be paid in two instalments, on the First Payment Date and the Final Payment Date, respectively, if the relevant Payment Conditions are satisfied, as follows:

(a)                                 0.15 per cent. of the aggregate principal amount of Notes which are the subject of a Consent Instruction in favour of the Extraordinary Resolution will be payable on the First Payment Date, if the First Payment Condition is satisfied; and

(b)                                 0.25 per cent. of the aggregate principal amount of Notes which are the subject of a Consent Instruction in favour of the Extraordinary Resolution will be payable on the Final Payment Date, if the Final Payment Conditions are satisfied.

Late Consent Fee

A Late Consent Fee of 0.15 per cent. of the aggregate principal amount of Notes which are the subject of a Consent Instruction in favour of the Extraordinary Resolution (which is not validly revoked) will be payable in one instalment on the Final Payment Date, if the Final Payment Conditions are satisfied.

Final Payment Conditions

The payment of the second instalment of the Early Consent Fee or the payment of the Late Consent Fee, as applicable, is subject to: (a) satisfaction of the First Payment Condition; (b) the execution and delivery of the Supplemental Trust Deed and the New Interbolsa Instrument; and (c) completion of the Capital Increase.

First Payment Condition	The payment of the first instalment of the Early Consent Fee is subject to the approval of the Extraordinary Resolution by the Noteholders.

THE EARLY VOTING DEADLINE IS 5:00 P.M. (LISBON TIME) ON 21 FEBRUARY 2014 AND THE EXPIRATION DEADLINE IS 5:00 P.M. (LISBON TIME) ON 26 FEBRUARY 2014, IN EACH CASE UNLESS EXTENDED OR AMENDED AT THE SOLE DISCRETION OF THE ISSUER.

Noteholders should be aware that, in order to be eligible to receive the Early Consent Fee, their Consent Instructions must be submitted through means that allow the Tabulation Agent or the Chairman of the Meeting to receive their Consent Instructions by the Early Voting Deadline, which are either: (i) voting through the Tabulation Agent; or (ii) voting by correspondence.

Noteholders are advised to check with any broker, dealer, bank, custodian, trust company or other trustee through which they hold Notes whether such broker, dealer, bank, custodian, trust company or other trustee would require receiving any notice or instructions prior to the deadlines set out above.

The Meeting in respect of the Notes will start at 10:00 a.m. (Lisbon time) on 3 March 2014 at PT’s registered office, at Avenida Fontes Pereira de Melo, 40, Lisbon, Portugal.

Proposals and Oi’s Guarantee

The Proposals essentially include: (i) the substitution, in place of PT, of PT Portugal as issuer and principal obligor; (ii) the addition of an unconditional and irrevocable guarantee from Oi; and (iii) the waiver of any and all of the Events of Default and Potential Events of Default (as such terms are defined in the Programme Trust Deed) that may be triggered by the Capital Increase and/or the Business Combination or any transaction executed as part of, or pursuant to, the Capital Increase and/or the Business Combination.

The Proposals also contain certain other amendments to the Trust Deed and the Conditions which are set out in full in the Supplemental Trust Deed and the New Interbolsa Instrument, copies of which may be requested from the Tabulation Agent and which are also available for inspection at the office of the Tabulation Agent at the address stated on the back page of the Consent Solicitation Memorandum.

The guarantee of the Notes by Oi is set out in the Supplemental Trust Deed. The execution of the Supplemental Trust Deed and the New Interbolsa Instrument will take place after the Extraordinary Resolution has been passed, although the terms of the Supplemental Trust Deed and the New Interbolsa Instrument remain conditional on, and will not take effect unless and until, the completion of the Capital Increase.

The obligations of Oi under the Notes will rank pari passu with Oi’s obligations to its creditors once the Business Combination is completed without any further steps being taken.

The Notes are not “obrigações” issued under Portuguese law. The Consent Solicitation is governed by, and shall be construed in accordance with English law, save that the Interbolsa procedures for the service of rights attached to the Notes is governed by, and shall be construed in accordance with Portuguese law.

Lisbon, 7 February 2014

The Board of Directors,

ISSUERS

Portugal Telecom, SGPS, S.A. Av. Fontes Pereira de Melo, no. 40 1069-300 Lisboa Portugal	Portugal Telecom International Finance B.V. Herikerbergweg 238 1101 CM Amsterdam Zuidoost The Netherlands

Requests for information in relation to the Consent Solicitation should be directed to:

SOLICITATION AGENTS

Barclays Bank PLC 5 The North Colonnade Canary Wharf London E14 4BB United Kingdom	BofA Merrill Lynch Merrill Lynch International 2 King Edward Street London EC1A 1HQ United Kingdom

Email: eu.lm@barclays.com Telephone: +44 (0)20 3134 8515 Attention: Liability Management Group	Email: john.m.cavanagh@baml.com Telephone: +44 (0)20 7995 3715 Attention: John Cavanagh

Email: karl.bystedtwikblom@baml.com Telephone: +44 (0)20 7996 0867 Attention: Karl Bystedt Wikblom

Requests for copies of the Consent Solicitation Memorandum and information in relation to the procedures for submission of a Consent Instruction should be directed to:

TABULATION AGENT

Lucid Issuer Services Limited

Leroy House

436 Essex Road

London N1 3QP

United Kingdom

Email: pt@lucid-is.com

Telephone: +44 (0)20 7704 0880

Attention: Yves Theis / Thomas Choquet